AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2006
                              REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (Amendment No. ____)

                                POWERLINX, INC.
                 (Name of small business issuer in its charter)

        Nevada                           3651                     50-0006815
  (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                         1700 66th St. North, Suite 300
                            St. Petersburg, FL 33710
                                 (727) 866-7440
          (Address and telephone number of principal executive offices)

                         1700 66th St. North, Suite 300
                            St. Petersburg, FL 33710
                                 (727) 866-7440
               (Address of principal place of business or intended
                          principal place of business)

                   Michael Tomlinson, Chief Executive Officer
                         1700 66th St. North, Suite 300
                            St. Petersburg, FL 33710
                                 (727) 866-7440
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Darrin Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)

                         CALCULATION OF REGISTRATION FEE
========================================== ===================== ====================== ===================== =====================
                                                                   Proposed Maximum       Proposed Maximum
    Title of each class of securities          Amount to be       Offering Price Per     Aggregate Offering        Amount of
            to be registered                  Registered (1)         Security (2)              Price            Registration Fee
------------------------------------------ --------------------- ---------------------- --------------------- ---------------------
Common Stock, $.001 par value per share       1,710,540 (3)         $     1.65           $    2,882,391        $     308.42

Common Stock, $.001 par value per share         889,460 (4)         $    2.375           $    2,112,468        $     226.03

Common Stock, $.001 par value per share         819,346 (5)         $     1.65           $    1,351,920        $     144.66

Common Stock, $.001 par value per share           7,581 (6)         $     1.65           $       12,510        $       1.34
------------------------------------------ --------------------- ---------------------- --------------------- ---------------------
Total                                         3,426,927                                  $    6,359,289        $     680.45
========================================== ===================== ====================== ===================== =====================

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants; as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices as reported on the Over The Counter Bulletin Board on June 13, 2006, which was $1.65 per share.

(3) Represents shares issuable upon conversion of secured convertible debentures. In accordance with the terms of the callable secured convertible note, the number of shares included herein was determined assuming: (i) conversion of the entire $4,473,933 principal amount under the secured convertible debentures plus accrued interest at the annual rate of 10% until maturity, or two years from the date of issuance, and (ii) a conversion price of $1.235, representing 65% of the average of the ten day volume weighted average trading prices for the common stock during the ten trading day period immediately prior to March 7, 2006, taking into effect the 1-50 reverse stock split of the Company's common stock that occurred on March 22, 2006. Pursuant to the registration rights agreement requirements, the resulting number of shares was multiplied by a factor of 1.25. The total amount of shares issuable represents 37.77% of the number of shares that the Company is required to register pursuant to the aforementioned private offering.

(4) Represents shares issuable of common stock underlying warrants exercisable at the price of $2.375. Pursuant to the registration rights agreement, the resulting number of shares was multiplied by a factor of 1.25. The total amount of shares issuable represents 37.77% of the number of shares that the Company is required to register pursuant to the aforementioned private offering.

(5) Represents shares of common stock issued in connection with the private equity offerings conducted in April of 2005 at a price per share of $3.15 and in December of 2005 at a price per share of $1.125.

(6) Represents shares of common stock issued in connection with the Settlement Agreement and Mutual Release entered into by and between Tyman Group, LLC and the Company at a price per share of $2.00.


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

       PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JUNE 20, 2006

                                 POWERLINX, Inc.
                               3,426,927 Shares of
                                  Common Stock


This prospectus relates to the public offering of up to 3,426,927 shares of our common stock, par value $.001 per share, which may be sold from time to time by the selling stockholders of PowerLinx, Inc. named in this prospectus. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

The total number of shares sold herewith consists of the following shares to be issued to the selling stockholders: (i) up to 1,710,540 shares issuable upon conversion of convertible debentures, (ii) 889,460 shares issuable upon the exercise of warrants, and (iii) 826,957 shares already issued. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise, if any, of warrants to purchase 889,460 shares of common stock. All costs associated with this registration will be borne by us.

Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol ("PWNX.OB"). The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 9, 2006, was $1.65.

          The Securities offered hereby involve a high degree of risk.
                     See "Risk Factors" beginning on page 3.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is June 20, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 POWERLINX, INC.

                                TABLE OF CONTENTS

                                                                        Page
                                                                       -------

Prospectus Summary....................................................... 1
Risk Factors............................................................. 5
Forward-Looking Statements............................................... 9
Use of Proceeds.......................................................... 9
Selling Stockholders.....................................................10
Plan of Distribution.....................................................17
Market for Common Equity and Related Stockholder Matters.................18
Description of Business..................................................19
Management's Discussion and Analysis or Plan of Operation................20
Description of Property..................................................44
Legal Proceedings........................................................44
Management...............................................................46
Executive Compensation...................................................49
Certain Relationships and Related Transactions...........................51
Security Ownership of Certain Beneficial Owners and Management...........51
Description of Securities................................................53
Indemnification for Securities Act Liabilities...........................54
Legal Matters............................................................55
Experts..................................................................55
Changes in Accountants...................................................55
Additional Information...................................................55
Consolidated Financial Statements........................................F-1



You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "PowerLinx", "Company", "we," "us," or "our" refer to PowerLinx, Inc.

General

     PowerLinx, Inc. develops, manufactures, and markets, among other devices, products and applications developed to transmit voice, video, audio and data either individually or any and all combinations over power lines, twisted pair wires and coax in AC and DC power environments, on any and all power grids. We also develop, manufacture and market underwater video cameras, lights and accessories for the marine, commercial and consumer retail markets.

     We are a leader in the field of power line communications products (PLC). Our analog and digital power line technology is at the core of its value proposition. These two transmission technology schemes allow us to take full advantage of a number of exciting and continually expanding market segments.
These  market   segments   currently   consist  of  vehicle   viewing   systems;
entertainment, networking and security products. With our expertise in analog and digital systems, we have combined our technology with our extensive sourcing expertise to provide the price competitive, quality products to the market. Our products provide the reliability, cost and ease of installation that the customers want in these market segments. This focus of reliability, cost and ease of installation provides us with a competitive advantage over its competitors.

Our business consists of the following four product segments:

o    Security Products
     o    Professional
     o    Consumer
o    DC Transportation Products
o    Marine Products
o    Audio Product Segment

     The Security Products Segment develops, manufactures, markets and sells proprietary video security network devices and consumer electronic products that utilize patented technologies, licensed and owned by the Company, to retailers, commercial businesses, dealers, distributors, and original equipment manufacturers, throughout North America. The DC Transportation Products Segment develops, manufactures, markets, and sells power line rear and side vision systems for all classes and types of vehicles in the transportation industry to fleets, dealers, distributors and original equipment manufacturers throughout North America. Our Marine Products Segment develops, manufactures, markets and sells underwater video cameras, lighting and accessories principally to dealers and distributors in recreational/professional marine and fishing markets worldwide. Our Hotel/Multiple Dwelling Unit Products Segment provides power line and wireless high speed internet access and telecommunications services to primarily hotels.

     The Transportation Products Division develops, manufactures, markets and sells vehicular vision systems that enhance driver awareness. These systems are distributed and sold under the trademark Zone Defense" Rearview applications of video cameras are not new in the trucking industry; it is a proven fact that the use of video cameras to fill in "blind spots" to the sides and rear of trucks will reduce the risk of damage. In the waste hauling industry, where rear vision camera systems have been used for more than a decade, insurance data shows a significant reduction in backup accidents. Until now, rear cameras have been very limited in the split frame vehicles. This is because, traditional video solutions require dedicated cables routed between the camera and the cab.

     The Marine Products Segment develops, manufactures, markets and sells underwater video cameras, lighting, and accessories used in both recreational and professional capacities. The original SeaView(TM) underwater camera

(designated "Offshore Series") was introduced into the national marketplace in 1998. The flagship product was quickly followed by smaller and lighter variations ("Mini SeaView," "SuperMini") and is produced in both standard black-and-white and optional color versions throughout the model range. Complete ready-to-go systems also include a proprietary viewing hood, a TV monitor, proprietary brackets, a kit of connectors, adapters, and power supply components, and a carrying case. SeaView(TM) cameras differ from other underwater video devices due to the patented design. In 2001, PowerLinx introduced new technology under the brand name "SeaMaster(TM)," which extends the advantages of infrared to a dual-mode video chipset, capable of seamless color-to-black-and-white performance within a single camera housing. The new technology also incorporates a built-in zoom function, and offers superior low-light and low-noise response. The SeaMaster(TM) product family is positioned as a premium line and priced above the original marine product family. PowerLinx also offers the "SeaLite(TM)," a high-output DC-powered lighting device for attracting baitfish, night fishing, and general underwater illumination. PowerLinx owns four design patents which protect the product line and own federal trademarks on the Seaview(TM), Sealite(TM), and SeaMaster(TM) brand names.

     Through the PowerLinx Audio Products Division, we have developed, and will manufacture, market and sell and or license proprietary technology and products in the audio accessories segment of the home entertainment market. The Audio Product group was formed in the fall of 2003 as a result of discussions with a major manufacturer of home entertainment systems. Upon understanding PowerLinx technical capability to transmit audio over the existing electrical lines in a home or small office, this manufacturer indicated a strong an interest in licensing the technology. The manufacturer stated that approximately 75% or the rear speakers in a surround sound system are either never installed by the end user and are installed in the front of the room near the audio source. The manufacturers stated reason for this is the difficulty of installing the dedicated cabling to the rear speakers.

     In addition to the surround sound application the manufacturer also expressed interest in being able to market a product that allows the end user to install remote speakers in any room in the home without installing dedicated cabling. PowerLinx audio technology enables both of these applications. The technology can be built into a surround sound system. The end user would simply plug the PowerLinx receiver module into a standard electrical outlet on the rear wall of the room and plug the speakers into the receiver. A PowerLinx audio transmitter can be used to transmit the audio from almost any audio device, over the existing electrical wiring in the home, to receiver units and speakers in up to 6 rooms. The PowerLinx audio works with home entertainment systems, receivers, amplifiers, iPods, MP3 players and home computers.

     For the fiscal year ended December 31, 2005, we generated $1,271,046 in revenue from the three product segments. We incurred $5,601,918 in total operating expenses, and we incurred a net loss of $5,848,754 for the year ended December 31, 2005. For the fiscal year ended December 31, 2004, we generated $1,010,520 in revenue from the three product segments, we incurred $5,343,100 in total operating expenses, and we incurred a net loss of $5,151,079. As of December 31, 2005, we had a net working capital deficiency of $559,748 and an accumulated deficit of $25,793,465.

Recent Developments

     On March 16, 2006, we entered into a Securities Purchase Agreement (the "Purchase Agreement"), with several accredited investors (collectively the "Purchasers"), under which the Company agreed to issue and sell to the Purchasers in a private placement $4,473,933 in aggregate principal amount of convertible debentures ("Debentures"), including $1,373,933 of existing debt being converted into the Debentures, and warrants to purchase common stock (the "Warrants") for an aggregate of up to $3,100,000 (the "Proceeds"). All the closing conditions have been satisfied on March 23, 2006. On March 23, 2006 the Company received a portion of the Proceeds in the amount of $2,563,572 net of $136,428, which was paid from the Proceeds as payment for commissions, expenses and $87,428 as repayment of certain creditors pursuant to the Purchase Agreement. Furthermore, on March 27, 2006, the Company received $250,000 and on March 29, 2006 the Company received a final disbursement of the Proceeds in the amount of $150,000, for a total aggregate amount of the Proceeds of $3,100,000 disbursed to the Company. The Company intends to pay a portion of the Proceeds to Sofaer Capital UK, Ltd. as a broker's fee with respect to the sale of the Debentures and Warrants to the Purchasers, and to use the net available proceeds for general corporate and working capital purposes.

     The Debentures are due March 22, 2008, and are subject to the interest rate of 8%, if paid in cash, 10% if paid in stock. The principal amount due may be converted into shares of common stock at any time by any of the holders at the conversion price of $1.235

     The Company has agreed to liquidated damages and other damages for failure to effect the conversion or deliver the certificates. The conversion price will be subject to adjustment for subdivision or combination of the common stock at any time after March 22, 2006 as defined in the Purchase Agreement.

     The Warrants may be exercised for an aggregate of up to 1,883,762 shares of common stock until March 22, 2011, at a price per share equal to $2.375 (the "Exercise Price"). The exercise price will be subject to adjustment for events and transactions as stated in the Warrant and the Debenture.

     The Company agreed to sell the Debentures and issue the common stock issuable on conversion and exercise of the Debentures and Warrants, in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act on a private placement basis, to domestic and foreign institutional, accredited investors.

     The Common Stock underlying the Debentures and the Warrants will be registered by the Company for re-offer and re-sale by the investors. The Company is committed to file the registration statement within 90 days of closing and have it declared effective within 135 days of closing (subject to additional time in certain limited circumstances), and if those time periods are not met, the Company will pay a liquidated damages amount of one percent of the amount invested for each day until the filing of the registration statement, and pay a liquidated damages amount of one percent of the amount invested for each 30-day period (pro rated) until the effectiveness of the registration statement (collectively the "Payments"). In the event the Company fails to make any such Payments in a timely manner, such Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

     As security for the payment and performance of the Obligations, as defined in the Security Agreement, and the payment for the Debentures, pursuant to the Security Agreement, the Patent and Trademark Security Agreement, the Copyright Security Agreement and the Collateral Agency Agreement, the Company granted to Secured Party as collateral agent, for itself and for the ratable benefit of Purchasers, a security interest in all of Company's right, title and interest in all the Company's property, including but not limited to, equipment, assets, inventory, patents, trademarks and copyrights.

On June 7, 2006, PowerLinx, Inc. (the "Company") announced that the civil action initiated against the Company (the "Action") by Satius, Inc. ("Satius"), on August 17, 2005, in which Satius alleged various claims under a former license agreement (the "Agreement"), entered into on December 18, 2002, by and between Satius and the Company and subsequently terminated by Satius on July 10, 2004, has been dismissed in the Court of Common Pleas of Montgomery County, Pennsylvania. On June 9, 2006, the Company was notified by its counsel that Satius Inc., has appealed the dismissal.

     The Action against the Company by Satius and the termination of the Agreement were previously reported by the Company in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 26, 2005 and October 26, 2004, respectively.

     Our principal executive offices are located at 1700 66th St. North, Suite 300, St. Petersburg, FL 33710. Our telephone number is (727) 866-7440. Our website is located at www.power-linx.com.


                                  The Offering

Common stock outstanding before the offering...................... 4,781,744 shares.
Common stock offered by selling stockholders...................... Up to 3,426,927 shares. The  maximum number of shares to be issued to the
                                                                   selling   stockholders,    2,600,000
                                                                   represents  54.37%  of  our  current
                                                                   outstanding stock.





Common stock to be outstanding after the offering................. Up to 7,381,744 shares.
Use of proceeds................................................... We  will  not  receive  any proceeds from the sale of  the  common stock.
                                                                   See "Use of Proceeds" for a complete
                                                                   description.

Risk                                                               Factors  The  purchase of our common
                                                                   stock involves a high degree of risk.
                                                                   You  should  carefully  review   and
                                                                   consider "Risk Factors" beginning on
                                                                   page 3.

Over-The-Counter Bulletin Board Symbol ..........................  PWNX.OB
Forward-Looking Statements.......................................  This   prospectus  contains  forward-
                                                                   looking  statements   that   address,
                                                                   among other  things, our strategy  to
                                                                   develop   our   business,   projected
                                                                   capital  expenditures, liquidity, and
                                                                   our development of additional revenue
                                                                   sources.    The    forward -  looking
                                                                   statements are  based  on our current
                                                                   expectations and are subject to risks,
                                                                   uncertainties  and  assumptions.   We
                                                                   base these forward-looking statements
                                                                   on  information  currently  available
                                                                   to us, and we  assume  no  obligation
                                                                   to  update  them. Our  actual results
                                                                   may   differ   materially  from   the
                                                                   results anticipated in these forward-
                                                                   looking  statements,  due  to various
                                                                   factors.


The above information regarding common stock to be outstanding after the offering is based on 4,781,744 shares of common stock outstanding as of June 13, 2006 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholders.

                                  RISK FACTORS

     Our business involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.


Risks Related to Our Business
-----------------------------

WE HAVE HAD LOSSES SINCE OUR INCEPTION. WE EXPECT LOSSES TO CONTINUE IN THE FUTURE AND THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

     The Company has incurred net losses of $5,848,754 and $5,151,079 during the years ended December 31, 2005 and 2004, respectively. In addition, during those same years, the Company has used cash of $3,001,236 and $4,244,961 in its operating activities and has a net working capital deficiency of $559,748 at December 31, 2005. We expect to continue to incur significant operating expenses as we maintain our current line of power-line products and continue research and development toward new advance power-line technologies. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. If such financing is available, of which there can be no assurance, you may experience significant additional dilution.

WE CHANGED THE FOCUS OF OUR BUSINESS FROM MARINE PRODUCTS TO POWERLINE COMMUNICATION (PLC) PRODUCTS, WHICH WE MAY NOT BE SUCCESSFUL IN AND OUR EARNINGS MAY DECREASE.

     During the fiscal year ending December 31, 2004, we changed the focus of our business from marine products to Power line Communication (PLC). We have limited capital to undertake the change, must shift the focus of our expenditures and may incur inventory write-offs. As a result, if we are unable to be successful in this new business, our earnings may decrease.

OUR FAILURE TO RESPOND TO RAPID CHANGE IN THE MARKET FOR INDUCTION RADIO FREQUENCY SYSTEMS COULD CAUSE US TO LOSE REVENUE AND HARM OUR COMPETITIVE POSITION.

     Our future success will depend significantly on our ability to develop and market new products that keep pace with technological developments and evolving industry standards for technology that enables video transmission over AC and DC electrical conductors. Our delay or failure to develop or acquire technological improvements, adapt our products to technological changes or provide technology that appeals to our customers may cause us to lose customers and may prevent us from generating revenue which could ultimately cause us to cease operations.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED.

     We believe that our available short-term assets, investment income and recently obtained funding will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2006. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of our technology and products.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY.

     As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section: -- how and when we introduce new products and services and enhance our existing products and services;

-- our ability to attract and retain new customers and satisfy our customers' demands;

-- the timing and success of our brand-building and marketing campaigns;

-- our ability to establish and maintain strategic relationships;

-- our ability to attract, train and retain key personnel;

-- the emergence and success of new and existing competition;

-- varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, domestically and internationally, including the hiring of new employees;

-- changes in the mix of products and services that we sell to our customers;

-- costs and effects related to the acquisition of businesses or technology and related integration; and

-- costs of litigation and intellectual property protection.

     In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

     For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

     In their report dated March 17, 2006, our independent auditors stated that the accompanying financial statements were prepared assuming that the Company will continue as a going concern. However, we have incurred operating losses, including discontinued operations, of $5,848,754, and $5,151,079 during the year ended December 31, 2005 and 2004, respectively. In addition, during that period, we have used cash of $3,001,236 and $4,244,961 in our operating activities. Subsequent to December 31, 2005, we did secure $3,100,000 of additional financing and converted $1,373,933 of otherwise short term obligations to long term debt. While the proceeds of this financing will significantly our liquidity difficulties, the ability of us to sustain our operations for a reasonable period without further financing cannot be assured.

     We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern uncertainty modification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

LOSS OF MICHAEL TOMLINSON, OUR CHIEF EXECUTIVE OFFICER, COULD IMPAIR OUR ABILITY TO OPERATE.

     If we lose our key employee, Michael Tomlinson, or are unable to attract or retain qualified personnel, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified management personnel.

We are highly dependent on our management, in particular, Michael Tomlinson, our Chief Executive Officer, who is critical to the development of our technologies and business. Mr. Tomlinson's employment agreement expires in September of 2008 and we are currently in negotiations with him to extend his agreement. If Mr. Tomlinson is terminated without cause prior to the expiration of his employment agreement, he will receive the remaining months of his current contract as a termination payment. There can be no assurance that we will be successful in these negotiations. The loss of his services could have a material adverse effect on our operations. If we were to lose this individual, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies. We do not have key man life insurance in place for any person working for us.

WE HAVE A FEW PROPRIETARY RIGHTS, THE LACK OF WHICH MAY MAKE IT EASIER FOR OUR COMPETITORS TO COMPETE AGAINST US.

     We attempt to protect our limited proprietary property through copyright, trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies. Any inability to adequately protect our proprietary technology could harm our ability to compete.

     Our future success and ability to compete depends in part upon our proprietary technology and our trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

WE ARE BEING INVESTIGATED BY THE SECURITIES & EXCHANGE COMMISSION

     The Securities and Exchange Commission's Division of Enforcement began an investigation in January 2001 relating to the Company's financial results and common stock performance during 2000. As a result Richard McBride, former chairman, president and chief executive officer, resigned from all positions with the Company. Further, all executives involved with the allegations were replaced during 2001 and Mr. McBride passed away in October 2001. The Company has cooperated fully with the SEC, which included the testimony of former employees, Col. Larry Hoffman (retired), and Christy Mutlu. George Bernardich and current officers and employees Douglas Bauer, CFO, and J. R. Cox, former director, have also testified before the SEC.

     On February 12, 2004, the SEC's Staff advised the Company, through its counsel, that they intend to recommend that the SEC bring a civil injunctive action against the Company and certain of its current and former officers and/or directors. As it relates to the Company, the Staff alleges that:

     The Company violated Section 17(a) of the Securities Act of 1933 ("Securities Act") and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 10b-5, 13a-1, 13a-11, 13a-13, and 12b-20 thereunder, and is liable for civil penalties pursuant to Section 20(d) of the Securities Act and Section 21(d)(3)(A) of the Exchange Act. The SEC's Staff, in accordance with Rule 5(c) of the Commission's Rules of Informal and Other Procedures, 17 C.F.R. ss.202.5(c), afforded the Company the opportunity to make a "Wells Submission" regarding the Staff's intended recommendations. The Company retained its counsel to prepare such a Wells Submission on behalf of the Company, its officers, and employees, as it believed that there were meritorious factual, legal and policy reasons why the Staff's recommendation should not be followed by the Commission. The "Wells Submission" documents were prepared and submitted to the Staff near the end of March of 2004.

     In June of 2004, counsel notified the Company that as a result of the Wells Submission, the staff may modify its recommendations to the Commission; however, the Company had no specific details as to what those modifications would be or whether they would be accepted by the commission. The Company, twice, in August and November of 2004, sent updated financial information to the Staff, at their request, but received no further correspondence regarding a proposed recommendation.

     If the Staff's original recommendation is accepted by the Commission and a civil injunctive action were to be subsequently filed against the Company, no decision has been made at this time as to whether the Company would vigorously defend that matter, or would seek to reach a negotiated settlement. The Staff has informally advised counsel of their belief that if they were successful in litigating this matter, a civil penalty in excess of $100,000 could be imposed against the Company. However, counsel believes that there are numerous mitigating factors which could cause this amount to be reduced, even if the Company's efforts to defend the suit were unsuccessful. Therefore it is impossible at this time to estimate the likelihood of an unfavorable outcome, or to estimate the amount of any such loss from this matter.

     Before any final determination was made with regard to the aforementioned investigation, the Staff notified the Company that it wanted to review additional documentation. This request pertained to a purchase contract the Company entered with Universal General Corporation, LLC (UGC), on September 17, 2004 and the subsequent shipment of products to UGC on November 15, 2004. The Company has, through its counsel, fully cooperated with this additional request, and has provided the documents and financial information sought. In addition, certain current and former officers and employees have provided testimony and/or interviews to the Staff with regard to UGC. The Company has been advised by the Staff that the investigations of both items are complete, and the Company anticipates that the Commission will render a decision in this matter in the relatively near future.

Risks relating to our current financing agreement:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES DUE MAY 22, 2008, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     As of June 13, 2006, we had 4,779,744 shares of common stock issued and outstanding, and outstanding options and warrants to purchase an additional 300,104 shares of common stock. In the offering pursuant to this registration statement, the selling stockholders may sell up to 5,433,929 shares of common stock and 2,354,703 shares of common stock underlying warrants.

Risks related to our common stock:

OUR HISTORIC STOCK PRICE HAS BEEN VOLATILE AND THE FUTURE MARKET PRICE FOR OUR COMMON STOCK MAY CONTINUE TO BE VOLATILE. FURTHER, THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK FOR A POSITIVE RETURN ON YOUR INVESTMENT.

     The public market for our common stock has historically been very volatile. Since we changed the focus of our business from marine products to power line communication (plc) products on December 31, 2001 and through the fiscal year ended December 31, 2005, the market price for our common stock has ranged from $1.35 to $0.03. Any future market price for our shares may continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that often are unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock for a positive return on your investment.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE HAVE NOT PAID CASH DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY CASH DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR STOCK.

     We have never paid cash dividends on our stock and do not anticipate paying cash dividends on our stock in the foreseeable future. The payment of cash dividends on our stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay cash dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. We will, however, receive proceeds from the exercise, if any, of warrants to purchase 2,354,703 shares of common stock.

                           FORWARD-LOOKING STATEMENTS

     Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise, if any, of the warrants owned by the selling stockholders.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise, if any, of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person or entity who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person or entity, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person or entity will own after the offering, assuming they sell all of the shares offered. The Group A selling stockholders have the right to convert the debentures issued to them into common stock of the Company, which is being registered pursuant to this registration statement, at the conversion price of $1.235 pursuant to the Securities Purchase Agreement entered into on March 29, 2006. But for Myles J. Gould, a current director, and Roger Gould, brother of Myles J. Gould, none of the selling stockholders have held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.



                                             Number of Shares
                                            Issuable Assuming       Percent                         Shares Beneficially Owned
                                            Full Conversion of     Ownership      Number of Shares    After the Offering (i)
                                           Debentures/Exercise    Assuming Full   Included Herein     ----------------------
  Name                                        of Warrants *        Conversion **     *** ****          Number        Percent
---------------------------------          -------------------    --------------  -----------------    ------        -------
Group A
--------
The Nutmeg Group, LLC (vii)                   123,078 (1)             2.51%            58,108             0              --
                                              123,078 (1)             2.51%            58,108             0              --
Nite Capital LP (ix)
                                            1,846,154 (2)            27.86%           871,765             0              --
Vatas (Belgique) SA
                                            2,036,841 (3)            29.88%           961,795             0              --
Citco Trustees (Cayman) Limited (v)
                                              307,692 (4)             6.05%           145,269             0              --
RIT Capital Partners
                                              184,615 (5)             3.72%            87,161             0              --
Paul McKenna
                                              246,154 (6)             4.89%           116,215             0              --
Chicago Venture Partners, L.P. (ii)
                                              123,078 (1)             2.51%            58,108             0              --
ICON Capital Partners LP (x)
                                               28,924 (7)             0.60%            13,655             0              --
Roger Gould (iii)
                                               25,231 (8)             0.53%            11,912             0              --
Myles Gould (iv)
                                              123,078 (1)             2.51%            58,108             0              --
Kazi Management VI, Inc. (viii)
                                               61,539 (9)             1.27%            29,054             0              --
Thomas Properties (vi)
                                              276,923 (10)            5.48%           130,742             0              --
James Buchegar



                                                                                                     Shares Beneficially Owned
                                             Number of Shares                                         After the Offering (i)
                                            Issuable Assuming       Percent                           ----------------------
                                            Full Conversion of     Ownership      Number of Shares
                                           Debentures/Exercise    Assuming Full   Included Herein
  Name                                        of Warrants *        Conversion **     *** ****          Number        Percent
---------------------------------          -------------------    --------------  -----------------    ------        -------
Group B                                           300                 *****             300               0              --
--------

Michael Ryan
Frank Sanchez                                     4762                *****             4762              0              --
Alex & Kather Rosemurgy                           3200                *****             3200              0              --
Percy Rosemurgy                                   3200                *****             3200              0              --
Stephanie Rosemurgy                               3200                *****             3200              0              --
Elizabeth Rosemurgy                               3200                *****             3200              0              --


                                       11

Carolyn Rosemurgy                                 3200                *****             3200              0              --
Jeff Petillo                                      2400                *****             2400              0              --
John Seidel                                       2400                *****             2400              0              --
Dana Pekas                                       16000                *****            16000              0              --
Dawn Glen Ltd.                                    6280                *****             6280              0              --
Edelberto Oliva                                   3200                *****             3200              0              --
Myles Gould                                       5000                *****             5000              0              --

Lynn Gould                                        3200                *****             3200              0              --
Roger Gould                                       5000                *****             5000              0              --
Rick Peterson                                    31752                *****            31752              0              --
Tim Loeffler                                     12800                *****            12800              0              --
George Bernardich                                 4000                *****             4000              0              --
                                                 31800                *****            31800              0              --
Kevin Christ
Gary Koznick                                      3175                *****             3175              0              --
Angela Naylor                                     9054                *****             9054              0              --
James Bucheger                                   42866                *****            42866              0              --
Dave Turbenson                                    4762                *****             4762              0              --
Mallory Zimmerman                                 6350                *****             6350              0              --
Jeff Shultz                                       3492                *****             3492              0              --
Steven L. & Deborah L. Smith                      5000                *****             5000              0              --
Dennis Schrier                                    953                 *****              953              0              --
Dave & Kathy Lustfield                            8000                *****             8000              0              --
Roy Grabanski                                    12669                *****            12669              0              --
Robert Ollins                                     3174                *****             3174              0              --
Rick Peterson                                     3200                *****             3200              0              --
Sofaer Capital Global Hedge Fund LP            158,728                3.21%          158,728              0              --

Group C
Glenda Buchegar                                   2667                *****             2667              0              --
James Buchegar                                 136,622                2.78%          136,622              0              --
Paul Camerote                                     6222                *****             6222              0              --
Gary Koznick                                      4444                *****             4444              0              --
Duenow, Gene & Margaret                          10000                *****            10000              0              --
Roy Grabanski                                    17779                *****            17779              0              --
Gary Nelson                                       4444                *****             4444              0              --


                                       12

Rick Lupient                                     20000                *****            20000              0              --
Rick Peterson                                    26667                *****            26667              0              --
Dave Turbenson                                    6000                *****             6000              0              --
Mallory Zimmerman                                 6222                *****             6222              0              --
Dawnglen Finance, Ltd.                            4000                *****            40000              0              --
Richard Bauer                                     2000                *****             2000              0              --
Don Gunn                                          6222                *****             6222              0              --
Robert A. Haberman                                2000                *****             2000              0              --
Harry Hecht                                       2000                *****             2000              0              --
Kolstoe, G.                                       2000                *****             2000              0              --
Gerald Liebmann                                   1806                *****             1806              0              --
Tim Loeffler                                      8889                *****             8889              0              --
David Lustfield                                   4444                *****             4444              0              --
Dudley Moore                                     22222                *****            22222              0              --
Larry Parker                                      4000                *****             4000              0              --
Dana Pekas                                       20000                *****            20000              0              --
Trent Peterson                                    8889                *****             8889              0              --
Dennis A. Schaefer                                2667                *****             2667              0              --
Dennis Schreier                                   2667                *****             2667              0              --
Jeff Shultz                                       4444                *****             4444              0              --
Allan S. Wilensky                                 5934                *****             5934              0              --
Gail Witter                                       4000                *****             4000              0              --
Wayne Witter                                     10000                *****            10000              0              --
Chad J. Galayda                                   7000                *****             7000              0              --
Robert Kearney                                    1778                *****             1778              0              --
Michael J. Ryan                                   5000                *****             5000              0              --
John A. Seidel                                    3000                *****             3000              0              --
Dave Nelson                                       1000                *****             1000              0              --

Group D
Harold Halman                                    7,581                *****            7,581              0              --

TOTAL SHARES OFFERED                                                                 3,426,927
                                                                                     =========

     * Number of shares includes (i) shares issuable upon conversion of the convertible debentures for each selling stockholder, assuming a conversion price of $1.235, representing 65% of the average of the ten day volume weighted average trading prices for the common stock during the ten trading day period immediately prior March 7, 2006, taking into effect the 1-50 reverse stock split of the Company's common stock that occurred on March 22, 2006, and (ii) shares issuable upon exercise of the warrants issued to each selling stockholder. Total number of shares included for each selling stockholder represents 37.77% of the shares that the Company is required to register for each respective selling stockholder.

     ** Assumes waiver by each selling stockholder of the provision that limits the number of shares to be held by it to 4.99%.

     *** Number of shares includes shares issuable as interest payments due under the convertible debentures assuming that the convertible debentures are not converted and remain outstanding for the entire two-year term. In addition, it includes additional shares to be issued based on a good faith estimate of the number of shares issuable upon conversion of the secured convertible debentures and exercise of warrants. Under the terms of the secured convertible notes, for purposes of determining the total number of shares to be included in this registration statement, we are required to multiply a factor of
          1.25 the number of shares issuable upon conversion of the convertible notes and upon exercise of the warrants.

     **** The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 4,779,744 as of June 13, 2006.

    ***** Less then 1% of the issued and outstanding shares of common stock.

     (i) Assumes that all securities registered will be sold and that all shares of common stock underlying convertible debentures will be converted and common stock purchase warrants will be issued.

     (ii) Chicago Venture Partners, L.P. is a private investment fund that is owned by its general partner, Chicago Venture Management, LLC, and managed by CVM, Inc., who, has voting and investment control, over the shares listed. The selling stockholders have advised us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

    (iii) Roger  Gould is the brother of the Company's current  director,  Myles
          J. Gould.

     (iv) Myles J. Gould is a current director of the Company and is the brother of Roger Gould.

     (v) Trustees (Cayman) Limited invested on behalf of Sofaer Capital Global Hedge Fund.

     (vi) Steven P. Thomas is the manager of Thomas Properties and has voting and investment control over the shares listed. The selling stockholders have advised us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

    (vii) The Nutmeg Group, LLC, is a private investment fund that is owned by its investors and managed by Randall S. Goulding, who, has voting and investment control, over the shares listed. The selling stockholders have advised us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

   (viii) Kazi Management VI, Inc., is a private investment fund that is owned by its investors and managed by Zubair Kazi, who, has voting and investment control, over the shares listed. The selling stockholders have advised us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

     (ix) Nite Capital LP, is a private investment fund that is owned by its investors and managed by the general partner whose manager is Keith Goodman, who, has voting and investment control, over the shares listed. The selling stockholders have advised us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

     (x) ICON Capital Partners LP, is a private investment fund that is owned by its investors and managed by Adam Kabibi, who, has voting and investment control, over the shares listed. The selling stockholders have advised us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

     (1) Represents (i) 80,972 shares of common stock underlying the convertible debenture that is convertible at the conversion price of $1.235, all of which are being registered; (ii) 42,106 shares of common stock underlying common stock warrants that are currently exercisable at $2.375 per share, all of which are being registered.

     (2) Represents (i) 1,214,575 shares of common stock underlying the convertible debenture that is convertible at the conversion price of $1.235, all of which are being registered; (ii) 631,579 shares of common stock underlying common stock warrants that are currently exercisable at $2.375 per share, all of which are being registered.

     (3) Represents (i) 1,340,027 shares of common stock underlying the convertible debenture that is convertible at the conversion price of $1.235, all of which are being registered; (ii) 696,814 shares of common stock underlying common stock warrants that are currently exercisable at $2.375 per share, all of which are being registered.

     (4) Represents (i) 202,429 shares of common stock underlying the convertible debenture that is convertible at the conversion price of $1.235, all of which are being registered; (ii) 105,263 shares of common stock underlying common stock warrants that are currently exercisable at $2.375 per share, all of which are being registered.

     (5) Represents (i) 121,457 shares of common stock underlying the convertible debenture that is convertible at the conversion price of $1.235, all of which are being registered; (ii) 63,158 shares of common stock underlying common stock warrants that are currently exercisable at $2.375 per share, all of which are being registered.

     (6) Represents (i) 161,943 shares of common stock underlying the convertible debenture that is convertible at the conversion price of $1.235, all of which are being registered; (ii) 84,211 shares of common stock underlying common stock warrants that are currently exercisable at $2.375 per share, all of which are being registered.

     (7) Represents (i) 19,028 shares of common stock underlying the convertible debenture that is convertible at the conversion price of $1.235, all of which are being registered; (ii) 9,896 shares of common stock underlying common stock warrants that are currently exercisable at $2.375 per share, all of which are being registered.

     (8) Represents (i) 16,599 shares of common stock underlying the convertible debenture that is convertible at the conversion price of $1.235, all of which are being registered; (ii) 8,632 shares of common stock underlying common stock warrants that are currently exercisable at $2.375 per share, all of which are being registered.

     (9) Represents (i) 40,486 shares of common stock underlying the convertible debenture that is convertible at the conversion price of $1.235, all of which are being registered; (ii) 21,053 shares of common stock underlying common stock warrants that are currently exercisable at $2.375 per share, all of which are being registered.

     (10) Represents (i) 182,186 shares of common stock underlying the convertible debenture that is convertible at the conversion price of $1.235, all of which are being registered; (ii) 94,737 shares of common stock underlying common stock warrants that are currently exercisable at $2.375 per share, all of which are being registered.

The following is a description of the selling shareholders relationship to us and how each the selling shareholder acquired the shares to be sold in this offering:

Group A
-------

     On March 16, 2006, we entered into a Securities Purchase Agreement (the "Purchase Agreement"), with several accredited investors (collectively the "Purchasers"), under which the Company agreed to issue and sell to the Purchasers in a private placement $4,473,933 in aggregate principal amount of convertible debentures ("Debentures"), including $1,373,933 of existing debt being converted into the Debentures, and warrants to purchase common stock (the "Warrants") for an aggregate of up to $3,100,000 (the "Proceeds"). All the closing conditions have been satisfied on March 23, 2006. On March 23, 2006 the Company received a portion of the Proceeds in the amount of $2,563,572 net of $136,428, which was paid from the Proceeds as payment for commissions, expenses and $87,428 as repayment of certain creditors pursuant to the Purchase Agreement. Furthermore, on March 27, 2006, the Company received $250,000 and on March 29, 2006 the Company received a final disbursement of the Proceeds in the amount of $150,000, for a total aggregate amount of the Proceeds of $3,100,000 disbursed to the Company. The Company intends to pay a portion of the Proceeds to Sofaer Capital UK, Ltd. as a broker's fee with respect to the sale of the Debentures and Warrants to the Purchasers, and to use the net available proceeds for general corporate and working capital purposes.

     The Debentures are due March 22, 2008, and are subject to the interest rate of 8%, if paid in cash, 10% if paid in stock. The principal amount due may be converted into shares of common stock at any time by any of the holders at the conversion price of $1.235

     The Company has agreed to liquidated damages and other damages for failure to effect the conversion or deliver the certificates. The conversion price will be subject to adjustment for subdivision or combination of the common stock at any time after March 22, 2006 as defined in the Purchase Agreement.

     The Warrants may be exercised for an aggregate of up to 1,883,762 shares of common stock until March 22, 2011, at a price per share equal to $2.375 (the "Exercise Price"). The exercise price will be subject to adjustment for events and transactions as stated in the Warrant and the Debenture.

     The Company agreed to sell the Debentures and issue the common stock issuable on conversion and exercise of the Debentures and Warrants, in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act on a private placement basis, to domestic and foreign institutional, accredited investors.

     The Common Stock underlying the Debentures and the Warrants will be registered by the Company for re-offer and re-sale by the investors. The Company is committed to file the registration statement within 90 days of closing and have it declared effective within 135 days of closing (subject to additional time in certain limited circumstances), and if those time periods are not met, the Company will pay a liquidated damages amount of one percent of the amount invested for each day until the filing of the registration statement, and pay a liquidated damages amount of one percent of the amount invested for each 30-day period (pro rated) until the effectiveness of the registration statement (collectively the "Payments"). In the event the Company fails to make any such Payments in a timely manner, such Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

     As security for the payment and performance of the Obligations, as defined in the Security Agreement, and the payment for the Debentures, pursuant to the Security Agreement, the Patent and Trademark Security Agreement, the Copyright Security Agreement and the Collateral Agency Agreement, the Company granted to

Secured Party as collateral agent, for itself and for the ratable benefit of Purchasers, a security interest in all of Company's right, title and interest in all the Company's property, including but not limited to, equipment, assets, inventory, patents, trademarks and copyrights.

Group B
-------

     On April 22, 2005, we entered into a Securities Purchase Agreement (the "Purchase Agreement #2"), with several accredited investors (collectively the "Purchasers #2"), under which the Company agreed to issue and sell to the Purchasers #2 in a private placement $1,294,166 in aggregate amount ("Stock") of Common Stock, at a price of $3.15 per share, and warrants to purchase common stock (the "Warrants #2").

     The Warrants may be exercised for an aggregate of up to 81,270 shares of common stock until April 22, 2008, at a price per share equal to $12.50.

     The Company agreed to sell the Stock and issue the common stock issuable on exercise of the Warrants #2 in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act on a private placement basis, to domestic and foreign institutional, accredited investors.

     The Common Stock underlying the Warrants will be registered by the Company for re-offer and re-sale by the investors. The Company committed to grant piggy-back registration rights to the investors by using its best efforts to include the Stock sold and shares to be issued upon the exercise of the Warrants #2 in a subsequently filed registration statement.

Group C
-------

     On December 12, 2005, we entered into a Securities Purchase Agreement (the "Purchase Agreement #3"), with several accredited investors (collectively the "Purchasers #3"), under which the Company agreed to issue and sell to the Purchasers #3 in a private placement of up to $1,000,000 in aggregate amount ("Stock #3") of Common Stock, at a price of $1.125 per share.

     The Company agreed to sell the Stock #3 in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act on a private placement basis, to domestic and foreign institutional, accredited investors.

     The Company committed to grant piggy-back registration rights to the investors by using its best efforts to include the Stock #3 sold in a subsequently filed registration statement.

Group D
-------

     On December 12, 2005, the Company entered into a Settlement Agreement and Mutual Release agreement (the "Settlement Agreement") with Tyman Group, LLC ("Tyman"; the Company and Tyman shall be collectively referred to as the "Parties"), a Nevada limited liability company. Pursuant to the Settlement Agreement, Harold Halman, as a general member of Tyman, received among other consideration, 7,581 shares of Common Stock at a price of $2.00 per share, for an aggregate consideration of $15,162, in order to resolve any and all disputes between the Parties.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;
     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;
     o    privately-negotiated transactions;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    through the writing of options on the shares;
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

     Our common stock was quoted on the Over-The-Counter Bulletin Board since April of 1999 under the symbol "SEVU." On December 10, 2003, the Company changed its name to Powerlinx, Inc., and its common stock then commenced being quoted on the Over-The-Counter Bulletin Board under the symbol "PWLX". On March 22, 2006, the Company underwent a 1-50 reverse stock split of its common stock and as a result its common stock is now quoted on the Over-The-Counter Bulletin Board under the symbol "PWNX".

     For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. Furthermore, the prices for the First and Second fiscal quarters of 2006, reflect the 1-50 reverse stock split of the Company's common stock that occurred on March 22, 2006.

                                               Fiscal 2006        Fiscal 2005          Fiscal 2004
                                             -------- -------- --------- --------- ---------- ----------
    Fiscal Quarter                           High     Low      High      Low       High       Low
    ---------------------------------------- -------- -------- --------- --------- ---------- ----------
    First Quarter Ended March 31             $2.90    $1.62    $0.26      $0.09      $0.40      $0.17
    Second Quarter Ended June 30*            $2.50    $1.00    $0.12      $0.06      $0.26      $0.16
    Third Quarter Ended September 31         ---      ---      $0.10      $0.06      $0.38      $0.12
    Fourth Quarter Ended December 31         ---      ---      $0.07      $0.03      $0.31      $0.19

* As of June 9, 2006.

Holders

     As of June 13, 2006, our shares of common stock were held by approximately 1760 stockholders of record. In many instances, a record stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares. The transfer agent of our common stock is Island Stock Transfer, Inc., 100 Second Avenue South, 300N, St. Petersburg, Florida 33701.

Dividends

     We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.


                             DESCRIPTION OF BUSINESS

GENERAL DEVELOPMENT OF BUSINESS

PowerLinx, Inc. is referred to throughout this report as "PowerLinx," "we" or "us."

PowerLinx, Inc. ("PowerLinx" or the "Company"), was incorporated in the State of Utah in 1986 and reorganized under the laws of Nevada on December 30, 1993.

OUR BUSINESS, SEGMENTS AND PRODUCTS

We develop, manufacture, and market, among other devices, products and applications developed to transmit voice, video, audio and data either individually or any and all combinations over power lines, twisted pair wires and coax in AC and DC power environments, on any and all power grids. We also develop, manufacture and market underwater video cameras, lights and accessories for the marine, commercial and consumer retail markets.

We are a leader in the field of power line communications products (PLC). Our analog and digital power line technology is at the core of its value proposition. These two transmission technology schemes allow us to take full advantage of a number of exciting and continually expanding market segments.
These  market   segments   currently   consist  of  vehicle   viewing   systems;
entertainment, networking and security products. With our expertise in analog and digital systems, we have combined our technology with our extensive sourcing expertise to provide the price competitive, quality products to the market. Our products provide the reliability, cost and ease of installation that the customers want in these market segments. This focus of reliability, cost and ease of installation provides us with a competitive advantage over its competitors.

We were engaged in three product segments in 2005:

o Security Products
  o Professional
  o Consumer
o DC Transportation Products
o Marine Products

The Security Products Segment develops, manufactures, markets and sells proprietary video security network devices and consumer electronic products that utilize patented technologies, licensed and owned by the Company, to retailers, commercial businesses, dealers, distributors, and original equipment manufacturers, throughout North America. The DC Transportation Products Segment develops, manufactures, markets, and sells power line rear and side vision systems for all classes and types of vehicles in the transportation industry to fleets, dealers, distributors and original equipment manufacturers throughout North America. Our Marine Products Segment develops, manufactures, markets and sells underwater video cameras, lighting and accessories principally to dealers and distributors in recreational/professional marine and fishing markets worldwide. Our Hotel/Multiple Dwelling Unit Products Segment provides power line and wireless high speed internet access and telecommunications services to primarily hotels.

SECURITY PRODUCTS SEGMENT

THE BUSINESS CONCEPT

Electrical wiring is nearly universal, present in practically every building constructed in the past century. Within the walls of a single structure, the topology of an electrical distribution system is a network of wiring which branches into every room.

The concept of Power line Communication, or PLC, was born early in the history of electrification. Scientists and engineers recognized its potential value as a channel for more than just electrical distribution. Until the arrival of transistorized circuitry, the concepts were unreachable. Once thought to be valuable only to utility companies, PLC technologies have begun to emerge in both the consumer and industrial marketplaces.

Closed-circuit television video surveillance, also known as "CCTV," has been included in the security plans of businesses large and small. Most businesses purchase CCTV equipment either from a specialized CCTV contractor or as a part of a broader alarm and security package from an integrated-systems vendor.

The technology has been slow to trickle down to the small business and consumer sectors, in part due to the relative complexity of installation. This is especially true in retrofit installations. While new home construction can include the cabling for CCTV as a part of the homebuilding schedule, existing construction requires substantial drilling and labor to achieve the same result.

Further, once the wiring is in place, moving a camera involves the relocation of the associated wiring.

Business of Issuer: Security Products Segment

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Through our Security Products Division, we develop, manufacture, market and sell proprietary products currently into categories within the security market. The Company defines these product lines within the security product segment as: a) Professional b) Consumer

a) Business of Issuer: Professional

The professionally installed monitoring products group operates on analog or digital technology which allows multiple devices to transmit a single color video signal along with simultaneous bi-directional audio and control commands. This analog product group provides a more affordable price point than that of the digital products group. The digital product group has more functions. Digital video and audio can be transmitted using Broadband Internet to remote monitoring stations; monitoring stations then "look-in" to monitored properties to verify reports from alarm systems. Professional systems may also require pan, tilt and zoom

b) Business of Issuer: Consumer

This product group is designed and targeted to the retail marketplace. The trademarked name, "SecureView," is currently the key brand identifier for this range of our analog monitoring products. The analog product group is currently being expanded to introduce additional form factors and functionality. The digital product group is targeting the high end sophisticated consumer who needs the greater functionality of this product group.

Principal products: Security

Professional Power Line Security Systems The professional products utilize analog technology. Anticipated for production in 3rd quarter of 2006, these products transmit color video, communicate bi-directionally, transmit audio, and control signals via power line carrier. The control signals allow devices to be turned on-off from a central control point. A typical system controls remote devices such as: an outdoor light fixture/camera; indoor and outdoor traditional look security cameras; doorbell camera-intercom; wall camera and desk camera. On-screen programming utilizing a standard television or video monitor, allows the user control of direct, sequential, or random viewing of any remote device. The system is self-configuring, and will recognize individual device ID's. The control module is a hand held remote control In addition to video monitoring, in Phase 2 and Phase 3 in 2007, the system is expected to allow for motion detection, dry contact (door, window switches), and glass-break sensors.

Consumer Power Line Monitoring/Security Products

We have developed an analog surveillance camera utilizing the form factor of a common flood lamp. SecureView, the "power line camera in a light bulb," The light-bulb camera is currently retailing in two forms, one for indoor use and one for outdoor use. The outdoor model is weather resistant.. A transmitter/receiver set adaptation enables the end-user to connect most external video cameras to the PLC transmitting device, with the receiver-decoder "back end" unit identical to that of the light-bulb-camera system. The transmitter/receiver set adaptation and "raw-board" circuitry are available to qualified Original Equipment Manufacturers (OEMs) and Value Added Resellers
(VARs) within the trade, for inclusion in their own customized product offerings.

We anticipate the development of a broader suite of products to expand the functionality of the technology. We concluded that a new product design was needed to meet the demands of the retail consumer. Customer feedback dictated the need for multiple cameras, audio and on-off control features. The result will be a new power line communication product, which enables the customer to purchase, on a customized individual component basis, a complete home monitoring/security system. The new solution allows the consumer to combine a single base remote control with any combination of cameras. The remote control is designed to control up to 20 other peripherals such as floodlight and other cameras. Each of these devices can be viewed directly, in sequence, or scanned via the programmable remote controller. Initial form factor designs are expected to be completed in the 2nd quarter of 2006 to allow our sourcing team to finalize the product for tooling, dye, and prototype testing in the 3rd quarter of 2006. Packaging and final production plans are anticipated to be completed in the 3rd quarter of 2006, with the first products of this new series expected to be available to our retailers and customers by the 3rd quarter of 2006. Our anticipated consumer product line is as follows:

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

o Analog Outdoor & Indoor Camera Systems MSRP $149.99 (est.)
o Analog Transmitter/Receiver System MSRP $139.99 (est.)
o Analog Wall Camera MSRP $149.99 (est.)
o Analog Deluxe Desk Camera MSRP $1499.99 (est.)
o Analog Remote Controller MSRP $129.99 (est.)
o Analog Extra Decoders MSRP $49.99 (est.)
o Analog Traditional Security Camera Look Camera MSRP $149.99(est.)

Principal Markets: Security

The overall security market has been listed as one of the fastest growing markets in the world. Bloor Research believes that security spending is going to grow from only $66 billion in 2001 to more than $155 billion by 2006 which translates into nearly 20% plus annual growth.

(Bloor Research is acknowledged by the world's press and other industry analysts as producing some of the most authoritative work ever published on computing and business issues. In 1996 the landmark report "The Enterprise By Other Means" was published and sold over 30,000 copies and is probably the best selling IT report ever published in Europe. It is because of the accuracy and integrity of its research with its impartial conclusions that has earned Bloor Research international acclaim, and an excellent reputation among IT vendors and end users alike.)

a) Professional Power Line Security Systems Consumers who seek a professional installation have security needs that require functionality not found in a typical retail security product. This is a two tiered market with mass market national security firms including Sensormatic, ADT, Tyco and Brinks garnering 28% of the market and a segmented market of nearly 14,000 plus regional and local firms accounting for the remainder of the market (As referenced by USBX Advisory Services. These professionals combine products from many suppliers to engineer security solutions for homes and small businesses.

b) Consumer Power Line Monitoring/Security Products The consumer market place consists of 107.7M households according to the 2004 projections of the US Census Bureau data and approximately 12M small business locations within the US according to the same data source. This consumer market place is serviced by 4 retail formats: home improvement centers; traditional hardware stores; mass retailers; and direct response through television retailers, internet and catalogs.

Distribution Methods: Security

a) Professional Power Line Security Systems Within the distribution hierarchy of the security products industry is a segment of systems integrators and VARs who distribute products to independent contractors and installers numbering nearly 26,000 in this highly fragmented sector as referenced in the market recap. The professional-grade products, which are based on analog power line technology, were developed to service this distribution model. PowerLinx's current strategy is to form a strategic partnership with a nationally recognized large-scale distribution entity who supplies hardware components to many of the firms in this market.

b) Consumer Power Line Monitoring/Security Products PowerLinx currently sells consumer products through independent retailers, mass retailers, catalogers, internet retailers and direct response TV retailers using both in-house and external manufacturer sales representatives. With the introduction of the new suite of consumer products, the PowerLinx's strategy includes seeking a distribution partner. The products will be distributed into the four retail formats via the partner's sales and distribution infrastructure. Our current customers include:

o Catalogers: SuperCircuits; Smart Home, Heartland America,
o Internet Retailers; Sam Club, Target, Spy Chest
o Direct Response TV: Shop at Home Network TV; (HSN)Home Shopping Network

Competitive Business Conditions: Security

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

a) Professional Power Line Security Systems There is currently no direct competition for our power line communication products in this market. While there are hundreds of individual components available to the professional integrator, installer, and value-added reseller, most of these devices require hard-wired connections. While there are some wireless systems, they tend to be unreliable and expensive to encrypt data to eliminate eavesdropping. These connections result in additional labor cost and increased installation time. In many cases, property damage is incurred during the installation, further adding to the total cost of the project.

Our professional products group enables these installers, integrators, and VARs to provide the same solutions without structural modification for cabling, and virtually eliminates the risk of property damage resulting from installation. The average cost of a 3-4 camera professionally installed system is $2,000 -$3,000.

b) Consumer Power Line Monitoring/Security Products Consumers within the home or small business marketplace make purchase decisions based on 3 critical product attributes. These are: first, the product must perform well within their environment; second, it must be extremely easy to install; and third, it must be affordable. Competition in the consumer marketplace exists in two areas; first, the hard- wired systems, and secondly, in the over-the-air "wireless" category. The hard-wired competitors meet 2 of the 3 key product attributes (performance and price), but are extremely difficult to install. For this reason retailers and mass merchandisers have realized that products with complex installation procedures may not "stay sold," since many do-it-yourselfers lack the technical skill necessary to successfully install the product. In the mass retail channel, many wired system "package deals" have been attempted with marginal success. The "wireless" competitors also meet 2 of the 3 critical attributes (ease of installation and price affordability), but performance is typically poor and the video signal is transmitted to anyone who has a receiver. Nevertheless, the consumer marketplace is increasingly price driven, with a flood of low-performance, low-cost products creating downward pressure on retail prices. The retail pricing for hard-wired and wireless products ranges from $49.99 to $299.99.

Sources and Availability:

There are no known shortages of any parts or components for any of the Company's existing product or for new products that are currently in the research and development stage.

INTELLECTUAL PROPERTY: SECURITY PRODUCTS SEGMENT

Intellectual Property to be Protected

PowerLinx has developed over 20 pieces of technology during the last two years. This technology has the potential for patient protection. The company will protect these inventions prior to manufacturing products using the technology.

Intellectual Property Owned

We hold exclusive rights to the following patents and trademarks relevant to the Security Products Segment:

Digital

US Patent No. 6,275,144 Variable Low Frequency Offset, Differential, OOK, High-Speed Power-Line Communication issued 8/14/01.

US Patent No. 6,519,328 Variable Low Frequency Offset, Differential, OOK High-Speed Twisted Pair Communication Using Load Coils issued 2/11/03.

US Patent No. 6,449,318 Variable Low Frequency Offset, Differential, OOK, High-Speed Twisted Pair Communication issued 9/10/02.

US Patent Pending 09/843,999 Communication with Current Detection filed 4/27/01.

Analog & Other

                     FED TM SecureView (Trademark) 02-28-00

PATU Video Camera Utilizing Power Line Modulation (Patent) 05-15-00 PATD Video Camera Housing (Patent) 12-26-00 PATD Infrared Illumination Device Housing (Patent) 12-19-00 PATD Video Camera Housing (Patent) 12-26-00 PATU Vehicle Inspection Camera (Patent) 01-22-01

We were granted an exclusive unlimited license, extending through the year 2014, under an agreement in February of 2001 with Rich McBride, the founder and the inventor of the technology. The McBride estate became the licensor upon the death of Rich McBride in October of 2001.

We executed a patent assignment agreement December 12, 2002, terminating the license agreement with the McBride estate, and assigning to us ownership and rights of all of the patents and pending patents.

Dependence on one or a few major customers: All Security Product Categories

Although we serve a large and varied group of customers, Home Shopping Network comprised 72% of Security Products Segment net revenues for the 2005 fiscal year, and 29% of our overall revenues.

DC TRANSPORTATION PRODUCTS SEGMENT

The Business: DC Transportation

The Transportation Products Division develops, manufactures, markets and sells vehicular vision systems that enhance driver awareness. These systems are distributed and sold under the trademark Zone Defense" Rearview applications of video cameras are not new in the trucking industry; it is a proven fact that the use of video cameras to fill in "blind spots" to the sides and rear of trucks will reduce the risk of damage. In the waste hauling industry, where rear vision camera systems have been used for more than a decade, insurance data shows a significant reduction in backup accidents. Until now, rear cameras have been very limited in the split frame vehicles. This is because, traditional video solutions require dedicated cables routed between the camera and the cab.

Principal Products: DC Transportation

Using our analog technology, video is modulated into a carrier frequency, and coupled onto the existing wiring harness of a vehicle. The signal then populates the wiring harness; enabling a receiver, located in the driving compartment, to capture and demodulate the carrier frequency. The demodulated signal is fed to a video display device and/or recording device. This functionality is sold in a variety of configurations, from single-camera rear vision systems, to multiple-camera systems with automated switching controls and DC digital video recorders.

In addition to our power line products, we have added a full line of accident avoidance products to expand our presence in the markets in which we compete. These include rear vision systems using traditional hard wired technology, in various configurations, and sensors and recorders.

Principal Markets: Transportation

Risk management and operator safety are two of the top concerns in the transportation industry. Principal markets in the class 3 through class 8 heavy duty truck segment are: Waste haulers, local delivery, ambulances and fire trucks, school buses, and over-the-road haulers. There are roughly 364K of these vehicles produced annually, and 3.64M in service. Plus there are nearly 20.1M commercial, farm, and auto trailers attached to these vehicles according to the USDOT 2002 Highway Statistics reported each October for the previous year. The National Truck Equipment Association reported growth in the truck market at 4% annually as the market tends to mirror the overall US economic growth. According to USDOT Highway Statistics reports growth trends in trailers to be static.

Recreational vehicle owners began adopting rear vision systems in Class A motor homes some years ago. However, the greater portions of RVs are towables (50%
plus), which present the same challenge as tractor-trailer combinations i.e., the difficult task of connecting a coaxial cable between the tow vehicle and the trailer. There were 320,800 or $12.1B of new recreational vehicles manufactured in 2003 in the United States according to statistics reported by the Recreational Vehicle Industry Association with growth rates estimated to be 2-3% annually. In addition RVIA reports, there are more than 7.2 million registered RVs already in use in the United States today. Including the number of enthusiasts and renters, the number of RV users exceeds 30 million. Sales of 5th wheels were up 21%, with a total of 91,000 new OEM 5th wheels delivered in 2004.

Distribution Methods: Transportation

There are two distribution methods used to service this market place: the first, direct to end-user; the second, to nationally known industry providers at the OEM, distributor, and dealer levels in the industry. In the first method, direct to end-user, the Company provides a complete system tailored to an individual fleet or manufacturer. The Company has identified key customers who collectively represent and estimated ten percent of the class 3-8 trucks registered in America. The Company is focusing its direct to end-user marketing to primary customers including the following:

o Current: Ryder, Sysco, McKenzie Tank Lines, McLane Trucking Wallis Oil, Sitton Trucking, MBM Food Distributors, Fedex Custom Critical, Mercer Trucking American Tire Corp

The Company has a sales and marketing staff focusing on the 7.2M units in the recreational-vehicle segment. The customer base includes OEM's, catalogers and distributors:

o Current: Forest River, Forester and Lexington Lines
o Distributors: Tri Star, RDK

In the second method, the Company sells its technology to OEMs, distributors and dealers at the national level which encompasses the entire 92.9M truck, 1.0M bus, and 20.1M trailer markets. In this type of application, the reseller completes the system from its inventory of products (i.e., cameras, monitors, and recorders). Current customers include:

o OEM's: Kentucky Trailer Morgan and A.M. Haire (Truck body builders)

Competitive Business Conditions: Transportation

The vehicular environment presents unique opportunities for the deployment of PLC technology. Fleet owners and OEMs acknowledge the difficulty of adding more cables to existing wiring harnesses in tractor-trailer combinations, waste hauling vehicles, and fifth-wheel recreational vehicles. However, within the transportation industry, video monitoring is a valuable and accepted means for "filling in the blind spots" which makes turning, backing, and close quarter maneuvering significantly easier.

The transportation industry and associated segments are populated with hard-wired video systems. Of the dozen-or-so companies competing, a select few are manufacturers while the balance are importers or distributors. The key companies who make up the competition and account for approximately 70% of the market are Safetyvision LLC, Intec, Inc., ASA Audiovox LLC and Clarion. Products range from highly engineered solutions for specific vertical markets, to repurposed consumer equipment. The product pricing ranges from $350 to $2,500 installed.

Since they all share the common design constraint of cabling, these systems are problematic in two areas: First, the installation and ongoing maintenance costs of the dedicated cable; and second, tractor-trailers and towed recreational vehicles require a new "umbilical" cable which, is costly and maintenance-intensive. Power line Vision System(TM) technology eliminates the dedicated cable by utilizing existing DC conductors, saving on both installation and maintenance. Fleets may also retro-fit the PLVS(TM) technology to vehicles already equipped with cabled systems from other suppliers.

Sources and Availability: Transportation

There are no known shortages of any parts or components for any of the Company's existing products or new products that are currently in the research and development stage.

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

Dependence on one or a few major customers: All Security Product Categories

Although we serve a large and varied group of customers, two customers comprised 60% of DC Transportation Products Segment net revenues for the 2005 fiscal year, and 30% of our overall revenues.

Intellectual Property: DC Transportation Products Segment

We hold exclusive rights to the following trademarks relevant to the DC Transportation Products Segment:

FED TM Zone Defense (Trademark) 9/13/05 FED TM Eyeball Design (Zone Def logo) 10/11/05

MARINE PRODUCTS SEGMENT

The Business: Marine

The Marine Products Segment develops, manufactures, markets and sells underwater
video  cameras,   lighting,  and  accessories  used  in  both  recreational  and professional capacities.

Principal Products: Marine

The original SeaView(TM) underwater camera (designated "Offshore Series") was introduced into the national marketplace in 1998. The flagship product was quickly followed by smaller and lighter variations ("Mini SeaView," "SuperMini") and is produced in both standard black-and-white and optional color versions throughout the model range. Complete ready-to-go systems also include a proprietary  viewing  hood,  a  TV  monitor,  proprietary  brackets,  a  kit  of connectors, adapters, and power supply components, and a carrying case. SeaView(TM) cameras differ from other underwater video devices due to the patented design. In 2001, PowerLinx introduced new technology under the brand name "SeaMaster(TM)," which extends the advantages of infrared to a dual-mode video chipset, capable of seamless color-to-black-and-white performance within a single camera housing. The new technology also incorporates a built-in zoom function, and offers superior low-light and low-noise response. The SeaMaster(TM) product family is positioned as a premium line and priced above the original marine product family. PowerLinx also offers the "SeaLite(TM)," a high-output DC-powered lighting device for attracting baitfish, night fishing, and general underwater illumination. PowerLinx owns four design patents which protect the product line and own federal trademarks on the Seaview(TM), Sealite(TM), and SeaMaster(TM) brand names. The full product line includes:

o SeaView SeaMaster(TM) IR Color Underwater Camera System Series
o SeaView BW-150 IR Underwater Camera System Series
o SeaView MW-150 IR "Super-Mini" Underwater Camera System Series
o SeaView SM-50 IR Underwater Camera Series
o SeaView Sealite(TM) Underwater Light Series

The Company offers a one-year warranty (repair/replacement) on its marine camera products. The Company also offers refurbishment services on a time and material basis, for products out of warranty.

Principal Markets: Marine

The PowerLinx suite of SeaView(TM) underwater video products are sold into both the recreational/professional marine and fishing markets. In the recreational marine market, typical customers are boaters, anglers, and treasure hunters. On the professional end of the market, customers include; professional law enforcement, rescue, and recovery divers; commercial fisherman, surveyors, contractors, and boatyards. Our products are also used for marine education and research, including environmental and conservation groups. Governmental entities at the local, state, and national levels also utilize underwater cameras in primarily the same applications. The recreational/professional marine markets combined were estimated at $2.03B in 2003 by the National Marine Manufacturers Association. The fishing market for 2003 as estimated by the American Sport fishing Association is $116B with nearly 44M anglers in the US. And, according to ASA, 20% of the anglers reside in California, Florida, and Texas which represents the primary saltwater markets and 14% reside in Michigan and Minnesota representing the primary freshwater market. The patented torpedo designs of PowerLinx's SeaView(TM) cameras eliminate virtually all competition in the saltwater fishing market because the design is sturdy, robust, and trollable without adding additional components the competition uses which may or may not work.

Distribution Methods: Marine

PowerLinx currently distributes its marine products on three levels. First, the product is sold through a traditional wholesale-distribution model utilizing a network of independent marine distributors that it has cultivated since the
product  lines'  inception  in  late  1998.  Second,   PowerLinx  has  teams  of
independent contractors who sell directly to consumers while exhibiting at regional marine, trade, fishing, and boat shows. This strategy has proven successful in expanding the dealer network, as most dealers also attend the industry trade shows. Third, PowerLinx has established relationships with several catalogers and internet marketers that carry all or portions of the product line in their catalogue or on their websites. Until 2004, the Company pursued the mass retail market on a limited basis. A successful test with Wal-Mart ran in 2002 for the sale of its Sealite(TM) product. However, not until PowerLinx's supplier agreement was signed with China Silian (SIC) in 2003, did PowerLinx have the ability to produce the quantities of its products required to serve the mass retail market. PowerLinx plans to begin to exploit the mass retail market in the 2nd half of 2005, as it has received positive feedback from several larger retail buyers.

Competitive Business Conditions: Marine

The underwater video market has become more competitive during the 2002-2004 time periods, as there are few barriers to entry. However, there are no dominating competitors that currently exist in the market place today. Most competitors are regional, many focusing on fresh water applications due to their geographic location. (Aquaview, Inc.) The design, quality, and ruggedness of the SeaView(TM) underwater camera line has proven itself over time, as few competitors' products can withstand the harsh conditions of the saltwater environment for which our products were designed. This has resulted in significant repeat customer purchases and has also allowed the Company to maintain its margins. The Company's three largest competitors in the underwater camera market are; Aquaview, Atlantis, and Fish-eye. SeaView is the market leader in the saltwater sector of this market again because of product design and secondly because of the Company's headquarter location.

Sources and Availability: Marine

There are no known shortages of components or products for the Marine Products Segment. The Company owns the molds and tools for the production of its proprietary housings and components. The Company's camera technology is based on specifications derived in-house and produced by third-party vendors. Sources for plastic raw material, the camera technology, and various component parts and system contents all are well-developed. The Company has at least one alternate source of supply for each key non-proprietary item.

While technological improvements such as SeaMaster are adopted as they occur, video technology has remained relatively stable in the last several years. Ongoing research and development of new marine products continues, but the Company believes the capital needed for these efforts will not require a materially significant commitment of our assets.

Intellectual Property: Marine

The Company holds the exclusive rights to the following items relevant to the Marine Products Segment:

   FL TM                 SeaView (Trademark)                       12-17-98
   PATD                  Underwater Camera (Patent)                06-22-99
   COPY                  SeaView Brochure (Copyright)              01-11-99
   PATU                  Submersible Video Camera (Patent)         06-10-99
   PATD                  Underwater Camera (Patent)                12-28-99
   PATD                  Video Monitor Hood (Patent)               04-11-00
   FED TM                SeaLite (Trademark)                       06-30-99
   PATD                  Camera Housing (Patent)                   07-25-00
   FED TM                SeaView (Trademark)                       01-16-01

Dependence on one or a few major customers: Marine

No marine products segment customer, or group of customers under common control, represented sales equal to 10% or more of consolidated net revenues for the year ended December 31, 2005.

SEGMENT DATA

See "Note 3" to the financial statements and Management's Discussion & Analysis included elsewhere herein for financial information about out reportable segments.

OTHER BUSINESS SEGMENTS

We also launched an initiative through a wholly owned subsidiary, Linx Comm, LLC to build a portfolio of telecommunication products to serve specific needs of customers, especially in the hospitality market where the Company was selling power line internet connectivity products. This activity produced no sales volume during its start-up in 2004. In the 1st quarter of 2005 the Company decided that the resources and manpower devoted to this initiative could be better invested in its core technology products and, therefore, this initiative was abandoned.

RECENT DEVELOPMENTS

AUDIO PRODUCTS SEGMENT

*(Reporting of this segment will begin during fiscal year ended December 31, 2006.)

The Business Concept

As stated above, electrical wiring is nearly universal, present in practically every building constructed in the past century. Within the walls of a single structure, the topology of an electrical distribution system is a network of wiring which branches into every room.

The concept of Power line Communication, or PLC, was born early in the history of electrification. Scientists and engineers recognized its potential value as a channel for more than just electrical distribution. Until the arrival of transistorized circuitry, the concepts were unreachable. Once thought to be valuable only to utility companies, PLC technologies have begun to emerge in both the consumer and industrial marketplaces.

Home entertainment systems have gained broad acceptance. These systems generally rely on dedicated cabling to distribute the audio to rooms in the home for listening.

Installation of cabling is beyond the capability of many homeowners and is a dirty and time consuming task. It is also disruptive to the structure. Installation of cables requires drilling holes and sometimes cutting into the residential structure. Frequently cables have to be "fished" up and down inside of walls and run through the attic or basement, provided access is available. This work is frequently contracted to installers at great expense.

RF Wireless systems transmit audio through the air from the audio source to remote speakers. This technology has been in existence for decades but has gained very limited acceptance due to unreliable quality.

Business of Issuer: Audio Products Segment

Through the PowerLinx Audio Products Division, we have developed, and will manufacture, market and sell and or license proprietary technology and products in the audio accessories segment of the home entertainment market.

The Audio Product group was formed in the fall of 2003 as a result of discussions with a major manufacturer of home entertainment systems. Upon understanding PowerLinx technical capability to transmit audio over the existing electrical lines in a home or small office, this manufacturer indicated a strong an interest in licensing the technology. The manufacturer stated that approximately 75% or the rear speakers in a surround sound system are either never installed by the end user and are installed in the front of the room near the audio source. The manufacturers stated reason for this is the difficulty of installing the dedicated cabling to the rear speakers.

In addition to the surround sound application the manufacturer also expressed interest in being able to market a product that allows the end user to install remote speakers in any room in the home without installing dedicated cabling.

PowerLinx audio technology enables both of these applications. The technology can be built into a surround sound system. The end user would simply plug the PowerLinx receiver module into a standard electrical outlet on the rear wall of the room and plug the speakers into the receiver.

A PowerLinx audio transmitter can be used to transmit the audio from almost any audio device, over the existing electrical wiring in the home, to receiver units and speakers in up to 6 rooms. The PowerLinx audio works with home entertainment systems, receivers, amplifiers, iPods, MP3 players and home computers.

Principal Markets: Audio Transmitter/Receiver

The Home Audio Component and System Market is a primary target for our Power Line Audio Technology. Our strategy is to license our technology to OEMs for inclusion in their products. This market was $3 Billion at the manufacturing level in the USA alone in 2004. Twelve million systems were sold in 2004. Assuming an average system cost of $250, if PowerLinx can penetrate only 25% of this market (3MM units) at our target licensing fee of $4.00, the company will generate over $12MM per year in licensing revenue from power line audio in the USA alone.

Twenty-four percent of U.S. online households now have digital surround sound systems. "Extremely low priced Home Theater In a Box (HTIB) systems have expanded the market and made surround sound systems broadly affordable," said Jupiter Research Senior Analyst Avi Greengart. "However, we found that 47% of consumers planning to buy surround sound systems are planning to spend $1,000 to $5,000 on home theater products over the next 12 months. Consumers have clear feature and brand preferences that vendors can address to move consumers into higher priced, more profitable products." [Jupiter Research, August 2004] The market for home theater systems has grown so large that there are over 190 manufacturers of home theater systems in China alone. [MarketResearch.com,
August 2004] Home Component Audio and Home Audio System sales at the manufacturing level in the United States grew to $3 Billion, +11% vs. YAG in 2004. [Consumer Electronics Association, February 2005]

Another major market is the personal music device and home computer market. The accessory market for iPods alone is over $1B per year. Speakers and docking stations account for 42% or $420MM of the total. Sales will easily soar beyond $1B in 2006. (Source St, Petersburg Times, February 27, 2006) iPods have become the audio source of choice for a substantial portion of the population. iPod users in ever greater numbers wish to listen to music from their iPod on speakers in addition to earphones. PowerLinx technology will enable an iPod user to plug their iPod into a PowerLinx Audio Transmitter and listen to the music in up to 6 rooms using PowerLinx Audio Receivers and a pairs of speakers. The PowerLinx Audio technology transmits and receives audio from MP3 players and computers as well. Most music for iPods and MP3 players is downloaded and stored on a personal computer

OTHER BUSINESS SEGMENTS

We also launched an initiative through a wholly owned subsidiary, Linx Comm, LLC to build a portfolio of telecommunication products to serve specific needs of customers, especially in the hospitality market where the Company was selling power line internet connectivity products. This activity produced no sales volume during its start-up in 2004. In the 1st quarter of 2005 the Company decided that the resources and manpower devoted to this initiative could be better invested in its core technology products and, therefore, this initiative was abandoned.

EMPLOYEES

As of June 13, 2006 we employ 17 people. During the year ended December 31, 2005 we employed as many as 30 employees and employed 17 people as of December 31, 2005. We also have commissioned sales arrangements with several manufacturer's Sales Representatives, all operating as independent contractors, servicing all channels of distribution

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

     You should read the following discussion and analysis in conjunction with the consolidated financial statements of PowerLinx, Inc. and subsidiaries and notes thereto, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management.

THE FOLLOWING MANAGEMENT DISCUSSION IS SET FORTH FOR POWERLINX, INC., INCLUDING ANY COMPARISON FOR THE FISCAL YEARS ENDED DECEMBER 31, 2005 AND DECEMBER 31, 2004, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR POWERLINX, INC., FOR THE FISCAL YEARS ENDED DECEMBER 31, 2005 AND 2004.

OVERVIEW

We develop, license, manufacture, and market products and applications developed to transmit voice, video, audio and data either individually or any and all combinations over power lines, twisted pair wires, and coax in AC and DC power environments. We also manufacture and market underwater video cameras, lights, and accessories for the marine industry. Our products are sold in both retail and commercial markets. Our principal products are sold in the security and transportation industries.

Our 2005 fiscal year ending December 31, was one of significant change for our Company. As reported one year ago in our annual report on Form 10-KSB for our year ending December 31, 2004; the Company initiated, under the initial direction of our Board of Directors, a significant restructuring plan beginning in March of 2005, that encompassed changes in management, business operations and strategic direction. Upon the resignation of our Chief Executive Officer and our President & Chief Operating Officer, the Board hired an independent management consultant to review our operational focus, allocation of financial and staffing resources, and organizational structure. After a 30 day engagement and submission of his recommendations; he was retained by the Board as the interim Chief Executive Officer until the Board could conclude its search for a new executive officer.

On May 17, 2005, the Board appointed Michael Tomlinson as our new Chief Executive Officer. Mike joined PowerLinx in February of 2004, and brings a successful track record along with extensive sales, marketing, product development, business reengineering and general management experience, having served over 25 years with HavaTampa Cigar, Lenox Brands, PepsiCo (18 yrs.) and Proctor and Gamble. Mike held the office of Vice-President or Senior Vice-President with these companies for 16 years.

Another significant addition to our management team was the hiring of Roger Roy as Vice President of Consumer Sales and Marketing. Roger has a successful career in marketing consumer products to companies such as Wal-Mart, Sam's Club and many other leading retailers where we seek to sell PowerLinx products.

Led by our re-organized team, the primary objectives of our restructuring plan were to reduce expenses, focus resources on our core power line technology, and make strategic changes in our business model that would take advantage of licensing and outsourcing opportunities.

As a result, we closed three business units during the second quarter of 2005, to better focus resources against PowerLinx power line communications technology. We closed the Hotel/MDU integrator/installer business, eliminated the government sector sales department and shut down its telemarketing operation. These units made up our Hotel/MDU Products Segment and the operating results for the discontinued segment have been reported separately as discontinued operations in the consolidated statements of operations for all periods presented.

We also narrowed our 2005/2006 research and development effort and are focusing on products that work within homes and small offices, where the power grid is much less complex. The lesser complexity in these structures requires less engineering to create marketable technology and suitable products. This focus is consistent with our strategy, as revised during the restructuring, to focus on uses of the company's technology that are the fastest to market yet appeal to large markets with correspondingly greater revenue opportunities. In addition, we have reengineered this department creating project plans and timelines for each technology and product in the pipeline. This effort has resulted in the acceleration of moving work through the pipeline and provided confidence that we will have new technology and products to the market in the 3rd and 4th quarters of 2006. These estimated release dates are based on the most recent project plan timelines and risks associated with engineering new technology and certain external influences, such as regulatory approvals or component availability, have been factored in but may shorten or lengthen time to market by several weeks.

To remain consistent with our plan to focus resources on developing power line communication technology and products, and reduce expenses, we have outsourced our manufacturing to IC Intracom and they have delivered the first shipment of goods manufactured in Asia.

In addition, we revised our expenditure budgets during the 2nd quarter of 2005 with the goal of reducing expenses on a run rate of $1 million annually. Although we were burdened with $600,000 of restructuring costs for the year ended December 31, 2005, and elevated salary expenses during the 1st and 2nd quarters of 2005 until the downsizing was completed, our operating expenses for the year ended December 31, 2005 increased by only 5% over the same period ended in 2004. More significant is that we reduced the amount of cash used in our operating activities by $1.2 million for the year ended December 31, 2005 compared to the same period ended for 2004.

Net revenues increased 26% from $1,010,520 for the year ended December 31, 2004 to $1,271,046 for the year ended December 31, 2005. The year was highlighted by record sales to Home Shopping Network in our Security Products Segment and significant growth in revenues in our DC Transportation Products segment.

Revenues in the DC transportation products segment increased 108% from $306,472 for the period ended December 31, 2004 to $636,903 for the period ended December 31, 2005. We made several advancements in this product segment relating to product additions and customer acquisitions, including the adoption of "Zone Defense" as the Company's rear vision product line brand name; and have secured the federal trademarks. In addition, we expanded our marketing approach to position our DC Transportation products segment as a complete rear vision and accident avoidance business rather than a power line only business. A major component of this positioning was the addition to our product line a suite of six new "hard wired" systems to compliment our PLC technology, along with video recorders and sensor technology. Some of our customer fleets have a wide variety of vehicle types. The customers wish to use both power line and hard wired technologies.

Despite that in management's opinion that we successfully met all the objectives of our restructuring plan, we remained undercapitalized for a large portion of the year. We were forced to conserve cash, especially in the 4th quarter, while spending a significant amount of management's resources in an effort to raise the appropriate amount of capital to execute our business plan. These circumstances negatively impacted us in several other areas. We lost out on new customer acquisitions and revenue opportunities due to a concern by these entities as to the viability of our Company; and had a difficult time financing the proper inventory levels which led to significantly reduced revenues during the 4th quarter ended December 31, 2005. More importantly, we were forced to scale back on our Research & Development engineering efforts which extended out the completion dates of our new product by a couple of months.

Subsequent Events

However, working with institutional investors since October of 2005, we were able to secure the proper amount of capital to allow us to execute our business plan. On March 16, 2006 we entered into a Securities Purchase Agreement with several institutions and accredited investors, under which we agreed to issue and sell to the Purchasers in a private placement up to $4,473,933 aggregate principal amount of convertible debentures, including $1,373,933 of existing debt being converted into the Debentures, and warrants to purchase common stock for an aggregate of up to $3,100,000 in proceeds. All the conditions for closing have been met and we had received all proceeds from the transaction as of March 29, 2006. For a more detailed description of the terms and conditions, see Note 17 , or refer to the Company's current reports filed on Form 8-K with the Securities and Exchange Commission on March 22, 2006 and April 7, 2006.

Results of Operations

Segment Information

                                                           Year Ended December 31, 2005

                                                 Security         Marine         DC Trans
                                                 Products        Products        Products         Total

      Net revenue                               $ 505,922       $ 128,221      $ 636,903      $1,271,046
      Cost of sales                             $ 449,644       $  94,626      $ 382,142      $  926,412
      Gross profit                              $  56,278       $  33,595      $ 254,761      $  344,634
      Research and development:
               Stock based                      $ 106,084       $       -      $       -      $  106,084
               Other                            $ 506,598       $       -      $  35,145      $  541,743

                              Total R & D       $ 612,682       $       -      $  35,145      $  647,827

                                                          Year Ended December 31, 2004

                                       33


                                                 Security         Marine         DC Trans
                                                 Products        Products        Products         Total

      Net revenue                               $ 492,398       $ 211,650      $ 306,472      $1,010,520
      Cost of sales                             $ 377,105       $ 107,485      $ 138,670      $  623,260
      Gross profit                              $ 115,293       $ 104,165      $ 167,802      $  387,260
      Research and development:
               Stock based                      $ 114,002       $       -      $       -      $  114,002
               Other                            $ 475,679       $       -      $  31,036      $  506,715

                              Total R & D       $ 589,681       $       -      $  31,036      $  620,717




                                                          Year Ended December 31, 2003

                                                 Security         Marine         DC Trans
                                                 Products        Products        Products         Total

      Net revenue                               $ 640,589        $ 373,568        $ 357,886       $1,372,044
      Cost of sales                             $ 689,347        $ 183,352        $  87,614       $  960,314
                                         --------------------------------------------------------------------
      Gross profit                              $ (48,758)       $ 190,216        $ 270,272       $  411,730
      Research and development:
               Stock based                      $ 145,400        $       -        $       -       $  145,400
               Other                            $  23,360        $       -        $  37,499       $   60,859
                                         --------------------------------------------------------------------

                             Total R & D        $ 168,760        $       -        $  37,499       $  206,259

RESULTS OF OPERATIONS

Reclassifications:

Certain reclassifications have been made to prior year balances to conform to the current year presentation, including reclassifications for discontinued operations (See Note 16 to the financial statements).

See Note 3 to the financial statements for additional segment reporting.

YEAR ENDED DECEMBER 31, 2005 AND DECEMBER 31, 2004

NET REVENUE. Net revenue increased 26% from $1,010,520 for the year ended December 31, 2004 to $1,271,046 for the year ended December 31, 2005. Marine product segment sales were $128,221 or 10% of total revenues for the year ended December 31, 2005 compared to $211,650, or 21% of total revenues, for the year ended December 31, 2004. Overall, marine product sales decreased $83,429, or 39%. Security product segment sales were $505,922 or 40% of total revenues for the year ended December 31, 2005 compared to $492,398, or 49% of total revenues, for the year ended December 31, 2004. Overall, security product sales increased $13,524, or 3%. DC Transportation product segment sales were $636,903, or 50% of total revenues for the year ended December 31, 2005 compared to $306,472, or 30% of total revenues for the year ended December 31, 2004. Overall, DC Transportation product sales increased $330,431, or 108%. The decrease in the marine product segment sales was due to a reduction in the number of regional boat shows, and the sales volume at these shows, at which the Company participated in the period ended December 31, 2005. The growth in the security products segment is due primarily to the increase in sales volume from on air sales on Home Shopping Network. The increase in revenues for the DC transportation product segment was due primarily to aggressive selling efforts and customer acceptance that the Company will have a long-term presence in the industry moving forward The sales cycle for our rear vision products appears to be 6 months to one year due to the capital investment required by customers to equip entire fleets, and the requirement for field testing.

COST OF GOODS SOLD. Cost of Goods sold increased 49% from $623,260 for the year ended December 31, 2004 to $926,412 for the year ended December 31, 2005. As a percentage of net revenue, cost of goods sold increased to 73% for the year ended December 31, 2005 from 62% for the year ended December 31, 2004. Cost of goods sold for the marine products segment decreased $12,859 or 12%, from $107,485 for the year ended December 31, 2004 to $94,626 for the same period ended in 2005. As a percentage of net revenue, cost of goods sold for the marine product segment increased from 51% for the year ended December 31, 2004 to 74% for same period ended in 2005. Cost of goods sold for the security products segment increased $72,539 or 19%, from $377,105 for the year ended December 31, 2004 to $449,644 for the same period ended in 2005. As a percentage of net revenue, cost of goods sold for the security product segment increased from 77% for the year ended December 31, 2004 to 89% for same period ended in 2005. Cost of goods sold for the DC Transportation product segment increased $243,472 or 176% from $138,670 for the year ended December 31, 2004 to $382,142 for the same period ended in 2005. As a percentage of net revenue, cost of goods sold for the DC Transportation product segment increased from 45% for the year ended December 31, 2004 to 60% for same period ended in 2005.

The increase in the cost of goods sold as a percentage of net revenues for the marine products segment was driven primarily by product mix. The increase in the cost of goods sold as a percentage of net revenues for the security products segment was driven primarily by pricing concessions made to Home Shopping Network to improve on air product sales volumes, and product returns which are a standard occurrence in their business model. The increase in the cost of goods sold as a percentage of net revenues for the DC Transportation product segment was due to the implementation of a distributor pricing structure in lieu of direct sale pricing.

GROSS PROFIT MARGIN. Gross profits on sales for the year ended December 31, 2005 amounted to $344,634 or 27% of net revenues, compared to $387,260, or 38% of net revenues, for the year ended December 31, 2004. The marine products segment contributed $33,595 and $104,165 of the total gross profit for the year ended December 31, 2005 and 2004, respectively. The security products segment contributed $56,278 and $115,293 of the total gross profit for the year ended December 31, 2005 and 2004, respectively. The DC Transportation products segment contributed $254,761 and $167,802 of the total gross profit for the year ended

December 31, 2005 and 2004, respectively. The gross profit percentage for the marine products segment decreased from 49% for the year ended December 31, 2004 to 26% for the year ended December 31, 2005. The gross profit percentage for the security products segment decreased from 23% for the year ended December 31, 2004 to 11% for the year ended December 31, 2005. The gross profit percentage for the DC Transportation products segment decreased from 55% for the year ended December 31, 2004 to 40% for the year ended December 31, 2005.

The decrease in the gross profit as a percentage of net revenues for the marine products segment was driven primarily by product mix. The decrease in the gross profit as a percentage of net revenues for the security products segment was driven primarily by pricing concessions made to Home Shopping Network to improve on air product sales volumes, and product returns which are a standard occurrence in their business model. The decrease in the gross profit as a percentage of net revenues for the DC Transportation product segment was due to the implementation of a distributor pricing structure in lieu of direct sale pricing.

SALARIES AND WAGES. Salaries and Wages increased 18% from $1,379,377 for the year ended December 31, 2004 to $1,631,967 for the year ended December 31, 2005. The increase was due to two factors. First, the Company implemented a restructuring plan during the first quarter ended March 31, 2005 that resulted in a significant decrease in the number of employees who had been hired prior to the end of the fiscal year ended December 31, 2004. The restructuring plan was not completed until May of 2005, resulting in significantly higher salary and wage costs during the first four months of 2005. Second, during the year ended December 31, 2005, non-cash stock based compensation of $286,500 was recorded for the issuance of common stock to employees in conjunction with previous and restructured employment contracts. Salary and Wages is comprised of employee wages and stock compensation.

PROFESSIONAL & CONSULTING FEES. Professional and consulting fees decreased 6% from $1,081,749 for the year ended December 31, 2004 to $1,022,118 for the year ended December 31, 2005. The decrease was due to a decrease in legal fees from attorneys handling the Company's matters with the Securities & Exchange Commission and the Company's management restructuring. However, this decrease was offset by account fees incurred for the preparation of the Company's tax returns. Professional and consulting fees include fees paid to attorneys, accountants, and business consultants. During the year ended December 31, 2005, non-cash stock based compensation of $77,000 was recognized in conjunction with common shares issued to members of the Company's Board of Directors as compensation for the current year.

DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization increased 2% from $653,391 for the year ended December 31, 2004 to $666,124 for the year ended December 31, 2005. The increase was attributable to the purchase of patents in January 2004 and the signing of two software license agreements, on December 31, 2003 and August 4, 2004 with On2 Technologies, Inc. for the use of its proprietary CODEC software for enhancing the video transmission in the Company's new digital power-line products.

RESEARCH & DEVELOPMENT. Research and development expense increased 4% from $620,717 for the year ended December 31, 2004, to $647,827 for the year ended December 31, 2005. The increase was attributable to increased funding for the development of the Company's new analog and digital consumer security systems. Research and development costs consist of all expenditures related to the improvement and development of the Company's current product line and new product development. Currently, substantially all of our research and development costs and efforts are dedicated to the development of our security (both analog and digital) and DC Transportation product segments. For the year ended December 31, 2005, of the total Research & Development expenditures, $612,682 or 95% was related to the security products segment, $35,145 or 5% was related to the DC Transportation products segment. The cost of our research and development activities is borne directly by the Company; no amounts are borne by our customers, nor are any contracts for customer funded research and development currently anticipated. The Company plans to continue funding the security and DC transportation product segments for the next several years.

ADVERTISING AND PROMOTIONS. Advertising and promotions decreased 31% from $254,065 for the year ended December 31, 2004 to $174,501 for the year ended
December 31, 2005. The decrease was due directly to a decrease in print advertising for the DC transportation product segment. The amount also includes portions of postage, printing, and travel that are attributable to advertising and promotions.

RENT AND UTILITIES. Rent and utilities increased 29% from $156,079 for the twelve months ended, December 31, 2004 to $201,033 for the twelve months ended, December 31, 2005. The increase is due to the Company's expansion of its corporate office space and warehouse space in Florida. Rent and utilities includes office rent, warehouse rent, storage, telephone, and utilities.

TRAVEL & ENTERTAINMENT EXPENSE. Travel & entertainment expense decreased 26% from $280,681 for the year ended December 31, 2004 to $208,667 for the year ended December 31, 2005. The decrease was attributed to the Company's restructuring plan implemented in the 1st quarter of 2005, which involved budgeting, a general downsizing of the sales staff, and the elimination of commuting travel associated with a former officer. Travel & entertainment expenses include normal expenses associated with traveling including, but not limited to; airfare, auto rental, parking & tolls, hotels & lodging, taxis, meals, and entertainment.

ROYALTIES EXPENSE. Royalties' expense decreased 100% from $225,000 for the year ended December 31, 2004 to $-0- for the year ended December 31, 2005. The elimination of royalty expense relates to the termination of a licensing agreement which had previously required minimum royalty payments (See Note 12 to the financial statements).

OTHER EXPENSES. Other expenses decreased 39% from $598,359 for the year ended December 31, 2004 to $366,500 for the year ended December 31, 2005. The decrease was due primarily to reductions in telemarketing and temporary labor expenses. Other expenses include tele-marketing, supplies, property taxes, insurance, financing fees, bank charges, temporary labor and various other expenses that are classified as miscellaneous.

RESTRUCTURING CHARGES. Restructuring charges amounted to $598,286. The charges were attributable to severance expenses related to the departure of two officers of the Company during the quarter ended March 31, 2005. The amount also includes $37,073 in legal fees associated with those separation agreements, and $10,213 in consulting fees and travel expenses paid to a consultant hired to oversee the restructuring plan. The severance expenses include cash payments of $276,000 to be paid over a 24 month period commencing in April 2005, and the issuance of 2.5 million shares of the Company's common stock, valued at $275,000 as of March 31, 2005 (See Note 7 to the financial statements).

LIQUIDITY & CAPITAL RESOURCES

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred operating losses, including discontinued operations, of $5,848,754, and $5,151,079 during the year ended December 31, 2005 and 2004, respectively. In addition, during that period, the Company has used cash of $3,001,236 and $4,244,961 in its operating activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company has devoted significant efforts in the further development and marketing of products in its Security and DC Transportation Products Segments, which, while now showing improved revenues, cannot yet be considered as sufficient to fund operations for any sustained period of time.

The Company's ability to continue as a going concern is dependent upon (i) raising additional capital to fund operations (ii) the further development of the Security and DC Transportation Products Segment products and (iii) ultimately the achievement of profitable operations. During the year ended December 31, 2005, the Company raised $1,390,000 from issuance of various separate notes payable, $1,362,357 from the sale of common stock, and $133,824 from the exercise of warrants. Subsequent to December 31, 2005, the Company did secure $3,100,000 of additional financing and converted $1,373,933 of otherwise short term obligations to long term debt (See Note 17). While the proceeds of this financing will significantly mitigate the Company's liquidity difficulties, the ability of the Company to sustain its operations for a reasonable period without further financing cannot be assured. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

During the year ended December 31, 2005 the Company funded its losses from operations through the following vehicles:

o On February 18, 2005, the Company executed a 30 day note payable with an individual in the amount of $200,000. Under the terms, the lender received 100,000 shares of the Company's restricted stock, along with registration rights, in lieu of any cash interest payments. The Company repaid $100,000 of the note prior to the March 17, 2005 due date, and the lender extended the due date on the remaining principal until April 16, 2005. The Company repaid the note in full during April 2005.

o On March 7, 2005, the Company executed a 90 day note payable with an institution in the amount of $200,000. The note bears an annual interest rate of 8% and was due on June 5, 2005. Subsequently, the lender has extended the due date of the note to December 31, 2005. The note is collateralized by the Company's finished goods and raw material inventory held at its Clearwater, Florida distribution center. The Company has received notification from the lender that it desires to convert the note to common stock at a price to be negotiated upon the due date of the note (See Note 9 "Notes Payable").

o During the three month period ended June 30, 2005, the Company received net proceeds of $1,161,289 from the sale of common stock through a private equity offering exempt from registration under 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The offering was priced at $.063 per share, resulting in the issuance of 20,542,325 shares of common stock. In addition, investors received warrants to purchase additional 4,108,465 shares of common stock, exercisable at $.25 per share, with five year expiration. The securities underlying the offering included registration rights. (See note 11 "Stockholders Equity).

o On August 16, 2005, the Company executed a 90 day note payable with an institution in the amount of $400,000. The note bears an annual interest rate of 8% and was due on November 14, 2005. Subsequently, the lender extended the due date of the note to December 31, 2005. The note is collateralized by the Company's finished goods and raw material inventory held at its Clearwater, Florida distribution center. The Company has received notification from the lender that it desires to convert the note to common stock at a price to be negotiated upon the due date of the note (See Note 9 "Notes Payable").

o During the three month period ended December 31, 2005, the Company received net proceeds of $249,103 from the sale of common stock through a private equity offering exempt from registration under 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The offering was priced at $.0225 per share, resulting in the issuance of 11,904,581 shares of common stock. The securities underlying the offering included registration rights. (See note 11 "Stockholders Equity).

o On October 7, 2005, the Company received proceeds of $200,000 by executing a 90 day unsecured note payable with an accredited investor. In lieu of cash for interest, the lender will receive 320,000 shares of restricted common stock, and a cash payment of $25,000, both due upon the expiration date of the note (See
Note 9 "Notes Payable").

o On November 11, 2005, the Company received proceeds of $133,824 for the exercise 2,676,471 of warrants for shares of common stock, at $.05 per share, by an institution. As approved by the Board of Directors, the warrants were re-priced from and exercise price of $.50 per share to $.05 per share.

o On November 23, 2005, the Company received proceeds of $75,000 by executing three separate 45 day unsecured notes payable with a Director of the Company, and two of his family members. In lieu of cash for interest, each lender will receive four shares of restricted common stock for each dollar loaned. The notes are convertible to common stock at the discretion of the lender (See Note 9 "Notes Payable").

o On December 21, 2005, the Company received proceeds of $200,000 by executing three separate 45 day unsecured notes payable with various institutions and accredited investors. In lieu of cash for interest, each lender will receive four shares of restricted common stock for each dollar loaned. The notes are convertible to common stock at the discretion of the lender (See Note 9 "Notes Payable").

o On December 23, 2005, the Company executed a 45 day note payable with an institution in the amount of $190,000. The note bears an annual interest rate of 8% and was due on February 4, 2006. The note is collateralized by the Company's finished goods and raw material inventory held at its Clearwater, Florida distribution center. The Company has received notification from the lender that it desires to convert the note to common stock at a price to be negotiated upon the due date of the note (See Note 9 "Notes Payable").

Material Commitments

The Company has no material commitments for the purchase of raw materials or components. The Company issues purchase orders for these items for the purposes of fulfilling customer orders and maintaining reasonable levels of inventory.

The Company currently has no material commitments for capital expenditures.

Critical Accounting Policies:

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We evaluate our estimates and judgments on an on-going basis. We base our estimates on historical experience and on assumptions that we believe to be reasonable under the circumstances. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what we anticipate and different assumptions or estimates about the future could change our reported results. We believe the following accounting policies are the most critical to us, in that they are important to the portrayal of our financial statements and they require our most difficult, subjective or complex judgments in the preparation of our financial statements:

Revenue Recognition: The Company defers revenue recognition on transactions if any of the following exist: persuasive evidence of an arrangement does not exist, title has not transferred, product payment is contingent upon performance of installation or service obligations, the price is not fixed or determinable, or payment is not reasonably assured. The Company accrues a provision for estimated returns concurrent with revenue recognition.

Inventory Reserves: The Company values inventories at the lower of cost or market. Under certain market conditions, estimates and judgments regarding the valuation of inventory is employed by management to value inventory properly.

Employee stock-based compensation: The Company accounts for compensation costs associated with stock options issued to employees under the provisions of Accounting Principles Board Opinion No. 25 ("APB 25") whereby compensation is recognized to the extent the market price of the underlying stock at the date of grant exceeds the exercise price of the option granted. Stock-based compensation to non-employees is accounted for using the fair-value based method prescribed by Financial Accounting Standard No. 123 ("FAS 123"). The fair-value based method requires management to make estimates regarding the expected life of the options and warrants.

Impairment of Long-Lived Assets: In assessing the recoverability of the Company's long-lived assets, the Company must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or their related assumptions change in the future, the Company may be required to record impairment charges for these assets.

Recent Accounting Pronouncements:

See "Note 14" to the attached financial statements.


THE FOLLOWING MANAGEMENT DISCUSSION IS SET FORTH FOR POWERLINX, INC., INCLUDING ANY COMPARISON FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND MARCH 31, 2005, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR POWERLINX, INC., FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005.

Cautionary Statements

You should read the following discussion and analysis in conjunction with the Financial Statements and related Notes contained elsewhere in this Registration Statement. The information in this Registration Statement is not a complete description of our business or the risks associated with an investment in our common stock. We urge you to carefully review and consider the various disclosures made by us in this Report and in our other reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2005.

The section entitled "Risk Factors" set forth in our Annual Report on Form 10-K for the year ended December 31, 2005 and similar types of discussions in other SEC filings discuss some of the important risks that may affect our business, results of operations and financial condition. Some of those risks are as follows:

*Our business depends on the protection of our intellectual property and may suffer if we are unable to adequately protect our intellectual property.

*Our stock price can be extremely volatile.

You should carefully consider those risks, in addition to the other information in this Report and in our other filings with the SEC, before deciding to invest in our Company or to maintain or decrease your investment.

This  Report may  contain  forward-looking  @  statements  within the meaning of
Section 17A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Examples of forward-looking statements include, but are not limited to: (a) projections of our revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of our plans and objectives; (c) statements of our future economic performance; (d) statements of assumptions underlying other statements and statements about us and our business relating to the future; and
(e) any statements using the words "believes," "budget," "target," "goal," A anticipate," A expect," "plan," "outlook," "objective," A may," A project," A intend," "estimate," or similar expressions. These statements are only predictions. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors.

OVERVIEW

We develop, license, manufacture, and market products and applications developed to transmit voice, video, audio and data either individually or any and all combinations over power lines, twisted pair wires, and coax in AC and DC power environments. We also manufacture and market underwater video cameras, lights, and accessories for the marine industry. Our products are sold in both retail and commercial markets. Our principal products are sold in the security and transportation industries.

Net revenues of $211,585 for the three month period ended March 31, 2006 decreased 50% compared to net revenues for the same period ended March 31, 2005. One reason for the decline was the cancellation of on air shows with Home Shopping Network, a customer that in past reporting periods has accounted for a significant portion of our SecureView sales. The shows were cancelled because of declining sales performance due to market saturation and a restructuring that is currently taking place at HSN. Consequently, sales in our DC Transportation products segment accounted for 67% of total revenues for the three month period ended March 31, 2006 compared to 36% for the same period ended March 31, 2005.

As a result of the restructuring plan that we initiated in April of 2005, we entered fiscal year 2006 much leaner in terms of both personnel and overall operating expenses. For the three month period ended March 31, 2006, total operating expenses decreased by $845,671, or 42%, compared to the same period ended March 31, 2005. In addition, for the three month period ended March 31, 2006, loss from operations decreased by $817,923, or 43%, compared to the same period ended March 31, 2005.

We continued to be extremely short on working capital during the three months ended March 31, 2006. This required management to focus primarily on raising capital. A large amount of our management's resources was spent on raising short-term capital and acquiring bridge loans to fund operations while simultaneously attempting to secure the long-term financing needed to execute the business plan. The shortage of capital had a negative impact on revenues as we were unable to finance required inventory levels on a timely basis. In addition, it was necessary to severely curtail product development efforts. These circumstances did cause a delay in the development of new products; however we are on schedule to introduce new technology and products in the third and fourth quarters of 2006 as previously announced.

The new technologies to be introduced in 2006 include:

o More versatile transportation technology: The new transportation product will be capable of operating on more vehicles, will be more reliable and will be capable of operating on both US and International electrical standards. This will give PowerLinx the opportunity to pursue International markets in addition to North America.

o Audio over power line: This technology will enable the user to transmit and receive audio over the existing power lines in a home. This technology enables or may enhance several potential products. Users may send audio from their stereo to speakers anywhere in their home. Music from iPods may be transmitted to remote speakers. OEM surround sound system makers could use this technology to transmit sound to the rear speakers.

o Multi-camera video surveillance system: This technology allows the user to use multiple cameras over the power line versus our current technology which only supports one camera. In addition, the user can adjust camera color and brightness using a remote control.

o Power line IP Network Camera: A user can transmit the video from their camera over the existing power lines to their computer. They can also choose to view the video on a computer from remote locations. This enables the user to use the camera for video surveillance from any computer with broad band Internet access.

Of most significance during the three month period ended March 31, 2006 was the successful completion of our capital raising efforts. On March 16, 2006 we entered into a Securities Purchase Agreement with several institutions and accredited investors, under which we agreed to issue and sell to the Purchasers an aggregate principal amount of $4,473,933 of convertible debentures, including the conversion of $1,373,933 of existing short-term debt, an aggregate of up to $3,100,000 in proceeds, and warrants to purchase up to 94,188,063 (1,883,761 shares as adjusted for the March 22, 2006 1 for 50 reverse stock split) shares of common stock. All the conditions for closing were met and all proceeds from the transaction were received as of March 29, 2006. (For a more detailed description of the terms and conditions, see Note 8 to the financial statements or refer to the Company's current reports filed on Form 8-K and 8-K/A with the Securities and Exchange Commission on March 22, 2006 and April 7, 2006).

The completion of this capital raising effort, which was a fundamental part of our restructuring plan, affords us the opportunity to execute the business plan we have developed. In addition, we are also very pleased to have been able to garner such solid and reputable institutions as our financing partners; who offer other resources, in addition to the capital provided, for us to draw upon as we move forward.

RESULTS OF OPERATIONS

See Note 3 to the financial statements for additional segment reporting.

THREE MONTHS ENDED MARCH 31, 2006 AND MARCH 31, 2005

NET REVENUE. Net revenue decreased 50% from $427,434 for the three months ended March 31, 2005 to $211,585 for the three months ended March 31, 2006. Marine product segment sales were $59,386 or 28% of total revenues for the three months ended March 31, 2006 compared to $49,229, or 11% of total revenues, for the three months ended March 31, 2005. Overall, marine product sales increased $10,157, or 21%. Security product segment sales were $9,552 or 5% of total revenues for the three months ended March 31, 2006 compared to $225,379, or 53% of total revenues, for the three months ended March 31, 2005. Overall, security product sales decreased $215,827, or 96%. DC Transportation product segment sales were $142,647, or 67% of total revenues for the three months ended March 31, 2006 compared to $152,826, or 36% of total revenues for the three months ended March 31, 2005. Overall, DC Transportation product sales decreased $10,179, or 7%. The increase in the marine product segment sales was due to a general increase in consumer attendance at regional boat shows. The reduction in the security products segment is due primarily to the cancellation of on air sales shows on Home Shopping Network (HSN). The cancellation of the on air shows was due to market saturation and a general restructuring at HSN. The decrease in revenues for the DC transportation product segment was driven primarily by the Company's inability to finance the proper inventory levels due to a cash shortage prior to the Company completing its fund raising efforts on March 22, 2006.

COST OF GOODS SOLD. Cost of Goods sold decreased 60% from $315,182 for the three months ended March 31, 2005 to $127,080 for the three months ended March 31, 2006. As a percentage of net revenue, cost of goods sold decreased to 60% for the three months ended March 31, 2006 from 74% for the three months ended March 31, 2005. Cost of goods sold for the marine products segment increased $4,608 or 15%, from $31,617 for the three months ended March 31, 2005 to $36,225 for the same period ended in 2006. As a percentage of net revenue, cost of goods sold for the marine product segment decreased from 64% for the three months ended March 31, 2005 to 61% for same period ended in 2006. Cost of goods sold for the security products segment decreased $184,317 or 96%, from $192,436 for the three months ended March 31, 2005 to $8,119 for the same period ended in 2006. As a percentage of revenue, cost of goods sold for the security product segment did not change from 85% for the three months ended March 31, 2005 to 85% for same period ended in 2006. Cost of goods sold for the DC Transportation product segment decreased $8,394 or 9% from $91,129 for the three months ended March 31, 2005 to $82,735 for the same period ended in 2006. As a percentage of net revenue, cost of goods sold for the DC Transportation product segment decreased from 60% for the three months ended March 31, 2005 to 58% for same period ended in 2006.

The decrease in the cost of goods sold as a percentage of net revenues for the marine products segment was driven primarily by the elimination of sales promotions during the period ended March 31, 2006. The decrease in the cost of goods sold as a percentage of net revenues for the DC Transportation product segment was due to improved component pricing negotiated during the period.

GROSS PROFIT MARGIN. Gross profits on sales for the three months ended March 31, 2006 amounted to $84,505 or 40% of net revenues, compared to $112,252, or 26% of net revenues, for the three months ended March 31, 2005. The marine products segment contributed $23,160 and $17,612 of the total gross profit for the three months ended March 31, 2006 and 2005, respectively. The security products segment contributed $1,433 and $32,943 of the total gross profit for the three months ended March 31, 2006 and 2005, respectively. The DC Transportation products segment contributed $59,912 and $61,697 of the total gross profit for the three months ended March 31, 2006 and 2005, respectively. The gross profit percentage for the marine products segment increased from 36% for the three months ended March 31, 2005 to 39% for the three months ended March 31, 2006. The gross profit percentage for the security products segment did not change from 15% for the three months ended March 31, 2005 to 15% for the three months ended March 31, 2006. The gross profit percentage for the DC Transportation products segment increased from 40% for the three months ended March 31, 2005 to 42% for the three months ended March 31, 2006.

The increase in the gross profit margin as a percentage of net revenues for the marine products segment was driven primarily by the elimination of sales promotions during the period ended March 31, 2006. The increase in the gross profit margin as a percentage of net revenues for the DC Transportation product segment was due to improved component pricing negotiated during the period.

SALARIES AND WAGES. Salaries and Wages decreased 32% from $424,207 for the three months ended March 31, 2005 to $289,318 for the three months ended March 31, 2006. The decrease was due to the overall reduction in employees as a result of the Company's restructuring plan initiated in April of 2005. Salary and Wages is comprised of employee wages and stock compensation. During the three months ended March 31, 2006, $15,000 of non-cash stock-based compensation was recorded in conjunction with common stock issued to an employee pursuant to employment contract obligations.

PROFESSIONAL & CONSULTING FEES. Professional and consulting fees decreased 10% from $388,446 for the three months ended March 31, 2005 to $349,030 for the three months ended March 31, 2006. The decrease was due to the elimination of consulting fees but was offset by an increase in legal fees from attorneys handling the Company's matters with the Securities & Exchange Commission and defending the Satius law suit (See Legal Proceedings). Professional and consulting fees include fees paid to attorneys, accountants, and business consultants.

DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization decreased 35% from $166,890 for the three months ended March 31, 2005 to $108,798 for the three months ended March 31, 2006. The decrease was attributable to a reduction in amortization expense as certain intangible assets were fully amortized as of December 31, 2005.

RESEARCH & DEVELOPMENT. Research and development expense decreased 23% from $171,119 for the three months ended March 31, 2005, to $132,207 for the three months ended March 31, 2006. The decrease was due to a budget reduction based on the Company's cash position during the period. Research and development costs consist of all expenditures related to the improvement and development of the Company's current product line, new product development, and engineering consulting fees associated with licensed technology. Currently, substantially all of our research and development costs and efforts are dedicated to the development of our security (both analog and digital) and DC Transportation product segments. For the three months ended March 31, 2006, of the total Research & Development expenditures, $103,122 or 78% was related to the security & audio products segment, $27,765 or 21% was related to the DC Transportation products segment, and $1,320 or 1% was related to the marine products segment. The cost of our research and development activities is borne directly by the Company; no amounts are borne by our customers, nor are any contracts for customer funded research and development currently anticipated. The Company plans to continue funding the security and DC transportation product segments for the next several years.

ADVERTISING AND PROMOTIONS. Advertising and promotions decreased 3% from $56,170 for the three months ended March 31, 2005 to $54,396 for the three months ended March 31, 2006. The decrease was due directly to a reduction in print advertising for the DC transportation product segment. The amount also includes portions of postage, printing, and travel that are attributable to advertising and promotions.

RENT AND UTILITIES. Rent and utilities increased 8% from $48,145 for the three months ended, March 31, 2005 to $52,007 for the three months ended, March 31, 2006. The increase is due to the inclusion of rent for the Company's distribution warehouse that was omitted during the prior period. Rent and utilities includes office rent, warehouse rent, storage, telephone, and utilities.

TRAVEL & ENTERTAINMENT EXPENSE. Travel & entertainment expense decreased 25% from $51,261 for the three months ended March 31, 2005 to $38,397 for the three months ended March 31, 2006. The decrease was attributed to adherence to budgeted expenditures and an overall reduction in the number of employees traveling as a result of Company's restructuring plan initiated in April of 2005. Travel & entertainment expenses include normal expenses associated with traveling including, but not limited to; airfare, auto rental, parking & tolls, hotels & lodging, taxis, meals, and entertainment.

OTHER EXPENSES. Other expenses increased 18% from $107,443 for the three months ended March 31, 2005 to $126,540 for the three months ended March 31, 2006. The increase was due to a charge to a $31,250 charge to provision for doubtful accounts. Other expenses include travel, supplies, property taxes, insurance, financing fees, bank charges, provision for doubtful accounts, postage & delivery, and various other expenses that are classified as miscellaneous.

NON-OPERATING INCOME (EXPENSE) ITEMS. Non-operating income (expense) increased from ($1,507) for the three months ended March 31, 2005 to ($1,118,212) for the three months ended March 31, 2006. Components of non-operating expenses are as follows:

o Interest expense increased to $66,899 for the three months ended March 31, 2006 from ($1,507) for the three months ended March 31, 2005. The current period interest expense includes ($50,258) of amortization of debt discount on the Convertible Debentures. The Company records amortization using the effective interest method and, accordingly, interest expense associated with these debentures will increase as the carrying value increases.

o Loss of extinguishment of ($1,502,286) arose in connection with our debenture financing where we allocated the fair value of instruments issued in connection with the financing to the proceeds and the debt relieved on a relative fair value basis. This calculation resulted in a loss on extinguishment associated with the relieved indebtedness.

o Derivative gain, which amounted to $450,973 for the three months ended March 31, 2006 arises from fair value adjustments to our derivative financial instruments. These instruments consist of freestanding warrants and embedded conversion features associated with the Debenture offering. We will continue to incur fair value adjustments to these instruments until such instruments are converted, exercised or reclassified to stockholders' equity. Future fair value adjustments require the use of subjective estimates. However, the principal drive of our valuation model is the Company's trading common stock. Accordingly, future volatility in the trading market price may result in significant changes in fair value that are required to be recorded as adjustments in income.

LIQUIDITY & CAPITAL RESOURCES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred loss from operations of $1,066,188 and $1,884,111 during the three months ended March 31, 2006 and 2005, respectively. In addition, during those periods, the Company has used cash of $1,198,056 and $771,377 respectively, in its operating activities and has a stockholders' deficit at March 31, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company has devoted significant efforts in the further development and marketing of its existing products in its Security and DC Transportation Products Segments, which, while now showing improved revenues, cannot yet be considered as sufficient to fund operations for any sustained period of time. The Company has allocated significant resources to the development of new power line technologies and products that will be launched in the third and fourth quarters of fiscal year 2006. The Company's ability to continue will be dependent upon achieving profitable operations through the licensing and sales of these new technologies and products.

The Company's ability to continue as a going concern is dependent upon (i) raising additional capital to fund operations (ii) the further development of the Security and DC Transportation Products Segment products and (iii) ultimately the achievement of profitable operations. During the three months ended March 31, 2006, the Company secured financing of $4,473,933 in the form of convertible debentures which included proceeds of $3,100,000 and the conversion of $1,373,933 of otherwise short term existing obligations to long term debt (See Note 8). While the proceeds of this financing will significantly mitigate the Company's liquidity difficulties, the ability of the Company to sustain its operations for a reasonable period without further financing cannot be assured. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

During the three months ended March 31, 2006 the Company funded its losses from operations through the following vehicles:

o On March 16, 2006, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement"), with several accredited investors (collectively the "Purchasers"), under which the Company agreed to issue and sell to the Purchasers in a private placement up to $4,473,933 aggregate principal amount of convertible debentures ("Debentures"), including $1,373,933 of existing debt being converted into the Debentures, and warrants to purchase common stock (the "Warrants") for an aggregate of up to $3,100,000 (the "Proceeds"). All the closing conditions have been satisfied on March 23, 2006. On March 23, 2006 the Company received a portion of the Proceeds in the amount of $2,563,572 net of $136,428, which was paid from the Proceeds as payment for commissions and expenses and $87,428 as repayment of certain creditors pursuant to the Purchase Agreement. Furthermore, on March 27, 2006, the Company received $250,000 and on March 29, 2006 the Company received a final disbursement of the Proceeds in the amount of $150,000, for a total aggregate amount of the Proceeds of $3,100,000 disbursed to the Company. The Company intends to pay a portion of the Proceeds as a broker's fee with respect to the sale of the Debentures and Warrants to the Purchasers, and to use the net available proceeds for general corporate and working capital purposes. The Warrants may be exercised for an aggregate of up to 94,188,063 (1,883,761 as adjusted for the March 22, 2006 1 for 50 reverse stock split) shares of common stock until March 22, 2011, at price per share equal to the product of (i) 1.25 and (ii) the Applicable Initial Reference Price (the "Exercise Price"). The exercise price will be subject to adjustment for events and transactions as stated in the Warrant. The transaction was recorded as a derivative liability on the Company's balance sheet (See "Note 8" to the financial statements).

In May 2006, the Company issued a purchase order to its overseas supplier in the amount of $352,500 for the manufacturing of the Company's Secure View product. The product is expected to be delivered during the 2nd quarter ended June 30, 2006. In addition, the Company has also placed purchase orders totaling $50,000 for critical chip components used in its new products to be ready for manufacturing during the 3rd and 4th quarters ended September 30, 2006 and December 31, 2006, respectively. Other than outlined above, the Company has no material commitments for the purchase of raw materials or components. The Company issues purchase orders for these items for the purposes of fulfilling customer orders and maintaining reasonable levels of inventory.


                             DESCRIPTION OF PROPERTY

Principal Executive Offices

     Since   mid-December  2004  our  corporate   facility  is  located  in  St.
Petersburg, Florida, and consists of approximately 7,652 square feet of executive office space at a base monthly rental fee of $8,290. We signed a 39 month lease on December 14, 2004. The lease contained a early termination clause which we executed on October 22, 2005. We will be moving our corporate headquarters during May of 2006. The decision to execute the early termination provision was to enable the Company to downsize to a smaller and less expensive facility to meet budgetary requirements. The current office space was not being fully utilized due the reduction of employees as a result of the implementation of our restructuring plan completed in the 2nd quarter of 2005.

     We also lease space in Clearwater, Florida, on a month-to-month basis, for its Distribution and Warranty & Repair Center. The monthly rent is $1,275.

     We also lease space in Concord, California, to house our Research and Development operations. This lease is for a three year period beginning May 1, 2004, and ending April 30, 2007. The monthly rent is $1877.05.


                                LEGAL PROCEEDINGS

Litigation, claims and assessment:

Satius, Inc License Agreement

On June 7, 2006, we announced that the civil action initiated against us (the "Action") by Satius, Inc. ("Satius"), on August 17, 2005, in which Satius alleged various claims under a former license agreement (the "Agreement"), entered into on December 18, 2002, by and between Satius and the Company and subsequently terminated by Satius on July 10, 2004, has been dismissed in the Court of Common Pleas of Montgomery County, Pennsylvania. On June 9, 2006, the Company was notified by its counsel that Satius Inc., has appealed the dismissal.



Pro-Marketing of Texas

     The Company was a defendant in a lawsuit filed by Pro-Marketing of Texas, Inc. in the Circuit Court of Pinellas County, Florida. The suit alleged breach of contract relating to a payment of a convertible debenture, with a maximum potential exposure of $100,000 plus interests costs and attorneys fees. The Company contested the claim from the outset, however, in and effort to limit legal fees associated with the action, on August 18, 2005, the Company agreed to a settlement. The settlement consisted of the issuance of 150,000 shares of restricted common stock, and cash payments totaling $60,000 to be disbursed in an amount of $2,500 per month for a period of two years, commencing on August 18, 2005.

Diversified Personnel

     In September 2005, the Company became a defendant in a law suit filed by Diversified Personnel in an attempt to recover approximately $8,500 in outstanding invoices related to the Company's use of temporary labor in the Company's research & development office in California prior to the restructuring of the Company in March and April of 2005. The plaintiff received a judgment in December 2005, and the Company is paying the outstanding balance in installments.

Guestlinx, LLC

On May 19, 2006 the Company learned that a default judgment had been entered against it on May 3, 2006 in the Superior Court of California, Orange County, in the amount of $90,561, to the plaintiff Guestlinx, LLC. The judgment was granted based on an action filed by Guestlinx, LLC on November 2, 2005. The Company had no prior knowledge of the action and believes it was never properly served. The Company has retained counsel in California to have the judgment set aside for improper service and believes it will be successful in this effort. The Company had previously recorded a liability associated with this dispute in the amount of $46,352 that is currently included in the Company's balance sheet under "Liabilities from Discontinued Operations".


SEC Investigation

     The Securities and Exchange Commission's Division of Enforcement began an investigation in January 2001 relating to the Company's financial results and common stock performance during 2000. As a result Richard McBride, former chairman, president and chief executive officer, resigned from all positions with the Company. Further, all executives involved with the allegations were replaced during 2001 and Mr. McBride passed away in October 2001. The Company has cooperated fully with the SEC, which included the testimony of former employees, Col. Larry Hoffman (retired), and Christy Mutlu. George Bernardich and current officers and employees Douglas Bauer, CFO, and J. R. Cox, former director, have also testified before the SEC.

     On February 12, 2004, the SEC's Staff advised the Company, through its counsel, that they intend to recommend that the SEC bring a civil injunctive action against the Company and certain of its current and former officers and/or directors. As it relates to the Company, the Staff alleges that:

     The Company violated Section 17(a) of the Securities Act of 1933 ("Securities Act") and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 10b-5, 13a-1, 13a-11, 13a-13, and 12b-20 thereunder, and is liable for civil penalties pursuant to Section 20(d) of the Securities Act and Section 21(d)(3)(A) of the Exchange Act. The SEC's Staff, in accordance with Rule 5(c) of the Commission's Rules of Informal and Other Procedures, 17 C.F.R. ss.202.5(c), afforded the Company the opportunity to make a "Wells Submission" regarding the Staff's intended recommendations. The Company retained its counsel to prepare such a Wells Submission on behalf of the Company, its officers, and employees, as it believed that there were meritorious factual, legal and policy reasons why the Staff's recommendation should not be followed by the Commission. The "Wells Submission" documents were prepared and submitted to the Staff near the end of March of 2004.

     In June of 2004, counsel notified the Company that as a result of the Wells Submission, the staff may modify its recommendations to the Commission; however, the Company had no specific details as to what those modifications would be or whether they would be accepted by the commission. The Company, twice, in August and November of 2004, sent updated financial information to the Staff, at their request, but received no further correspondence regarding a proposed recommendation.

     If the Staff's original recommendation is accepted by the Commission and a civil injunctive action were to be subsequently filed against the Company, no decision has been made at this time as to whether the Company would vigorously defend that matter, or would seek to reach a negotiated settlement. The Staff has informally advised counsel of their belief that if they were successful in litigating this matter, a civil penalty in excess of $100,000 could be imposed against the Company. However, counsel believes that there are numerous mitigating factors which could cause this amount to be reduced, even if the Company's efforts to defend the suit were unsuccessful. Therefore it is impossible at this time to estimate the likelihood of an unfavorable outcome, or to estimate the amount of any such loss from this matter.

     Before any final determination was made with regard to the aforementioned investigation, the Staff notified the Company that it wanted to review additional documentation. This request pertained to a purchase contract the Company entered with Universal General Corporation, LLC (UGC), on September 17, 2004 and the subsequent shipment of products to UGC on November 15, 2004. The Company has, through its counsel, fully cooperated with this additional request, and has provided the documents and financial information sought. In addition, certain current and former officers and employees have provided testimony and/or interviews to the Staff with regard to UGC. The Company has been advised by the Staff that the investigations of both items are complete, and the Company anticipates that the Commission will render a decision in this matter in the relatively near future.



                                   MANAGEMENT

Executive Officers, Directors and Key Employees

     The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

       Name                    Age          Position
 Michael Tomlinson (1)          57          Chief Executive Officer, Director
 Douglas Bauer                  44          Chief Financial Officer, Secretary &
                                            Treasurer
 Myles J. Gould*                63          Director
 Dr. Bradford M. Gould*         36          Director
 Martin A. Traber (3)           60          Director
 James A. Williams (3)(6)       63          Chairman of the Board, Director
 William B. Edwards (2)         65          Director
 Francisco Sanchez (2)          46          Director
 Ted Shalek (4)                 55          Director

Directors are elected or appointed to serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of stockholders and until their successors have been elected and qualified.

* Dr. Brad M. Gould is the son of Myles J. Gould.

Background of Executive Officers and Directors

MICHAEL TOMLINSON

Mr. Tomlinson joined PowerLinx in February 2004, and is currently our Chief Executive Officer, effective May 17, 2005. He received a BBA in both Marketing and Management from the University of Memphis in 1975. Mike has extensive sales, marketing, product development, Business Reengineering and general management experience, having served over 25 years with HavaTampa Cigar, Lenox Brands, PepsiCo (18 yrs.) and Proctor and Gamble. Mike held the office of Vice-President or Senior Vice-President with these companies for 16 years. For the years prior immediately prior to joining PowerLinx, in 2004, he capitalized on his career experiences as a Business Reengineering Consultant with Benchmark Associates.

DOUGLAS A. BAUER

Mr. Bauer joined us in March of 2001. He received a bachelor's degree in Accounting from Miami University, Ohio in 1985, and spent an additional year at Miami's European Center in Luxembourg studying international economics and political science. He spent three years with Price Waterhouse in the audit division of its Atlanta office before moving on to Guardian Industries, a worldwide glass manufacturer and fabricator, where he took the position of operations manager for two newly acquired fabrication businesses. Prior to joining PowerLinx, Mr. Bauer was a partner in Flowers Direct and eFlowers.com, and served three years as its COO and CFO. In addition to Chief Financial Officer, Mr. Bauer has served as Secretary-Treasurer of PowerLinx since July, 1, 2002.

MYLES J. GOULD

Mr. Gould has been a Director of us since April 1999, and his current term as a Director will continue until the annual meeting of 2004. Mr. Gould has been involved in the development of real estate projects for more than 30 years. His firm, Gould & Company, is based in Atlanta, Georgia. Mr. Gould has developed over 2000 acres for diverse applications including shopping centers, office complexes, and multiple- and single-occupancy residential developments. He has spoken on many occasions on the subject of apartment-to-condominium conversions. Mr. Gould formerly served as a Director for Modular Systems, Inc., a factory-assembled housing company.

DR. BRADFORD M. GOULD

Dr. Gould has been a Director of us since April 1999, and his current term as a Director will continue until annual meeting of 2004. Dr. Gould received a Bachelor's Degree in Marine Science and Biology from the University of Miami in 1992. He earned his Master's Degree from the University of Hawaii from 1992 through 1995, identifying pollutants and their sources in Manmala Bay, Honolulu. After attending the Medical College of Georgia from 1995 to 1999, he entered the residency program at St. Vincent's Hospital, Jacksonville, Florida. Dr. Gould is currently in the Residency Family Practice Program at Greenville Memorial Hospital in South Carolina.

MARTIN A. TRABER

Mr. Traber is a partner in the Tampa office of Foley & Lardner. A member of the firm's Business Law Department and Transactional & Securities Practice Group, he focuses on corporate securities and public company practice. Formerly a partner in the 500-attorney Cleveland, Ohio, firm of Arter & Hadden, he served 10 years on the firm's Management Committee (including a term as chief executive) and was national chairman of both the Business and Corporate Department and of the Marketing and Business Development Committee. Mr. Traber has practiced in corporate finance and securities law for over 30 years. His areas of emphasis include representation of companies in public and private securities offerings, roll-ups, and mergers and acquisitions. He represents several public and privately-held technology clients. Mr. Traber served as an associate professor of law at Cleveland State University School of Law, where he developed and taught a course on financing. He graduated magna cum laude and first in his class from Indiana University School of Law in 1970, where he was an associate editor of the Law Review.

JAMES A. WILLIAMS

Mr. Williams joined the Board as a Director in December 2003 and became Chairman of the Board in February 2005. Mr. Williams is currently President & CEO of Gold Toe Brands, Inc. and Chairman of the Board of Maidenform Worldwide. He also serves on the Board of Cluett American Group and has served on the Boards of Bibb Corporation, Esprit de Corp., and Ithaca Corporation. He is considered an expert in retailing and marketing and has thirty plus years of extensive experience in product sourcing, manufacturing, distribution, financing, and corporate organization and governance. He also serves on the Boards of many professional organizations which include The Hosiery Association (Past
Chairman), The Fashion Association (Executive Board & Past Chairman), North Carolina Textile Foundation, and The Educational Foundation for The Fashion Institute of Technology.

WILLIAM B. EDWARDS

Mr. Edwards is currently President of K & M Associates LP, a leading fashion accessory house based in Providence, Rhode Island and is considered an expert in mass retailing and marketing through retailers. He has served as President & COO of Revco, D. S.. Inc., President & CEO of F & M Distributors, President & Owner of Xpect Discount Stores, President & COO of Milor/Solo Inc., Vice-President of Mattel and Vice-President at W.T. Grant Company. In addition, he is President and Founder of the privately held consulting company W.B.E., Inc. which specializes in strategic planning, development and installation of business re-engineering, new product development, marketing, marketing management, distribution and channel development and selection, development of business plans and financing of plans. His clients have included American Greetings, Allison Reed Group, Prospect Street Investments Management, U. S. Mint, Rexall Sundown and many more. In addition, Mr. Edwards is, or has been a member of several boards which have included Office Max, Revco, and Talon Group to name a few.

FRANCISCO SANCHEZ

Mr. Sanchez is currently the Managing Director of Cambridge Negotiation Strategies (CNS) where he has worked with corporations and governments worldwide on complex transactions, labor-management negotiations, litigation settlement, negotiation strategy, alliance management, facilitation and training. He holds a Masters Degree in Public Administration from the Harvard University, John F. Kennedy School of Government. In 1999, he became a Special Assistant to the President of the United States working in the Office of the Special Envoy for the Americas. In the White House he worked with the National Security Council, the State Department and the U.S. Trade Representative on Western Hemisphere economic integration and the promotion of democracy. President Clinton later appointed Mr. Sanchez as U.S. Assistant Secretary of Transportation where he developed aviation policy and oversaw international negotiations. Prior to his work in the federal government and before joining CNS, he practiced corporate and administrative law with the firm of Steel, Hector and Davis in Miami, Florida. Before practicing law, he served in the administration of former Florida Governor (now U.S. Senator) Bob Graham, as the first director of the state's Caribbean Basin Initiative Program.

THADDEUS J. SHALEK

Mr. Shalek is currently CEO and CFO of Vertical Health Solutions in Oldsmar, Florida. Previously he served as President of Shalek and Associates, CPA's Inc. of Independence, Ohio. Shalek and Associates provided accounting and consulting services to small and medium sized corporations and other entities. Ted was an Instructor in Business and Taxation at Cuyahoga Community College of Cleveland, Ohio. He has also been a Partner in McManamon, Shalek and Co. CPAs and Tax Manager at Coopers & Lybrand (now Price, Waterhouse, Coopers.) Ted has served on numerous boards. He holds his Certified Public Accountant, Certified Public Valuation, and National Association on Security Dealers Series 7 Licenses; and is an Arbitrator for the NASD.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of our Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all
Section 16(a) forms they file. To our knowledge, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act, as of December 31, 2005:

                                                    Transactions  Known failure
                                        Number of   not Timely    to file a
 Name & Relationship                  Late Reports  Reported      required form
 -------------------                  ------------  ------------  --------------
 Michael Tomlinson, CEO, Director          1               1              0
 Douglas Bauer, CFO                        1               1              0
 Myles Gould, Director                     1               1              0
 Brad Gould, Director                      1               1              0
 James Williams, Director                  1               1              0
 William Edwards, Director                 1               1              0
 Frank Sanchez, Director                   1               1              0
 Martin Traber, Director                   1               1              0
 George Bernardich, former Director        1               1              0
 Douglas McIntyre, former Director         1               1              0



                                 CODE OF ETHICS

The Company has adopted its Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company. A copy of our code of ethics may be found as Exhibit
99.3 to the Annual Report filed on Form 10-KSB with the Securities and Exchange Commission on April 15, 2005 or it can be found on our website at www.power-linx.com.

                             EXECUTIVE COMPENSATION

The following tables set forth certain information regarding the Company's CEO and each of its most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2005, 2004 and 2003 and as of June 13, 2006, exceeded $100,000:

                           Summary Compensation Table

                                                                                      Long-term compensation
                                                                            Other                              All other
                                                               Other     Restricted     Options      LTIP      Compensa-
Name & Principal                      Salary       Bonus      Compen-       Stock        SARs       payouts      tion
       Position             Year        $            $        sation     Awards ($)       (#)         ($)         ($)
-----------------------   ------------------------------------------------------------------------------------------------
Michael Tomlinson (1)       2005      133,012     45,000                   71,000          0
Chief Exec. Officer         2004          n/a      n/a                      n/a          n/a
                            2003          n/a      n/a                      n/a          n/a

Douglas Bauer (2)           2005      133,012     45,000        0          87,500          0
Chief Financial             2004      100,152     40,061       8,795       67,504       208,057
Officer, Secretary          2003       96,300    109,551        0            0        2,119,145

Mark Meagher (3)            2005       35,000       0           0           7,500          0
Interim President &         2004          n/a      n/a         n/a          n/a          n/a
Chief Exec. Officer         2003          n/a      n/a         n/a          n/a          n/a

George Bernardich III       2005       28,965       0           0         165,000         0
(4)                         2004      100,152     45,068      10,614       96,000       221,014
Chairman, and CEO           2003       96,399    123,245        0            0        2,210,745


Michael Ambler (5)          2005       41,941       0           0         110,000         0
President & Chief           2004      100,152     40,061        0          19,504       208,057
Operating Officer           2003       96,300    109,551        0            0        2,119,145

Calculations exclude standard group-insurance benefits applied equally to all salaried employees, pursuant to Item 402 of Regulation S-K.

1. Mr. Mike Tomlinson joined the Company in February of 2004. As part of a restructuring of the Company's management, Mr. Tomlinson received 700,000 shares of restricted common stock valued at $71,000. On May 17, 2005, Mr. Tomlinson was appointed Chief Executive Officer by the Company's Board of Directors. In September of 2005, Mr. Tomlinson executed a three year employment contract providing for a $45,000 bonus in 2005, and an agreement for a common stock grant of 1,300,000 shares. Prior to that time he was not an executive officer. During 2005, Mr. Tomlinson used $16,875 of his 2005 bonus to repay the Company for a 2004 advance made prior to his becoming and officer of the Company. The remaining portion of his 2005 bonus was accrued at December 31, 2005.

2. Mr. Douglas Bauer joined the Company in March of 2001 as Chief Financial Officer but did not begin salary compensation until January 2002. In 2003, Mr. Bauer received 2,119,145 in stock options in lieu of salary. In 2004, in addition to his cash bonus, Mr. Bauer received 208,057 stock options as outlined in his executive employment agreement. The remaining portion of his 2003 bonus, valued at $67,504, was paid in equity units consisting of 67,504 shares of Series A convertible preferred stock and 16,876 shares of restricted stock. In April of 2005, as part of a restructuring of the Company's management, Mr. Bauer received 1,250,000 shares of restricted common stock valued at $87,500. In September 2005, Mr. Bauer signed a new three year employment agreement providing for a $45,000 bonus in 2005, and an agreement for a common stock grant of 1,250,000 shares . During 2005, Mr. Bauer received, in cash, the remaining portion of his 2004 bonus in the amount of $10,860, and $14,665 toward his 2005 bonus. The remaining portion of his 2005 bonus was accrued at December 31, 2005.

3. Mr. Mark Meagher was hired by the Company's Board of Directors, on March 7, 2005, as a consultant to oversee the Company's restructuring plan; and later was appointed by the Board as interim President and Chief Executive Officer. During his tenure with the Company through June of 2005, Mr. Meagher received 400,000 shares of restricted common stock, carrying registration rights, valued at $43,500.

4. Mr. George Bernardich joined us as COO in November of 2000. He was promoted to Chairman, President, and CEO on February 21, 2001. In 2003, Mr. Bernardich received 2,210,745 in stock options in lieu of salary. In 2004, in addition to his cash bonus, Mr. Bernardich received 221,014 stock options as outlined in his executive employment agreement. In addition, Mr. Bernardich received $10,614 in cash as payment for a portion of his 2003 bonus accrued at December 31, 2003. The remaining portion of his 2003 bonus, valued at $96,000, was paid in equity units consisting of 96,000 shares of Series A convertible preferred stock and 24,000 shares of restricted stock. Mr. Bernardich resigned his position as an officer of the Company on April 12, 2005 and received 1,500,000 shares of restricted common stock, valued at $165,000, as part of his severance package (See Note 7 "Accrued Severance Payable").

5. Mr. Michael Ambler joined us in late February of 2001 as COO, but did not begin salary compensation until December of 2001. In 2003, Mr. Ambler received 2,119,145 in stock options in lieu of salary for 2002. In 2004, in addition to his cash bonus, Mr. Ambler received 208,057 stock options as outlined in his executive employment agreement. In addition, Mr. Ambler received the remaining portion of his 2003 bonus, as accrued at December 31, 2003, and valued at $19,504, in equity units consisting of 19,504 shares of Series A convertible preferred stock and 4,876 shares of restricted stock. Mr. Ambler resigned his position as an officer of the Company on April 12, 2005 and received 1,000,000 shares of restricted common stock, valued at $110,000, as part of his severance package (See Note 7 "Accrued Severance Payable").

Upon the restructuring of the Company and its management in early 2005, all officers and employees executed either new employment agreements or a restructuring of their compensation package. Compensation under these new agreements and plans did not provide for the use of stock options, under the Company's stock option plan, as a form of compensation during 2005; and accordingly, no options were granted during the fiscal year ended December 31, 2005.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth the individual grants of stock options for each of the below named executive officers, during the fiscal year ended December 31, 2005. No stock options were granted or exercised during the fiscal year ended December 31, 2005.

                                  Individual Grants
                                    -------------
                                       % of Total
                         Number of   Total Options
                        Securities  Granted to        Exercise
                        Underlying   Employees in      Price      Expiration
    Name                   Options    Fiscal Year      per Share      Date
    -----------------  -----------  -------------  -------------  -------------
    Michael Tomlinson        -            -              -               -
    Douglas Bauer            -            -              -               -
    George S. Bernardich,
    III (1)                  -            -              -               -
    Michael Ambler (2)       -            -              -               -

     (1) Mr. Bernardich resigned his position as an officer of the Company on April 12, 2005.
     (2) Mr. Ambler resigned his position as an officer of the Company on April 12, 2005.

The following table sets forth the aggregate stock option exercises and fiscal year-end option values for each of the above named executive officers, as of the fiscal year ended December 31, 2005. No stock options were exercised as of June 8, 2006.

                                                Number of Securities          Exercise Value
                            Shares            Underlying Unexercised  of Unexercised Options
                          Acquired                 Options as of Dec.          at below date
                                on     Value    31,2006; Exercisable/           Exercisable/
      Name                Exercise    Realized         Unexercisable           Unexercisable
      ------------------  --------  ---------- ---------------------  ----------------------
                                                                         ($1.65 on 6/13/06)
      Michael Tomlinson        0            0              0                         0
      Douglas Bauer            0            0       49,437 / 0              $81,571  /  0

     George S. Bernardich,
      III (1)                  0            0       51,619 / 0              $85,171  /  0
      Michael Ambler (2)       0            0       49,437 / 0              $81,571  /  0

     (1) Mr. Bernardich resigned his position as an officer of the Company on April 12, 2005.
     (2) Mr. Ambler resigned his position as an officer of the Company on April 12, 2005.

                             Directors Compensation

During fiscal year ended December 31, 2005, Directors and Committee Members received a total of 700,000 shares of restricted common stock, valued at $77,000, as compensation for fiscal year ended December 31, 2005. Officers of the Company, who also serve as Directors, are not eligible for Directors compensation. For 2005, Directors' compensation was as follows in accordance with the October 15, 2003 Board resolution:

Initial Appointment to Board:    25,000 shares of restricted common stock
Annual Retainer:                 100,000 shares of restricted common stock
                                 20,000 warrants, vesting 50% each year
Board Meeting Attendance:        $250 per meeting, $150 per telephone conference
Committee Meeting Attendance:    $150 per meeting, $100 per telephone conference
Committee Chairperson Retainer:  $2,000
Travel Expenses:                 To be reimbursed by the Company


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 23, 2005, the Company received proceeds of $75,000 by executing three separate 45 day unsecured notes payable with Myles Gould, a Director of the Company, and two of his family members. In lieu of cash for interest, each lender will receive four shares of restricted common stock for each dollar loaned. The notes are convertible to common stock at the discretion of the lender (See Note 9 "Notes Payable").


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 13, 2006 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise indicated, each person's address is c/o PowerLinx, Inc., 1700 66th Street. Suite 300, St. Petersburg, FL 33710.

------------------------------------- ------------------- ----------------------- -------------------------- ------------------
     Name and address of owner          Title of Class    Capacity with Company       Number of Shares        Percentage of
                                                                                   Beneficially Owned* (1)         Class
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
Mike Tomlinson                        Common Stock        CEO and Director                  14,000 (2)                **
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
Douglas Bauer                         Common              Chief Financial                   94,526 (3)               1.96%
                                      Stock               Officer
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
Martin A. Traber                      Common              Director                           5,900 (4)                **
                                      Stock
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
William B. Edwards                    Common              Director                          25,400 (5)                **
                                      Stock
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
Francisco Sanchez                     Common              Director                          32,213 (6)                **
                                      Stock
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
Myles J. Gould                        Common              Director                          50,618 (7)               1.06%
                                      Stock
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
Dr. Bradford M. Gould                 Common              Director                          10,148 (8)                **
                                      Stock
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
James A. Williams                     Common              Director                          16,645 (9)                **
                                      Stock
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
Thaddeus Shalek                       Common              Director                            0                        -
                                      Stock
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
RIT Capital Partners                  Common              -                                364,374(10)               7.08%
                                      Stock
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
Sofaer Capital Global Fund            Common              -                              2,036,841(11)(13)           29.88%
                                      Stock
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
Vatas (Belgique) SA                   Common              -                              1,846,154(12)(14)           27.86%
                                      Stock
------------------------------------- ------------------- ----------------------- -------------------------- ------------------
All Officers and                                                                           249,450                    5.16%
Directors As a Group
(9 persons)
------------------------------------- ------------------- ----------------------- -------------------------- ------------------

* Beneficial ownership set forth above reflects the 1-50 reverse stock split of the Company's common stock which occurred on March 22, 2006.

** Beneficial ownership set forth above is less than 1% and reflects the 1-50 reverse stock split of the Company's common stock which occurred on March 22, 2006.

1. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 13, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

2. Beneficial ownership consists entirely of common stock.

3. Includes 45,089 shares of common stock, and 49,437 stock options.

4. Includes 5,500 shares of common stock and 400 stock options.

5. Includes 25,000 shares of common stock and 400 stock options.

6. Includes 29,685 shares of common stock, 400 stock options, and 2,128 warrants.

7. Includes 49,218 shares of common stock, 400 stock options, and 1,000 warrants.

8. Includes 9,748 shares of common stock, and 400 stock options

9. Includes 14,843 shares of common stock, 400 stock options, and 1,402 warrants.

10. Includes 202,429 shares of common stock issuable upon conversion of convertible debentures based on the conversion price of $1.235 per share and 161,944 shares of common stock exercisable at $1.54 per share issuable upon exercise of the warrants issued in connection with the private financing transaction entered into on March 16, 2006.

11. Includes 1,340,027 shares of common stock issuable upon conversion of convertible debentures based on the conversion price of $1.235 per share and 696,814 shares of common stock exercisable at $1.54 per share issuable upon exercise of the warrants issued in connection with the private financing transaction entered into on March 16, 2006.

12. Includes 1,214,575 shares of common stock issuable upon conversion of convertible debentures based on the conversion price of $1.235 per share and 631,579 shares of common stock exercisable at $1.54 per share issuable upon exercise of the warrants issued in connection with the private financing transaction entered into on March 16, 2006.

13. Sofaer Capital Global Fund's address is: c/o Citgo Trustees (Cayman) Limited, Regatta Officer Park, West Bay Road, Grand Cayman E9.

14. Vatas (Belgique) SA's address is: P.O. Box 550, CH-1211, Geneva V8 70.


Securities Authorized for Issuance Under Equity Compensation Plans

     The  following  table  shows   information  with  respect  to  each  equity
compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION

Securities authorized for issuance under equity compensation plans


              Plan category                 Number of securities        Weighted average        Number of securities
                                              to be issued upon        exercise price of      remaining available for
                                                 exercise of          outstanding options,        future issuance
                                            outstanding options,      warrants and rights
                                             warrants and rights
                                                     (a)                       (b)                        (c)
----------------------------------------------------------------------------------------------------------------------
 Equity compensation plans approved by             410,000                  $3.645                    144,507
 security holders

 Equity compensation plans not approved              None                    None                       None
 by security holders

 Total                                             410,000                  $3.645                    144,507



2003 Stock Option Plan

The 2003 Stock Option Plan (the "Plan") was created on February 12, 2003 and filed as an Exhibit to Form S-8 on said date. The Plan is intended to attract and retain the best available personnel for positions with PowerLinx, Inc. or any of its subsidiary corporations (collectively, the "Company"), and to provide additional incentive to such employees and others to exert their maximum efforts toward the success of the Company. The above aims will be effectuated through the granting of certain stock options. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options there under. The Plan is administered by the Board of Directors of the Company.

                            DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. You should also refer to the copies of our articles of incorporation and their amendments, which are included as exhibits to our Annual Report on Form 10-KSB/A filed on January 16, 2003, and our Current Reports filed on Form 8-K with the Securities and Exchange Commission ("SEC") on March 16, 2005 and March 22, 2006, respectively, and bylaws which are included as exhibits to our Annual Report on Form 10-KSB filed with the SEC on April 15, 2005. Our authorized capital stock consists of 8,000,000 shares of common stock, $0.001 par value per share, and 30,000,000 shares of preferred stock. As of June 13, 2006, there were 4,779,744 shares of common stock issued and outstanding and 1,825,520 shares of Series A preferred stock. $1.00 par value per share, issued and outstanding.

Dividend Policy

Our proposed  operations  are capital  intensive  and we need  working  capital.
Therefore, we will be required to reinvest any future earnings in our operations. Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our Board of Directors after considering the conditions then existing, including our earnings, financial condition, capital requirements, and other factors.

Common Stock

We are authorized to issue 8,000,000 shares of common stock of which 4,779,744 shares are issued and outstanding as of June 13, 2006. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Preferred Stock

Our board of directors is authorized without further stockholder approval, to issue from time to time up to a total of 30,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. Currently, there are 581,408 shares of preferred stock outstanding and we have no present plans to issue any additional shares.

Effective September 30, 2003, the Company designated 5,000,000 shares of authorized preferred stock as Series A Convertible Preferred Stock, $1.00 par value per share. The Series A Convertible Preferred Stock has a liquidation preference of $1.00 per share and is non-voting. It is convertible into common stock only upon registration of the underlying common shares into which the preferred stock can be converted. The conversion rate is variable. During the first year following issuance, and assuming the registration described earlier, the preferred stock is convertible into the number of common shares that result from dividing the par value by the average market price of the common stock for a period of five days. Commencing the month following the first year of issuance, and again assuming the registration, the conversion methodology provides for a market discount of 20%, increasing 1% monthly thereafter, up to 130%. There are 1,825,520 shares of Preferred Stock issued, and 581,408 shares outstanding as of June 13, 2006. Although these shares remain outstanding, the Company has received conversion notices to convert all of these shares to common stock at a price of $.25 per common share; based on the March 2004 private equity offering, that was registered in April of 2004.

Warrants

As of June 13, 2006, we had the following warrants outstanding:

23,802 expired 5-15-06 $25.00 per share.
3,500 expire 12-31-06 $12.50 per share.
44,342 expire 6-30-09 $25.00 per share.
70,340 expire 4-21-08 $12.50 per share.

Transfer Agent and Registrar

The transfer agent of our common stock is Island Stock Transfer, Inc., 100 Second Avenue South, 300N, St. Petersburg, Florida 33701.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for PowerLinx, Inc., by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

The consolidated balance sheet of PowerLinx, Inc. and subsidiaries for the fiscal year ended December 31, 2005, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2005 appearing in this prospectus and registration statement have been audited by Aidman, Piser & Company, P.A., independent registered public accounting firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             CHANGES IN ACCOUNTANTS

None.

                       WHERE YOU CAN FIND MORE INFORMATION

PowerLinx, Inc., is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Woolworth Building, 233 Broadway New York, New York Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee.
Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

                                 POWERLINX, INC.

                          INDEX TO FINANCIAL STATEMENTS

PowerLinx, Inc.  - Three Months Ended March 31, 2006 and 2005 (Unaudited)

Condensed Consolidated Balance Sheet............................................      F-2
Condensed Consolidated Statements of Operations.................................      F-3
Condensed Consolidated Statements of Cash Flows.................................      F-4
Notes to Consolidated Financial Statements......................................   F-5 - F-13


PowerLinx, Inc.  - Fiscal Years Ended December 31, 2005 and 2004 (Audited)

Reports of Independent Registered Public Accounting Firm........................      F-14
Consolidated Balance Sheet......................................................      F-15
Consolidated Statements of Operations...........................................      F-16
Consolidated Statements of Stockholders' Equity.................................  F-17 - F-20
Consolidated Statements of Cash Flows .........................................   F-21 - F-22
Notes to Consolidated Financial Statements......................................  F-23 - F-41

                                 POWERLINX, INC.
                      CONSENSED CONSOLIDATED BALANCE SHEETS

                                                                                           March 31,         December 31,
                                                                                             2006                2005
                                                                                          (Unaudited)         (Audited)
                                                                                       ----------------   -----------------
                                          ASSETS
     Current Assets:
              Cash and cash equivalents                                                $     2,292,781    $        255,293
              Accounts receivable, net                                                         123,518             157,221
              Employee advances                                                                 30,479              31,161
              Inventories                                                                      647,536             589,495
              Prepaid expenses and other current assets                                         55,169             134,519
              Deferred financing costs                                                          81,180                   -
              Assets of discontinued operations                                                 16,588              16,588
                                                                                       ----------------   -----------------
                      Total current assets                                                   3,247,251           1,184,276

     Intangible assets, net                                                                    468,994             555,411
     Deposits                                                                                   18,560              18,460
     Property and equipment, net                                                               181,072             203,453
                                                                                       ----------------   -----------------
              Total assets                                                             $     3,915,877    $      1,961,600
                                                                                       ================   =================


                            LIABILIITIES & STOCKHOLDERS' DEFICIT

     Current liabilities:
              Accounts payable                                                         $       696,001    $        834,558
              Accrued expenses                                                                 242,861             467,825
              Accrued severance payable, current portion                                       108,000             112,500
              Deferred revenue                                                                   3,495                   -
              Current maturities of notes payable                                               24,707              22,942
              Litigation settlement                                                                  -              90,000
              Other current liabilities                                                              -              61,070
              Liabilities of discontinued operations                                           121,858             155,128
              Derivative liability                                                           5,508,195                   -
                                                                                       ----------------   -----------------
                      Total current liabilities                                              6,705,117           1,744,024
     Accrued severance payable, less current portion                                                 -              34,500
     Notes payable, less current maturities                                                          -           1,108,462
     Convertible Debentures                                                                     50,258                   -
                                                                                       ----------------   -----------------

                      Total Liabilities                                                      6,755,375           2,886,986
                                                                                       ----------------   -----------------

     Commitments and contingencies (Note 11)                                                         -                   -

     Stockholders' deficit
              Series A convertible preferred stock, $1.00 par value;                           512,685             534,730
                  authorized 5,000,000 shares; issued 1,825,520;
                  outstanding (581,408 - 2006; 606,408 -2005)
              Common stock, $.001 par value, authorized 8,000,000                                4,693               4,408
                  shares; issued (4,693,246 - 2006; 4,408,142 - 2005)
                  outstanding (4,681,744 - 2006; 4,398,670 -2005)
              Additional paid-in capital                                                    24,908,745          24,616,698
              Treasury stock, at cost, 9,472 shares                                           (287,757)           (287,757)
              Accumulated deficit                                                          (27,977,864)        (25,793,465)
                                                                                       ----------------   -----------------
              Total stockholders' deficit                                                   (2,839,498)           (925,386)
                                                                                       ----------------   -----------------
                      Total liabilities and stockholders' deficit                      $     3,915,877    $      1,961,600
                                                                                       ================   =================


  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 POWERLINX, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                                                             Three Months Ended March 31,
                                                                                       -------------------------------------
                                                                                              2006                2005
                                                                                       -----------------   -----------------
          Net revenue                                                                           211,585             427,434
          Cost of goods sold                                                                    127,080             315,182
                                                                                       -----------------   -----------------

                           Gross Profit                                                          84,505             112,252
                                                                                       -----------------   -----------------


          Operating expenses:
                   Salaries and wages                                                           289,318             424,207
                   Professional and consulting fees                                             349,030             388,446
                   Depreciation and amortization                                                108,798             166,890
                   Research and development                                                     132,207             171,119
                   Advertising and promotions                                                    54,396              56,170
                   Rent and utilities                                                            52,007              48,145
                   Travel and entertainment                                                      38,397              51,261
                   Other expenses                                                               126,540             107,442
                   Restructuring expense                                                              -             582,683
                                                                                       -----------------   -----------------

                           Total operating expenses                                           1,150,693           1,996,363
                                                                                       -----------------   -----------------

          Loss from operations                                                               (1,066,188)         (1,884,111)

          Interest expense, net                                                                  66,899               1,057
          Loss on extinguishment of debt                                                      1,502,286
          Derivative gain                                                                      (450,973)                  -
                                                                                       -----------------   -----------------

          Loss before discontinued operations                                                (2,184,400)         (1,885,168)

          Loss from discontinued operations                                                           -            (138,882)
                                                                                       -----------------   -----------------

          Net loss                                                                     $     (2,184,400)   $     (2,024,050)
                                                                                       =================   =================

          Net loss per common share, basic and
               diluted                                                                 $          (0.48)   $          (0.59)
          Weighted average common shares
          Outstanding, basic and diluted                                                      4,529,404           3,454,012


  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 POWERLINX, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

                                   (Unaudited)

                                                                                           ----------------------------------
                                                                                                2006               2005
                                                                                           ----------------   ---------------
        Cash flows from operating activities:
              Net loss                                                                     $    (2,184,400)   $    (2,024,050)
              Adjustments to reconcile net loss to net cash flows
                   from operating activities:
                       Stock-based compensation                                                     86,924           100,750
                       Amortization                                                                 86,417           142,267
                       Accretion of debt discount                                                   50,258                 -
                       Loss on debt extinguishment                                               1,502,286
                       Derivative (gain) loss                                                     (450,973)
                       Depreciation                                                                 22,381            24,623
                   Changes in operating assets and liabilities
                       Accounts receivable                                                          34,523          (230,875)
                       Employee advances                                                               682           (18,770)
                       Inventories                                                                 (58,041)          281,096
                       Prepaid expenses and other current assets                                    79,350            21,247
                       Assets of discontinued operation                                                  -            55,533
                       Deposits                                                                       (100)           20,000
                       Accounts payable                                                           (138,558)          182,127
                       Accrued expenses                                                           (160,031)          103,492
                       Accrued severance                                                           (39,000)          551,000
                       Due to related parties                                                            -           (21,528)
                       Deferred revenue                                                              3,495           (64,215)
                       Liabilities of discontinued operation                                       (33,270)          105,926
                                                                                           ----------------   ---------------

        Net cash flows from operating activities                                                (1,198,056)         (771,377)
                                                                                           ----------------   ---------------

        Cash flows from investing activities:
              Purchase of property and equipment                                                         -            (1,547)
                                                                                           ----------------   ---------------

        Net cash flows from investing activities                                                         -            (1,547)
                                                                                           ----------------   ---------------

        Cash flows from financing activities:
              Proceeds from sales of common stock, net
                   costs of $19,730                                                                177,074                 -
              Proceeds from convertible debentures, net
                   costs of $82,000                                                              3,018,000                 -
              Repayment of related party debt                                                      (31,000)                -
              Proceeds from notes payable                                                           75,000           400,000
              Repayment of notes payable                                                            (3,530)         (100,000)
                                                                                           ----------------   ---------------
        Net cash flows from financing activities                                                 3,235,544           300,000
                                                                                           ----------------   ---------------

        Net change in cash and cash equivalents                                                  2,037,488          (472,924)
        Cash and cash equivalents at beginning of period                                           255,293           497,663
                                                                                           ----------------   ---------------

        Cash and cash equivalents at end of period                                         $     2,292,781    $       24,739
                                                                                           ================   ===============
                                           (continued)


        The accompanying notes are an integral part of these condensed consolidated financial statements.

                                     POWERLINX, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                                       (Unaudited)

                   NON-CASH INVESTING AND FINANCING ACTIVITIES


                                                                                          For the three months ended March 31,

                                                                                                2006                2005
                                                                                         ------------------  ------------------

    Issuance of common stock for liabilities                                             $          150,069  $                -
                                                                                         ==================  ==================
    Issuance of common stock for financing fees                                          $           11,855  $                -
                                                                                         ==================  ==================
    Conversion of notes payable to convertible debentures                                $        1,373,933  $                -
                                                                                         ==================  ==================
    Conversion of  Series A preferred stock to common stock                              $           22,045  $          105,816
                                                                                         ==================  ==================

                              OTHER CASH FLOWS INFORMATION
    Cash paid for taxes                                                                  $                -  $                -
                                                                                         ==================  ==================
    Cash paid for interest                                                               $            2,633  $                -
                                                                                         ==================  ==================


  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 POWERLINX, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                                   (Unaudited)

1. Basis of presentation and significant accounting policies:

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements

In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of
PowerLinx, Inc.'s (the "Company") financial position and the results of its operations and its cash flows for the three months ended March 31, 2006 and 2005. These unaudited consolidated financial statements should be read in conjunction with the Company's audited 2005 financial statements, including the notes thereto, and the other information set forth therein in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. Operating results for the three month period ended March 31, 2006, are not necessarily indicative of the results that can be expected for a full fiscal year.

Revenue recognition:

Revenue is recognized when the earnings process is complete and the risks and rewards of ownership of the product, including title, have been transferred to the customer, which is generally considered to have occurred upon delivery of the product to the customer's premises. Shipping costs, which have been nominal, are billed to the customer and are included as a component of cost of goods sold. Returns are provided for as reductions of revenue based upon the Company's historical return experience.

Fee revenue is recognized over the life of the respective agreements. The related deferred revenue represents fees received for which the revenue has not been earned.

                            Stock-Based Compensation:

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, "Share Based Payments" (FAS 123R) using the modified prospective-transition method. Under this transition method, compensation cost in 2006 would include the fair value of the vesting portion of previously issued options granted prior to December 31, 2005 and options granted and vested in 2006. Prior period results would not be restated.

The adoption of FAS 123R had no effect on net income for the three months ended March 31, 2006, compared to accounting for share based compensation using the previously adopted intrinsic value method under APB No. 25, "Accounting for Stock Issued to Employees" since there was no unrecognized compensation cost related to unvested share awards at December 31, 2005 (or March 31, 2006) and there were no stock options issued during the three months ended March 31, 2006.

Financial instruments:

Financial instruments at March 31, 2006 consist of cash and cash equivalents, accounts receivable, trade payables, accrued expenses, derivative liabilities, notes payable and convertible debentures. As of March 31, 2006 the fair values of cash and cash equivalents, accounts receivable, trade payables, accrued expenses approximated their respective carrying values, due to their relative current maturities. The estimated fair value of convertible debentures approximated $4,081,000 at March 31, 2006, based upon the present value of cash flows.

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. However, certain other financial instruments, such as warrants and embedded conversion features that are indexed to the Company's common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

The caption Derivative liability consists of (i) the fair values associated with derivative features embedded in the Convertible Debentures, (ii) the fair values of the detachable warrants issued in connection with the Convertible Debentures and (iii) the fair values of other warrants and convertible instruments where share-settlement is presumed not to be in the Company's control. (See Note 8)

                                 Concentrations:

Accounts receivable are concentrated in the Security and DC Transportation products industry and credit losses have been within management's expectations. Although the Company serves a large and varied group of customers, one customer accounted for 34% of total revenue, and 50% of the DC Transportation Product Segment revenues for the three months ended March 31, 2006. For the three months ended March 31, 2005, two customers accounted for 40% of total revenues.

The Company's product assembly is dependent upon the operations of two primary labor suppliers, one of which is outside the United States. At March 31, 2006 a non-material amount of inventory was held off-site at these locations. If the Company should lose these suppliers of assembly servicing there could be a disruption in the operations of the Company. The Company is in the process of securing alternative sources for these services.

                                Reclassifications

Certain reclassifications have been made to prior year balances to conform to the current year presentation.

2. Liquidity and management's plans:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred loss from operations of $1,066,188 and $1,884,111 during the three months ended March 31, 2006 and 2005, respectively. In addition, during those periods, the Company has used cash of $1,198,056 and $771,377 respectively, in its operating activities and has a stockholders' deficit at March 31, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company has devoted significant efforts in the further development and marketing of its existing products in its Security and DC Transportation Products Segments, but revenues cannot yet be considered as sufficient to fund operations for any sustained period of time. The Company has allocated significant resources to the development of new power line technologies and products that will be launched in the third and fourth quarters of fiscal year 2006. The Company's ability to continue will be dependent upon achieving profitable operations through the licensing and sales of these new technologies and products.

The Company's ability to continue as a going concern is dependent upon (i) raising additional capital to fund operations (ii) the further development of the Security and DC Transportation Products Segment products and (iii) ultimately the achievement of profitable operations. During the three months ended March 31, 2006, the Company secured financing of $4,473,933 in the form of convertible debentures which included proceeds of $3,100,000 and the conversion of $1,373,933 of otherwise short term existing obligations to long term debt (See Note 8). While the proceeds of this financing will significantly mitigate the Company's liquidity difficulties, the ability of the Company to sustain its operations for a reasonable period without further financing cannot be assured. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

3. Segment information:

The Company operates in three identifiable industry segments. The Marine Products Segment markets and sells underwater video cameras, lighting and accessories principally to retail sporting goods businesses throughout the United States. The Security Products Segment develops, markets, licenses, and sells proprietary power line video security devices and consumer electronic products; to retailers, governmental agencies, commercial businesses, and original equipment manufacturers, throughout the United States. The DC Transportation Products Segment develops and sells power line rear and side vision systems for all classes of vehicles in the transportation industry to distributors and original equipment manufacturers throughout the United States. The Company had a fourth segment, the Hotel/MDU (Multi-dwelling unit) Products Segment, but its operations were discontinued in March of 2005 as part of the restructuring of the Company's management and operations. The operating results for the discontinued segment have been reported separately as discontinued operations in the consolidated statements of operations for all periods presented (See Note 10). The Company's facilities and other assets are not distinguished among the identifiable segments. Other financial information about the Company's segments is as follows:

                                                             Three months ended March 31, 2006

                                                  Security         Marine        DC Trans
                                                  Products        Products       Products          Total
         Net revenue                              $   9,552       $  59,386      $  142,647       $  211,585
         Cost of sales                            $   8,119       $  36,225      $   82,735       $  127,079
         Gross profit                             $   1,433       $  23,161      $   59,911       $   84,505
         Research and development:
                  Stock based                     $       -       $       -       $       -       $        -
                  Other                           $ 103,122       $   1,320       $  27,765       $  132,207

                                Total R & D       $ 103,122       $   1,320       $  27,765       $  132,207



                                                               Three months ended March 31, 2005

                                                  Security         Marine        DC Trans
                                                  Products        Products       Products          Total

         Net revenue                              $ 225,379       $ 49,229       $ 152,826       $ 427,434
         Cost of sales                            $ 192,436       $ 31,617       $  91,129       $ 315,182
         Gross profit                             $  32,943       $ 17,612       $  61,697       $ 112,252
         Research and development:
                  Stock based                     $   7,681                                        $ 7,681
                  Other                           $ 127,483       $  3,268       $  32,687       $ 163,438

                                Total R & D       $ 135,164       $  3,268       $  32,687       $ 171,119

4. Inventories:

Inventories consisted of the following:

                                           March 31,        December 31,
                                             2006              2005

         Raw materials                   $  343,575        $    280,360
         Finished goods                     303,961             309,135
                                         ----------        ------------
                                         $  647,536        $    589,495
                                         ==========        ============


5. Intangible assets:

        Intangible assets consisted of the following at March 31, 2006:

                                                                               DC
                                            Security         Marine      Transportation       Total

        Patents                          $  1,577,813    $    741,148      $        -    $  2,318,961
        Software license agreement            461,360               -               -         461,360
        Trademark                              46,962               -          46,963          93,925
        Accumulated amortization           (1,719,952)       (741,148)              -      (2,461,100)
                                         -------------------------------------------------------------
                                         $    366,183    $          -      $   46,963    $    413,146
                                         =============================================================




       Intangible assets consisted of the following at December 31, 2005:


                                                                              DC
                                           Security         Marine      Transportation       Total

         Patents                        $  1,577,813     $   741,148       $       -     $  2,318,961
         Software license agreement          461,360               -               -          461,360
         Trademark                            46,962               -          46,962           93,924
         Accumulated amortization         (1,601,098)       (717,736)              -       (2,318,834)
                                        -----------------------------------------------------------------
                                        $    485,037     $    23,412       $  46,962     $    555,411
                                        =================================================================

6. Notes Payable:

All other outstanding notes payable as of December 31, 2005 were converted to convertible debentures on March 22, 2006; except for $31,000 re-paid at the closing (See Note 8).

7. Accrued Severance Payable:

During March, 2005, the Company incurred severance expenses related to the departure of two officers of the Company. The total amount payable amounted to $551,000 and is comprised of payments of both cash and common stock. Under the separation agreements, the Company issued a total of 2.5 million shares of restricted common stock to the two former officers. The stock was valued at $275,000 or $.11 per share, the closing market price of the Company's common stock on March 31, 2005; the date at which the liability was probable. Severance costs and related legal fees have been recorded as restructuring charges in the accompanying statement of operations for the period ended March 31, 2005.

8. Convertible Debentures

On March 16, 2006, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement"), with several accredited investors (collectively the "Purchasers"), under which the Company agreed to issue and sell to the Purchasers in a private placement up to $4,473,933 aggregate principal amount of 8% Convertible Debentures, due March 22, 2008 (the "Convertible Debentures") and detachable warrants to purchase 1,841,335 shares of common stock (the "Warrants") for proceeds of $3,100,000 and the conversion of $1,373,933 of pre-existing notes and accrued interest (the "Proceeds"). Financing costs amounted to $82,000. On March 23, 2006 the Company issued $4,073,933 face value of the Convertible Debentures for cash of $2,700,000 and the pre-existing notes. On March 27, 2006 and March 29, 2006, the Company issued $250,000 and $150,000, respectively, of Convertible Debentures for cash. The Company intends to use the net available proceeds for general corporate and working capital purposes.

The Purchasers received registration rights related to the common shares underlying the conversion feature of the Convertible Debentures and the
Warrants. The Registration Rights include requirements for filing, effectiveness, continued effectiveness and continued listing over the term of the outstanding instruments. The Registration Rights Agreement provides for monthly liquidating damages of up to 2.0% for failure to achieve or maintain effectiveness and listing. In addition, the Convertible Debentures provide for a mandatory redemption of 120% of outstanding face value for defaults under the Debenture and Registration Rights Agreements.

          8.0% Convertible Debentures, Warrants and Other Derivatives:

The carrying value of the Company's 8.0%, Face Value $4,473,933 Convertible Debentures amounted to $50,258 at March 31, 2006. Amortization of the debt discount, included in interest expense, amounted to $50,258 for the three months ended March 31, 2006.

The Convertible Debenture Financings included registration rights and certain other terms and conditions related to share settlement of the embedded conversion features and the warrants that the Company has determined are not within its control. In addition, certain features associated with the financings, such as variable redemption rates afforded the Purchasers render the number of shares issuable to be indeterminate. In these instances, EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, requires allocation of the proceeds between the various instruments and the derivative elements carried at fair values. The following tabular presentation reflects the allocation of the proceeds on the financings date:

                                               March 23,          March 27,            March 29,
                                                2006                2006                2006                    Total
                                          ------------------- -------------------- ------------------- -----------------
        Embedded derivative features      $   4,853,093       $     200,648        $      95,757       $      5,149,498
        Detachable warrants                   3,953,859             180,105               96,505              4,230,469
        Derivative loss                      (3,392,566)           (130,753)             (42,262)            (3,565,581)
        Debt extinguishment loss             (1,340,454)                 --                   --             (1,340,454)
        Convertible debentures                       --                  --                   --                     --
                                          ------------------- -------------------- ------------------- -----------------
           Total proceeds                 $   4,073,933       $     250,000        $     150,000       $      4,473,933
                                          =================== ==================== =================== =================


Derivative losses arose in connection with the allocation of proceeds to derivative financial instruments at their respective fair values, which amounts exceed amounts received by the Company in connection with the financing arrangement. The discount to the Convertible Debentures resulting from the aforementioned allocation is being amortized through periodic charges to interest expense using the effective method.

The following tabular presentation reflects the components of Derivative financial instruments on the Company's balance sheet at March 31, 2006:

      (Assets) Liabilities:
        Embedded derivative instruments                      $      2,599,680
        Freestanding derivatives (warrants)                         2,823,758
        Other derivative financial instruments (1)                     81,757
                                                             ----------------
                                                             $      5,505,195
                                                             ================


(1) Other derivative financial instruments represent the fair values of warrants and other convertible instruments that were reclassified from stockholders' equity when, in connection with the Convertible Debenture Financings, the Company determined that it no longer had sufficient authorized and unissued shares to settle all of its instruments. On March 23, 2006, an amount of $144,781 was reclassified from stockholders' equity representing the fair value of these instruments. The balance in the table above represents the fair value at March 31, 2006.

The following tabular presentation reflects the number of common shares into which the aforementioned derivatives are indexed at March 31, 2006:

        Common shares indexed:
          Embedded derivative instruments                           4,347,141
          Freestanding derivatives (warrants)                       1,883,761
          Other derivative financial instruments                      143,984
                                                              ---------------
                                                                    6,374,886
                                                              ===============


Income (expense) for the three months ended March 31, 2006 associated with adjustments recorded to reflect the aforementioned derivatives at fair value amounted to the following:

Initial recognition of derivative loss at inception of debenture agreement:
($3,565,581) Adjustment of derivative liability to fair value

          at March 31, 2006:                                       4,016,554
                                                             ---------------
      Net Derivative Gain:                                   $       450,973
                                                             ===============


Fair value considerations for derivative financial instruments:

Freestanding derivative instruments, consisting of the Warrants and reclassified derivative instruments that arose from the Convertible Debenture Financing are valued using the Black-Scholes-Merton valuation methodology because that model embodies all of the relevant assumptions that address the features underlying these instruments. Significant assumptions included in this model as of March 31, 2006 are as follows:

     ---------------------------- -------------------- --------------------
                                                            Other
          Instrument                   Warrants             Derivatives
                                  -------------------- --------------------
          Exercise prices              $2.375               $2.50 --$25.00
          Term (years)                    5.0                  1.0 -- 10.0
          Volatility                    162.9%               104.8%--183.1%
          Risk-free rate                 3.65%               3.65%--  4.88%
     ---------------------------- -------------------- --------------------


Embedded   derivative   instruments  consist  of  multiple  individual  features
(conversion features, redemption features, and registration rights) that were embedded in the Convertible Debentures. The Company evaluated all significant features of the hybrid instruments and, where required under current accounting standards, bifurcated features for separate report classification. These features were, as attributable to each Debenture, aggregated into one compound derivative financial instrument for financial reporting purposes. These compound embedded derivative instruments are valued using the Flexible Monte Carlo methodology because that model embodies certain relevant assumptions (including, but not limited to, interest rate risk, credit risk, and
Company-controlled/mandatory redemption features) that are necessary to value these complex derivatives.

Significant terms and assumptions included in this model as of March 31, 2006 are as follows:

   ------------------------------------------------ -----------------
        Conversion price                                 $ 1.235
        Actual term (years)                                  2.0
        Equivalent term (years)                              1.6
        Equivalent volatility                             149.21%
        Equivalent risk-adjusted interest rate              8.27%
        Equivalent risk-adjusted yield rate                11.39%
   ------------------------------------------------ -----------------


Equivalent amounts reflect the net results of multiple modeling simulations that the Monte Carlo Simulation methodology applies to underlying assumptions.

9. Stockholders' deficit:

On March 22, 2006 the Company effectuated a one for fifty reverse split of its common stock as approved by its Board of Directors on March 3, 2006. As a result, every fifty shares of common stock of the Company that is issued and outstanding shall automatically be combined into one issued and outstanding share without any change in the par value of such shares. The number of shares the Company is authorized to issue was also reversed in the same one for fifty ratio. The reverse stock split affects all shares of common stock, stock options, and warrants outstanding as of the effective time of the reverse stock split. The Company will pay cash to shareholders in lieu of any fractional shares.

                          2006 Common Stock Issuances:

During the three months ended March 31, 2006, the Company issued 1,420,000 shares of restricted common stock for payment of interest, in lieu of cash, relating to various notes payable that were outstanding at December 31, 2005. The shares were valued at $61,070, based on the closing market price of the Company's common stock corresponding to the date of each note.

During the three months ended March 31, 2006, the Company issued 379,097 shares of restricted common stock in conjunction with a litigation settlement. The shares were valued at $15,164, based on the closing market price of the Company's common stock on the effective date of the agreement; December 12, 2005.

During the three months ended March 31, 2006, the Company issued 8,746,833 shares of restricted common stock in conjunction with a private equity offering exempt from registration under 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The offering was priced at $.0225 per share, resulting in gross proceeds of $196,804 from the offering. The securities underlying the offering include piggy-back registration rights.

During the three months ended March 31, 2006, the Company issued 898,100 shares of restricted common stock, in lieu of cash, for payment for raw materials inventory and for rent for the Company's distribution warehouse in Clearwater, Florida. The shares were valued at $44,905, based on the closing market price of the Company's common stock on the effective date of the agreement, November 30, 2005.

During the three months ended March 31, 2006, the Company issued 421,500 shares of restricted common stock for financing fees owed in conjunction with a finder's fee agreement relating to the Company's December 2005 private equity placement. The shares were valued at $11,855, based on the terms of the finder's fee agreement.

During the three months ended March 31, 2006, the Company issued 500,000 shares of restricted common stock to employees in the form of stock compensation. The shares were valued at $15,000, based on the closing market price of the Company's common stock on date the grant was approved.

10. Discontinued Operations:

During the quarter ended March 31, 2005, the Company formalized a plan to dispose of its Hotel/MDU products segment. The plan included the termination of all employees associated with the segment, and the closing of the Company's sales office in South Carolina. At the end of the quarter ended June 30, 2005, the plan had been implemented and the Company had secured an agreement with an outside party to sell the remaining installation and monthly service contracts.

Operating results for the discontinued segment have been reported separately as discontinued operations in the consolidated statements of income for all periods presented. Following are the components of the amounts disclosed:

Loss from Discontinued Operations

                                                                          Period Ending
                                                                   March 31,              March 31,
                                                                     2006                   2005
                                                              -----------------      -----------------
    Net Revenues                                              $               -      $         242,504
    Cost of Goods Sold                                                        -                228,438

         Gross Profit                                                         -                 14,066

    Operating Expenses                                                        -                152,948

                                                              -----------------      -----------------
    Net Loss from discontinued operations                     $               -      $        (138,882)
                                                              =================      =================

          Assets and Liabilities of Discontinued Operation:

                                                                 March 31,           December 31,
                                                                    2006                   2005
                                                              -----------------      -----------------
    Total Assets related to discontinued operations
              Accounts Receivable                             $          16,588      $          16,588
                                                              =================      =================


    Total Liabilities related to discontinued operations
              Accounts Payable                                $         121,858      $         155,128
                                                              =================      =================

11. Commitments and contingencies:

Litigation, claims and assessment:

                         Satius, Inc. License Agreement

On August 12, 2005, the Company was served with a complaint filed in the Court of Common Pleas, Montgomery County, Pennsylvania. The action was filed by Satius, Inc. ("Satius"). The suit alleges breach of contract involving a license agreement with Satius dated December 18, 2003, that related to certain of the Company's analog power products. This same license agreement was terminated by Satius on July 10, 2004. Satius also seeks a preliminary injunction in connection with this action. The suit remains in the discovery phase and, as of the filing of this document, the parties are awaiting the Court's ruling on a May 3, 2006, hearing to dismiss the case in whole or in part. No hearing is currently scheduled for the motion for preliminary injunction. The Company and its management believe that it is not in violation of the terminated license agreement and intend to defend the law suit vigorously. However, there can be no assurance that the Company will prevail on the merits of the case. Litigation of this matter will be expensive and will divert time and financial resources away from the Company's business. In addition, an unfavorable outcome in this matter would result in substantial harm and possibly severe damage to the Company.

                                SEC Investigation

The Securities and Exchange Commission's Division of Enforcement began an investigation in January 2001 relating to the Company's financial results and common stock performance during 2000. As a result Richard McBride, former chairman, president and chief executive officer, resigned from all positions with the Company. Further, all executives involved with the allegations were replaced during 2001 and Mr. McBride passed away in October 2001. The Company has cooperated fully with the SEC, which included the testimony of former employees, Col. Larry Hoffman (retired), and Christy Mutlu. George Bernardich and current officers and employees Douglas Bauer, CFO, and J. R. Cox, former director, have also testified before the SEC.

On February 12, 2004, the SEC's Staff advised the Company, through its counsel, that they intend to recommend that the SEC bring a civil injunctive action against the Company and certain of its current and former officers and/or directors. As it relates to the Company, the Staff alleges that:

The Company violated Section 17(a) of the Securities Act of 1933 ("Securities Act") and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 10b-5, 13a-1, 13a-11, 13a-13, and 12b-20 thereunder, and is liable for civil penalties pursuant to Section 20(d) of the Securities Act and Section 21(d)(3)(A) of the Exchange Act. The SEC's Staff, in accordance with Rule 5(c) of the Commission's Rules of Informal and Other Procedures, 17 C.F.R. ss.202.5(c), afforded the Company the opportunity to make a "Wells Submission" regarding the Staff's intended recommendations. The Company retained its counsel to prepare such a Wells Submission on behalf of the Company, its officers, and employees, as it believed that there were meritorious factual, legal and policy reasons why the Staff's recommendation should not be followed by the Commission. The "Wells Submission" documents were prepared and submitted to the Staff near the end of March of 2004.

In June of 2004, counsel notified the Company that as a result of the Wells Submission, the staff may modify its recommendations to the Commission; however, the Company had no specific details as to what those modifications would be or whether they would be accepted by the commission. The Company, twice, in August and November of 2004, sent updated financial information to the Staff, at their request, but received no further correspondence regarding a proposed recommendation.

If the Staff's original recommendation is accepted by the Commission and a civil injunctive action were to be subsequently filed against the Company, no decision has been made at this time as to whether the Company would vigorously defend that matter, or would seek to reach a negotiated settlement. The Staff has informally advised counsel of their belief that if they were successful in litigating this matter, a civil penalty in excess of $100,000 could be imposed against the Company. However, counsel believes that there are numerous mitigating factors which could cause this amount to be reduced, even if the Company's efforts to defend the suit were unsuccessful. Therefore it is impossible at this time to estimate the likelihood of an unfavorable outcome, or to estimate the amount of any such loss from this matter.

Before any final determination was made with regard to the aforementioned investigation, the Staff notified the Company that it wanted to review additional documentation. This request pertained to a purchase contract the Company entered with Universal General Corporation, LLC (UGC), on September 17, 2004 and the subsequent shipment of products to UGC on November 15, 2004. The Company has, through its counsel, fully cooperated with this additional request, and has provided the documents and financial information sought. In addition, certain current and former officers and employees have provided testimony and/or interviews to the Staff with regard to UGC. The Company has been advised by the Staff that the investigations of both items are complete, and the Company anticipates that the Commission will render a decision in this matter in the relatively near future.

12. Subsequent Events

Guestlinx, LLC

On May 19, 2006 the Company learned that a default judgment had been entered against it on May 3, 2006 in the Superior Court of California, Orange County, in the amount of $90,561, to the plaintiff Guestlinx, LLC. The judgment was granted based on an action filed by Guestlinx, LLC on November 2, 2005. The Company had no prior knowledge of the action and believes it was never properly served. The Company has retained counsel in California to have the judgment set aside for improper service and believes it will be successful in this effort. The Company had previously recorded a liability associated with this dispute in the amount of $46,352 that is currently included in the Company's balance sheet under "Liabilities from Discontinued Operations".

             Report of Independent Registered Public Accounting Firm


The Board of Directors
PowerLinx, Inc.

We have audited the accompanying consolidated balance sheets of PowerLinx, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PowerLinx, Inc. as of December 31, 2005 and 2004 and the consolidated results of its operations and its cash flows for each of the years in the three year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses and has used significant cash in its operating activities. As a result, the Company has negative working capital and a stockholders' deficit at December 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                              /s/ Aidman, Piser & Company, P.A.
                             ------------------------------------
                             Aidman, Piser & Company, P.A.
                             Tampa, Florida
                             March 17, 2006,
                             except for Note 16, as to
                             which the date is March 29, 2006

                                 POWERLINX, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2005 AND 2004

                                                                                                    2005                2004
                                                                                             ----------------   -----------------
                                                       ASSETS
Current Assets:
         Cash and cash equivalents                                                                   255,293           $ 497,663
         Accounts receivables, net                                                                   157,221             282,480
         Employee Advances                                                                            31,161              51,930
         Inventories                                                                                 589,495             913,467
         Prepaid expenses and other current assets                                                   134,519              48,990
         Assets of discontinued operations                                                            16,588             137,904
                                                                                             ----------------   -----------------
                 Total current assets                                                              1,184,276           1,932,434

Intangible assets, net                                                                               555,411           1,124,479
Deposits                                                                                              18,460              40,334
Property and equipment, net                                                                          203,453             297,044
                                                                                             ----------------   -----------------
         Total assets                                                                              1,961,600          $3,394,291
                                                                                             ================   =================


                                    LIABILIITIES & STOCKHOLDERS EQUITY (DEFICIT)
Current liabilities
         Accounts payable                                                                            834,559           $ 528,961
         Accrued expenses                                                                            467,825             164,912
         Accrued severance payable, current portion                                                  112,500                   -
         Deferred revenue                                                                                  -             173,483
         Due to related parties                                                                            -              60,151
         Current maturities of notes payable                                                          22,942               1,765
         Litigation settlement                                                                        90,000             300,000
         Other current liabilities                                                                    61,070
         Liabilities of discontinued operations                                                      155,128              84,603
                                                                                             ----------------   -----------------
                 Total current liabilities                                                         1,744,024           1,313,875
Accrued severance payable, less current portion                                                       34,500
Notes payable, less current maturities                                                             1,108,462              28,235
                                                                                             ----------------   -----------------

                 Total Liabilities                                                                 2,886,986           1,342,110
                                                                                             ----------------   -----------------

Commitments and contingencies (Note 12)

Stockholders' deficit
         Series A convertible preferred stock, $1.00 par value;                                      534,730             776,519
             authorized 5,000,000 shares; issued 1,825,520;
             outstanding (606,408 - 2005; 1,211,016 -2004)
         Common stock, $.001 par value, authorized 8,000,000                                           4,408             172,646
             shares; issued (4,408,142 - 2005; 3,452,923 - 2004)
             outstanding (3,998,670 - 2005; 3,443,451 -2004)
         Additional paid-in capital                                                               24,616,698          21,335,484
         Treasury stock, at cost, 9,472 shares                                                      (287,757)           (287,757)
         Accumulated deficit                                                                     (25,793,465)        (19,944,711)
                                                                                             ----------------   -----------------
         Total stockholders' deficit                                                                (925,386)          2,052,181
                                                                                             ----------------   -----------------
                 Total liabilities and stockholders' deficit                                 $     1,961,600    $      3,394,291
                                                                                             ================   =================



                See notes to consolidated financial statements.

                                 POWERLINX, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             Year Ended
                                                                                            December 31,
                                                                 ---------------------------------------------------------------
                                                                        2005                  2004                  2003
                                                                 -------------------    ------------------    ------------------
    Net revenue                                                  $        1,271,046     $       1,010,520     $       1,372,044
    Cost of goods sold                                                      926,412               623,260               960,314
                                                                 -------------------    ------------------    ------------------

                     Gross profit                                           344,634               387,260               411,731
                                                                 -------------------    ------------------    ------------------

    Operating expenses:
             Salaries and wages                                           1,631,967             1,379,377             1,134,470
             Professional and consulting fees                             1,022,118             1,081,749               443,492
             Depreciation and amortization                                  666,124               653,391               547,581
             Research and development                                       647,827               620,717               206,259
             Advertising and promotions                                     174,501               254,065               111,367
             Rent and utilities                                             201,033               156,079               110,348
             Provision for doubtful accounts                                 84,896                93,682                     -
             Travel and entertainment                                       208,667               280,681               148,973
             Royalty expense                                                      -               225,000               240,000
             Other expenses                                                 366,500               598,359               423,506
             Restructuring expense                                          598,286                     -                     -
                                                                 -------------------    ------------------    ------------------

                     Total operating expenses                             5,601,918             5,343,100             3,365,996
                                                                 -------------------    ------------------    ------------------

    Loss from operations                                                 (5,257,284)           (4,955,840)           (2,954,265)

    Interest expense, net                                                  (133,614)               (3,509)           (1,027,445)

    Loss on debt extinguishment                                            (275,000)                    -                     -

    Other expense                                                            (1,130)                    -               (42,117)
                                                                 -------------------    ------------------    ------------------

    Loss before discontinued operations                                  (5,667,028)           (4,959,349)           (4,023,827)

    Loss from discontinued operations                                      (181,726)             (164,422)                    -
                                                                 -------------------    ------------------    ------------------

    Net loss                                                             (5,848,754)           (5,123,771)           (4,023,827)
                                                                 -------------------    ------------------    ------------------

    Preferred stock dividends                                                     -               (27,308)                    -
                                                                 -------------------    ------------------    ------------------

    Loss applicable to common stockholders                       $       (5,848,754)    $      (5,151,079)    $      (4,023,827)
                                                                 ===================    ==================    ==================

    Net loss per common share, basic and diluted:
             Continuing operations                               $            (1.50)              $ (1.66)    $           (2.57)
             Discontinued operations                                          (0.05)                (0.07)                    -
                                                                 -------------------    ------------------    ------------------
                                                                 $            (1.55)    $           (1.73)    $           (2.57)
    Weighted average common shares
        outstanding, basic and diluted                                    3,776,744             2,980,452             1,565,174


                See notes to consolidated financial statements.

                                 POWERLINX, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 2003


                                                Common Stock
                                       ------------------------------  Additional
                                                                         Paid-In        Treasury
                                           Shares          Amount        Capital          Stock
                                       ---------------  ------------- --------------- --------------
Balances, January 1, 2003                  37,739,685   $     37,740  $   11,364,844  $    (277,757)

Net loss                                            -              -               -              -

Conversion of debentures
  to equity                                45,748,151         45,748         808,558              -

Beneficial conversion feature                       -              -         295,277              -

Issuance of stock to employees
  and directors                               167,000            167          16,933              -

Issuance of stock for services
  and royalties                             4,698,500          4,698         236,119              -

Issuance of stock in connection
  with distribution agreement                 500,000            500          24,500              -

Issuance of stock in connection
  with asset purchases and
  licensing agreements                      1,568,750          1,569         365,931              -

Issuance of stock for financing fees          704,350            704          41,388              -

Issuance of stock for liabilities             425,883            425         145,388              -

Sales of common stock                      40,939,568         40,940       2,170,973              -

Equity units subscribed                             -              -               -              -

Repurchase of treasury stock, at cost               -              -               -        (10,000)

Exercise of employee options                  346,000            346          16,954              -

Warrants issued for financing fees                  -              -          15,963              -

Warrants issued in connection with debt             -              -          34,517              -

Exercise of common stock warrants           3,000,000          3,000         297,000              -

Amortization of unearned restricted
  stock compensation                                -              -               -              -
                                       ---------------  ------------- --------------- --------------

Balances, December 31, 2003               135,837,887   $    135,837  $   15,834,345  $    (287,757)
                                       ===============  ============= =============== ==============

                 See notes to consolidated financial statements.

                                 POWERLINX, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 2003

                                         Unearned
                                        Restricted        Stock         Equity
                                          Stock       Subscription      Units        Accumulated
                                        Compensation   Receivable     Subscribed        Deficit          Total
                                       -------------- -------------- -------------- ---------------- --------------
Balances, January 1, 2003              $    (146,659) $           -  $           -  $   (10,769,805) $     208,363

Net loss                                           -              -              -       (4,023,827)    (4,023,827)

Conversion of debentures
  to equity                                        -              -              -                -        854,306

Beneficial conversion feature                      -              -              -                -        295,277

Issuance of stock to employees
  and directors                                    -              -              -                -         17,100

Issuance of stock for services
  and royalties                                    -              -              -                -        240,817

Issuance of stock in connection
  with distribution agreement                      -              -              -                -         25,000

Issuance of stock in connection
  with asset purchases and
  licensing agreements                             -              -              -                -        367,500

Issuance of stock for financing fees               -              -              -                -         42,092

Issuance of stock for liabilities                  -              -              -                -        145,813

Sales of common stock                              -         (3,250)             -                -      2,208,663

Equity units subscribed                            -              -        250,000                -        250,000

Repurchase of treasury stock, at cost              -              -              -                -        (10,000)

Exercise of employee options                       -              -              -                -         17,300

Warrants issued for financing fees                 -              -              -                -         15,963

Warrants issued in connection with debt            -              -              -                -         34,517

Exercise of common stock warrants                  -              -              -                -        300,000

Amortization of unearned restricted
  stock compensation                         117,237              -              -                -        117,237
                                       -------------- -------------- -------------- ---------------- --------------

Balances, December 31, 2003            $     (29,422) $      (3,250) $     250,000  $   (14,793,632) $   1,106,121
                                       ============== ============== ============== ================ ==============

                 See notes to consolidated financial statements.

                                 POWERLINX, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 2004



                                                Common Stock    Additional
                                              -----------------------------
                                                                               Paid-In       Treasury
                                                  Shares         Amount        Capital         Stock
                                              -------------- -------------- -------------- --------------
    Balances, January 1, 2004                   135,837,887  $     135,837  $  15,834,345  $    (287,757)

    Net loss                                              -              -              -              -

    Preferred stock dividends                             -              -              -              -

    Sales of common stock, net of
      costs of $102,341                          25,510,604         25,510      3,378,399              -

    Issuance of stock to employees
      and directors                               1,312,500          1,313        251,062              -

    Issuance of stock
      to consultants                              1,405,897          1,406        298,174              -

    Issuance of stock for patents                   441,176            441        149,559              -

    Issuance of stock and warrants
      under Equity Unit Offering,
      net of costs of $119,997                      456,380            456         95,327              -

    Issuance of warrants
      to consultants                                      -              -         53,747              -

    Issuance of warrants
      for trademark                                       -              -          9,925              -

    Issuance of stock for liability
      due to related party                          392,157            392         49,608              -

    Issuance of stock in cashless
      exercise of warrants                          794,483            794           (794)             -

    Issuance of stock for
      software license                            2,224,000          2,224        309,136              -

    Conversion of Series A Preferred
      shares to common stock                      3,779,648          3,780        829,441              -

    Issuance of stock for
     liabilities                                    491,398            491         77,557              -

    Adjustment                                            -              2             (2)             -

    Amortization of unearned
      restricted stock compensation                       -              -              -              -
                                              -------------- -------------- -------------- --------------

    Balances, December 31, 2004                 172,646,130  $     172,646  $  21,335,484  $    (287,757)
                                              ============== ============== ============== ==============


                See notes to consolidated financial statements.

                                 POWERLINX, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    YEAR ENDED DECEMBER 31, 2004 (Continued)



                                           Unearned                                                     Series A
                                          Restricted       Stock         Equity                        Convertible
                                            Stock       Subscription     Units        Accumulated      Preferred
                                         Compensation    Receivable    Subscribed       Deficit          Stock         Total
                                        --------------- -------------- ------------- ----------------  ------------- -------------
     Balances, January 1, 2004          $      (29,422) $      (3,250) $    250,000    $ (14,793,632)           $ -    $1,106,121

     Net loss                                        -             -              -       (5,123,771)             -    (5,123,771)

     Preferred stock dividends                       -             -              -          (27,308)             -       (27,308)

     Sales of common stock, net of
       costs of $102,341                             -         3,250              -                -              -     3,407,159

     Issuance of stock to employees
       and directors                                 -             -              -                -              -       252,375

     Issuance of stock
       to consultants                                -             -              -                -              -       299,580

     Issuance of stock for patents                   -             -              -                -              -       150,000

     Issuance of stock and warrants
       under Equity Unit Offering,
       net of costs of $119,997                      -             -       (250,000)               -      1,609,740     1,455,523

     Issuance of warrants
       to consultants                                -             -              -                -              -        53,747

     Issuance of warrants
       for trademark                                 -             -              -                -              -         9,925

     Issuance of stock for liability
       due to related party                          -             -              -                -              -        50,000

     Issuance of stock in cashless
       exercise of warrants                          -             -              -                -              -             -

     Issuance of stock for
       software license                              -             -              -                -              -       311,360

     Conversion of Series A Preferred
       shares to common stock                        -             -              -                -       (833,221)            -

     Issuance of stock for
      liabilities                                    -             -              -                -              -        78,048

     Adjustment                                      -             -              -                -              -             -

     Amortization of unearned
       restricted stock compensation            29,422             -              -                -              -        29,422
                                        --------------- -------------- ------------- ----------------  ------------- -------------
     Balances, December 31, 2004        $            -  $          -   $          -  $   (19,944,711)  $    776,519  $  2,052,181
                                        =============== ============== ============= ================  ============= =============


        See notes to consolidated financial statements.

                                 POWERLINX, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    YEAR ENDED DECEMBER 31, 2005 (Continued)


                                                                     Common Stock
                                                           ----------------------------------       Additional
                                                                                                     Paid-In
                                                                 Shares            Amount            Capital
                                                           ----------------  ----------------  ----------------
               Balances, January 1, 2005                       172,646,130   $       172,646   $    21,335,484

               Net loss                                                  -                 -                 -

               Issuance of stock to consultants                    150,000               150            13,350

               Issuance of stock to employees and
                  directors                                      6,548,268             6,548           650,813

               Conversion of Series A Preferred
                  shares to common stock                         1,096,800             1,097           240,692

               Issuance of stock for interest
                    payment                                        100,000               100             7,900

               Issuance of stock for financing fees                392,549               393            27,082

               Litigation settlement                               150,000               150            10,350

               Issuance of stock for private equity
                 offering, net of $132,877 issuance
                 costs                                          20,542,325            20,542         1,140,747

               Issuance of common stock in
                  settlement of liabilities                      4,200,000             4,200           205,800

               Proceeds of exercise of warrants                  2,676,471             2,676           131,148

               Issuance of stock for private equity
                 offering, net of $67,485 issuance
                 costs                                          11,904,581            11,905           189,163

               Beneficial conversion option
                 associated with convertible debt                        -                 -           448,170

               1 for 50 reverse stock split                   (216,398,982)         (216,399)          216,399
                                                           ----------------  ----------------  ----------------

               Balances, December 31, 2005                       4,008,142   $         4,008   $    24,617,098
                                                           ================  ================  ================


                See notes to consolidated financial statements.

                                 POWERLINX, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    YEAR ENDED DECEMBER 31, 2005 (Continued)

                                                                                             Series A
                                                                                            Convertible
                                                        Treasury         Accumulated         Preferred
                                                           Stock            Deficit            Stock             Total
                                                     ----------------  ----------------   ---------------   ---------------
         Balances, January 1, 2005                   $      (287,757)  $   (19,944,711)   $      776,519    $    2,052,181

         Net loss                                                  -        (5,848,754)                -        (5,848,754)

         Issuance of stock to consultants                          -                 -                 -            13,500

         Issuance of stock to employees and
            directors                                              -                 -                 -           657,361

         Conversion of Series A Preferred
            shares to common stock                                 -                 -          (241,789)                -

         Issuance of stock for interest
              payment                                              -                 -                 -             8,000

         Issuance of stock for financing fee                       -                 -                 -            27,475

         Litigation settlement                                     -                 -                 -            10,500

         Issuance of stock for private equity
           offering, net of $132,877 issuance
           costs                                                   -                 -                 -         1,161,289

         Issuance of common stock in
            settlement of liabilities                              -                 -                 -           210,000

         Proceeds of exercise of warrants                          -                 -                 -           133,824

         Issuance of stock for private equity
           offering, net of $67,485 issuance
           costs                                                   -                 -                 -           201,068

         Beneficial conversion option
           associated with convertible debt                        -                 -                 -           448,170

         1 for 50 reverse stock split                              -                 -                 -                 -
                                                     ----------------  ----------------   ---------------   ---------------

         Balances, December 31, 2005                 $      (287,757)  $   (25,793,465)   $      534,730    $     (925,386)
                                                     ================  ================   ===============   ===============


                See notes to consolidated financial statements.

                                 POWERLINX, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             Year Ended
                                                                                             December 31,
                                                                        -----------------------------------------------------
                                                                             2005               2004              2003
                                                                        ----------------   ----------------  ----------------
Cash flows from operating activities:
      Net loss                                                          $    (5,848,754)   $    (5,123,771)  $    (4,023,827)
      Adjustments to reconcile net loss to net cash flows
           from operating activities:
               Stock-based compensation                                         689,361            635,124           375,154
               Amortization                                                     569,068            560,236           607,901
               Accretion of debt discount                                        72,408                  -           525,531
               Loss on debt extinquishment                                      275,000                  -                 -
               Depreciation                                                      97,056             93,335            68,293
               Bad debt expense                                                       -             93,682            19,484
      Changes in operating assets and liabilities
               Accounts receivable                                              216,875           (265,925)         (168,555)
               Accounts receivable, officer                                           -             20,000                 -
               Employee advances                                                 18,769            (51,930)                -
               Inventories                                                      363,092           (394,640)         (320,421)
               Prepaid expenses and other current assets                        (83,530)           (29,911)           10,378
               Assets of discontinued operation                                 (10,570)                                   -
               Deposits                                                          21,874            (40,334)                -
               Accounts payable                                                 220,994            106,255          (329,829)
               Accrued expenses                                                 270,335              5,884           142,553
               Accrued severance                                                147,000                                    -
               Due to related parties                                            (1,859)            60,151                 -
               Deferred revenue                                                (173,483)            86,883            39,193
               Liabilities of discontinued operation                            155,128
                                                                        ----------------   ----------------  ----------------

Net cash flows from operating activities                                     (3,001,236)        (4,244,961)       (3,054,145)
                                                                        ----------------   ----------------  ----------------

Cash flows from investing activities:
      Disposal of property and equipment                                          3,130                  -                 -
      Purchase of property and equipment                                         (5,445)           (42,387)          (29,894)
                                                                        ----------------   ----------------  ----------------

Net cash flows from investing activities                                         (2,315)           (42,387)          (29,894)
                                                                        ----------------   ----------------  ----------------

Cash flows from financing activities:
      Proceeds from sale of equity units                                              -          1,195,003                 -
      Proceeds from stock subscription receivable                                     -              3,250            (1,750)
      Proceeds from sales of common stock, net
           costs of $200,362 in 2005                                          1,362,357          3,403,909         2,208,663
      Preferred stock dividends                                                       -            (27,308)
      Proceeds from convertible debentures                                            -                  -           516,774
      Proceeds from equity unit subscriptions                                         -                  -           250,000
      Proceeds from exercise of common stock warrants                           133,824                  -           300,000
      Proceeds from exercise of common stock options                                  -                  -            17,300
      Proceeds from factoring of receivables                                          -                  -            86,500
      Repayment of related parties debt                                               -           (100,000)          (98,655)
      Proceeds from notes payable, related parties                               75,000            150,000                 -
      Proceeds from notes payable                                             1,390,000                  -            37,000
      Repayments of notes payable                                              (200,000)                 -           (67,000)
      Purchase of Treasury Stock                                                      -                  -           (10,000)
Net cash flows from financing activities                                      2,761,181          4,624,854         3,238,832
                                                                        ----------------   ----------------  ----------------

Net change in cash and cash equivalents                                        (242,370)           337,506           154,793
Cash and cash equivalents at beginning of year                                  497,663            160,157             5,364
                                                                        ----------------   ----------------  ----------------

Cash and cash equivalents at end of year                                $       255,293    $       497,663   $       160,157
                                                                        ================   ================  ================


                See notes to consolidated financial statements.

                                 POWERLINX, INC
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                   NONCASH INVESTING AND FINANCING ACTIVITIES

                                                                                Year Ended December 31,
                                                                              2005                2004                2003
                                                                       ------------------  ------------------  -----------------
      Issuance of common stock for liabilities                         $          210,000  $           78,048  $         145,813
                                                                       ==================  ==================  =================

      Conversion of convertible debentures to common stock,
         including $295,277 of beneficial conversion feature           $                   $                   $       1,149,583
                                                                       ==================  ==================  =================

      Issuance of common stock in connection with
         Distributorship agreement                                     $                   $                   $          25,000
                                                                       ==================  ==================  =================

      Issuance of common stock for financing fees                      $           27,478  $                   $          42,092
                                                                       ==================  ==================  =================

      Issuance of common stock warrants for financing fees             $                   $                   $          15,963
                                                                       ==================  ==================  =================

      Issuance of common stock warrants in connection with debt        $                   $                   $          34,517
                                                                       ==================  ==================  =================

      Issuance of common stock for intangible assets
         and property and equipment                                    $                   $                   $         180,000
                                                                       ==================  ==================  =================

      Conversion of vendor debt and accrued payroll
         to equity units                                               $                   $          260,520  $
                                                                       ==================  ==================  =================

      Conversion of equity units subscribed to
         equity units issued                                           $                -  $          250,000  $
                                                                       ==================  ==================  =================

      Deferred finance costs funded through proceeds from
         convertible debentures                                        $                   $                   $          66,724
                                                                       ==================  ==================  =================

      Issuance of common stock for licensing rights                    $                   $          311,360  $         187,500
                                                                       ==================  ==================  =================

      Issuance of common stock for patents                             $                   $          150,000  $
                                                                       ==================  ==================  =================

      Issuance of common stock warrants for trademark                  $                   $            9,925  $
                                                                       ==================  ==================  =================

      Issuance of common stock for amounts due to related parties      $                   $           50,000  $
                                                                       ==================  ==================  =================

      Purchase of property and equipment financed with note payable    $                   $           30,000  $
                                                                       ==================  ==================  =================


                                OTHER CASH FLOWS INFORMATION

      Cash paid for taxes                                                              -   $               -   $               -
                                                                       ==================  ==================  =================

      Cash paid for interest                                                           -   $               -   $          22,460
                                                                       ==================  ==================  =================


                See notes to consolidated financial statements.

                                 POWERLINX, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

1. Business and organization:

PowerLinx, Inc. ("PowerLinx" or the "Company"), a Utah Corporation, is engaged in three product segments. The Marine Products Segment markets and sells underwater video cameras, lighting and accessories principally to retail sporting goods businesses throughout the United States. The Security Products Segment develops, markets, licenses, and sells proprietary power line video security devices and consumer electronic products to retailers, governmental agencies, commercial businesses, and original equipment manufacturers, throughout the United States. The DC Transportation Products Segment develops and sells power line rear and side vision systems for all classes of vehicles in the transportation industry to distributors and original equipment manufacturers throughout the United States. A fourth business segment, the Hotel/MDU (Multi-dwelling unit) Products Segment was discontinued in March of 2005 (See
Note 15-Discontinued Operations).

2. Liquidity and management's plans and significant accounting policies:

Liquidity and management's plans:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred operating losses, including discontinued operations, of $5,848,754, and $5,151,079 during the years ended December 31, 2005 and 2004, respectively. In addition, during those periods, the Company has used cash of $3,001,236 and $4,244,961, respectively in its operating activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company has devoted significant efforts in the further development and marketing of products in its Security and DC Transportation Products Segments, which, while now showing improved revenues, cannot yet be considered sufficient to fund operations for any sustained period of time.

The Company's ability to continue as a going concern is dependent upon (i) raising additional capital to fund operations (ii) the further development of the Security and DC Transportation Products Segment products and (iii) ultimately the achievement of profitable operations. During the year ended December 31, 2005, the Company raised $1,390,000 from issuance of various separate notes payable, $1,362,357 from the sale of common stock, and $133,824 from the exercise of warrants. Subsequent to December 31, 2005, the Company did secure $3,100,000 of additional financing and converted $1,373,933 of otherwise short term obligations to common stock (See Note 17). While the proceeds of this financing will significantly mitigate the Company's liquidity difficulties, the ability of the Company to sustain its operations for a reasonable period without further financing cannot be assured. The financial statements do not include any adjustments that might arise as a result of this uncertainty. See Item 7 of this Annual Report on Form 10-K, (Overview) for management's plans regarding operations in 2006.

                        Significant Accounting Policies:

Principles of consolidation:

The accompanying consolidated financial statements include the accounts of the Company and its consolidated subsidiary. All intercompany accounts have been eliminated in the preparation of the consolidated financial statements.

Revenue recognition:

Revenue is recognized when the earnings process is complete and the risks and rewards of ownership of the product, including title, have been transferred to the customer, which is generally considered to have occurred upon delivery of the product to the customer's premises. Shipping costs, which have been nominal, are billed to the customer and are included as a component of cost of goods sold. Returns are provided for as reductions of revenue based upon the Company's historical return experience.
                                      F-25

2.  Liquidity  and  management's  plans  and  significant   accounting  policies
(continued):

Cash and cash equivalents:

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents for financial statement purposes. Cash on deposit exceeds federally insured limits of $100,000 per financial institution.

Accounts receivable and allowance for doubtful accounts:

Accounts receivable are customer obligations due under normal trade terms for products sold to distributors and retail customers. The Company performs continuing credit evaluations of customers' financial condition, but does not require collateral.

Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. Any accounts receivable balances that are determined to be uncollectible are written off to bad debt expense. The allowance for doubtful accounts contains a general accrual for remaining possible bad debts. The allowance for doubtful accounts at December 31, 2005 and 2004 were $105,189 and $86,429 respectively. Based on the information available, management believes that the allowance for doubtful accounts as of December 31, 2005 is adequate. However, actual write-offs might exceed the recorded allowance.

                                  Inventories:

Inventories consist principally of component parts and finished goods held for resale and are stated at the lower of cost or market. Inventory costs are determined using the first-in, first-out (FIFO) method.

Property and equipment:

Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets ranging from five to ten years. Maintenance and repairs are charged to expense as incurred.

Intangible assets:

Intangible assets are stated at cost and consist of purchased technology licenses; trademarks and incremental costs to acquire patents on internally developed technologies (also see research and development, below). Amortization is calculated on the straight-line method over estimated useful lives of the technologies, not to exceed legal or contractual provisions. Currently the intangible assets are being amortized over estimated useful lives of five years with the exception of trademarks which have indeterminate useful lives. The Company evaluates each reporting period whether the events and circumstances continue to support an indefinite life for trademarks. Additionally, the carrying value of trademarks is reviewed for impairment annually or whenever events or changes in circumstances indicate that the historical cost-carrying value may no longer be appropriate. This review is performed in the same manner as that performed on long-lived assets (see below).

Impairment of long-lived assets:

The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the estimated future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and its fair value.

2. Liquidity and management's plans and significant accounting policies (continued):

Financial instruments:

Financial instruments consist of cash and cash equivalents, accounts receivable, and trade payables and notes payable. As of December 31, 2005 the fair values of these instruments approximated their respective carrying values, with the exception of notes payable. The estimated fair value of notes payable approximated $1,300,000 at December 31, 2005.

                                 Concentrations:

Accounts receivable are concentrated in the security products industry and credit losses have been within management's expectations. Although the Company serves a large and varied group of customers, one customer accounted for 29% of total revenue for the year ended December 31, 2005.

The Company's product assembly is dependent upon the operations of two primary labor suppliers, one of which is outside the United States. At December 31, 2005, approximately $4,500 of the Company's inventory was held off-site at these locations. If the Company should lose these suppliers of assembly servicing there could be a disruption in the operations of the Company. The Company is in the process of securing alternative sources of these services.

Stock-based compensation:

Compensation expense related to the grant of equity instruments and stock-based awards to employees are accounted for using the intrinsic method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations. Stock based compensation arrangements involving non-employees are accounted for using the fair value methodology under Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The Company accounts for unregistered common stock issued for services or asset acquisitions at the fair value of the stock issued based upon quoted market prices of the Company's trading common stock.

The following table reflects supplemental financial information related to stock-based employee compensation, as required by Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure

                                                                           2005                2004               2003
                                                                    ------------------  -----------------    ----------------
       Net loss, as reported                                        $      (5,848,754)  $     (5,123,771)    $    (4,023,827)
                                                                    ==================  =================    ================
       Employee stock-based compensation, as reported               $         657,361   $        252,375     $             -
                                                                    ==================  =================    ================
       Employee stock-based
                  compensation (fair value method)                  $        (657,361)  $       (252,375)    $      (238,200)
                                                                    ==================  =================    ================
       Pro-forma net loss under fair value method                   $      (5,848,754)  $     (5,123,771)    $    (4,262,027)
                                                                    ==================  =================    ================

       Loss per common share, as reported                           $           (1.55)  $          (1.73)    $         (2.57)
       Pro forma loss per common share
         under fair value method                                    $           (1.55)  $          (1.73)    $         (2.73)
                                                                    ==================  =================    ================


2. Liquidity and management's plans and significant accounting policies (continued):

The above table reflects the unaudited pro forma effects on net loss and loss per common share had the Company applied the fair value measurement method to its employee stock-based compensation. The Black Scholes fair value model was used for this purpose. The estimated time to expiration was estimated at the full term of the options; volatility was estimated to be102%; and the risk free rate of return was 4%. In all instances, the Company used trading market values on the grant date for the fair value of the common shares.

Research and development:

Expenditures related to the development of new products and processes, including significant improvements to existing products, are expensed as incurred.

Advertising and promotions:

Advertising is expensed as incurred. Costs associated with public displays, billboards and other advertising mediums that have an extended period of value to the Company are amortized over the term or duration of the related advertisement.

Income taxes:

Deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax
consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income in the period that includes the enactment date of the rate change. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Segment information:

The Company accounts for its three reportable segments using the management approach, which focuses on disclosing financial information that the Company's Chief Decision Making Officer ("CDMO") uses to make decisions about the Company's operating matters. The three reportable segments utilize the Company's operating assets equally. Therefore, information about assets and depreciation is excluded from the segment information used by management and provided in Note 3, below.

Loss per common share:

Loss per common share is computed using (i) as the numerator, the net loss, adjusted for preferred stock dividends and (ii) as the denominator, the weighted-average number of common shares and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of options and warrants, if applicable, using the treasury stock method and convertible preferred stock, if applicable, using the if-converted method. See
Note 13.

During March 2006, the Board of Directors approved a 1 for 50 reverse common stock split. All share and per share amounts have been retroactively restated in the accompanying financial statements.

2. Liquidity and management's plans and significant accounting policies (continued):

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. The most significant and critical estimates are management's estimate of sales returns, which are based upon historical return experience, and the carrying value of net deferred tax assets, which are fully reserved in light of cumulative recent losses. Actual results could ultimately differ from those estimates.

3. Segment information:

The Company operates in three identifiable industry segments. The Marine Products Segment markets and sells underwater video cameras, lighting and accessories principally to retail sporting goods businesses throughout the United States. The Security Products Segment develops, markets, licenses, and sells proprietary power line video security devices and consumer electronic products; to retailers, governmental agencies, commercial businesses, and original equipment manufacturers, throughout the United States. The DC Transportation Products Segment develops and sells power line rear and side vision systems for all classes of vehicles in the transportation industry to distributors and original equipment manufacturers throughout the United States. The Company had a fourth segment, the Hotel/MDU (Multi-dwelling unit) Products Segment, but its operations were discontinued in March of 2005 as part of the restructuring of the Company's management and operations. The operating results for the discontinued segment have been reported separately as discontinued operations in the consolidated statements of operations for all periods presented. The Company's facilities and other assets are not distinguished among the identifiable segments. Other financial information about the Company's segments is as follows:

                                                                   Year Ended December 31, 2005

                                                      Security          Marine          DC Trans
                                                      Products         Products         Products          Total
            Net revenue                               $ 505,922        $ 128,221        $ 636,903       $1,271,046
            Cost of sales                             $ 449,644         $ 94,626        $ 382,142        $ 926,412
            Gross profit                               $ 56,278         $ 33,595        $ 254,761        $ 344,634
            Research and development:
                     Stock based                      $ 106,084              $ -              $ -        $ 106,084
                     Other                            $ 506,598              $ -         $ 35,145        $ 541,743

                                   Total R & D        $ 612,682              $ -         $ 35,145        $ 647,827


3. Segment information (continued):

                                                               Year Ended December 31, 2004

                                                  Security         Marine         DC Trans
                                                  Products        Products        Products         Total
           Net revenue                         $       492,398    $    211,650   $    306,472    $  1,010,520
           Cost of sales                       $       377,105    $    107,485   $    138,670    $    623,260
                                               ---------------------------------------------------------------
           Gross profit                        $       115,293    $    104,165   $    167,802    $    387,260
           Research and development:
                    Stock based                $       114,002    $          -   $          -    $    114,002
                    Other                      $       475,679    $          -   $     31,036    $    506,715
                                               ---------------------------------------------------------------

               Total research and
                  development                  $       589,681    $          -   $     31,036    $    620,717


                                                                    Year Ended December 31, 2003

                                                  Security          Marine          DC Trans
                                                  Products         Products         Products          Total

           Net revenue                         $       640,589    $    373,568   $    357,886    $  1,372,044
           Cost of sales                       $       689,347    $    183,352   $     87,614    $    960,314
                                               ---------------------------------------------------------------
           Gross profit                        $       (48,758)   $    190,216   $    270,272    $    411,730
           Research and development:
                    Stock based                $       145,400    $          -   $          -    $    145,400
                    Other                      $        23,360    $          -   $     37,499    $     60,859
                                               ---------------------------------------------------------------

               Total research and
                   development                 $       168,760    $          -    $    37,499     $   206,259


4. Inventories:

Inventories consist of the following as of December 31:

                                             2005                2004
                                    ------------------  ------------------
         Component parts $                     280,360  $          428,512
         Finished goods                        309,135             524,075
                         Total      $          589,495  $          952,587
                                    ==================  ==================

5. Intangible assets:

During 2004, the Company issued 2,224,000 shares of restricted common stock for a software licensing agreement with On2 Technologies, Inc. The software acquired in this agreement will be incorporated in the Company's digital PLC products. The transaction was valued at $311,360, or $.14 per share; the closing market price of the Company's stock on the date the agreement was executed. The license is being amortized over its estimated useful life of five years. The Chief Executive Officer of On2 Technologies Inc., Douglas McIntyre, is also a member of the PowerLinx, Inc Board of Directors. The securities underlying the offering were subsequently registered on Form SB-2 with the Securities & Exchange Commission. The registration statement was filed on October 15, 2004 and became effective on October 29, 2004.

During 2004, the Company issued 441,176 shares of restricted common stock in conjunction with the purchase of patents. The restricted common stock issued was valued based upon the previous closing market price prior to the date of the purchase agreement. The patents are being amortized over estimated useful lives of five years.

During 2004, the Company issued 750,000,  500,000, 150,000 and 468,750 shares of restricted common stock in conjunction with a licensing agreement, distributorship agreement, trademark purchase and software license agreement, respectively. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $37,500, $25,000, $84,000 and $150,000, respectively, in the aggregate. The fair value of the licensing rights, distributorship agreement, trademark purchase and software license agreement were capitalized as intangible assets. The licensing agreement and software license agreement are being amortized over their estimated useful lives of five years. The distributorship agreement was no longer in effect at December 31, 2004 and as a result, was fully amortized in 2004. The trademark purchase has an indeterminate life and as such, is not amortized.

The Company recorded amortization expense of $483,121, $55,947 and $30,000 in connection with patents, licensing rights, and distributorship agreements, respectively, for the year ended December 31, 2005.

Intangible assets consist of the following at December 31, 2005 and 2004:


                                                           2005
                                                      ---------------
                                                                       DC
                                    Security         Marine      Transportation       Total
  Patents                         $    1,577,813  $     741,148    $            -     $    2,318,961
  Software license agreement             461,360              -                 -            461,360
  Trademark                               46,962              -            46,962             93,924
  Accumulated amortization            (1,601,098)      (717,736)                -         (2,318,834)
                                  --------------  --------------   --------------     --------------
                                  $      485,037  $      23,412    $       46,962     $      555,411



                                      F-30




5. Intangible assets (continued):

                                                            2004
                                                      -----------------
                                                                           DC
                                      Security          Marine       Transportation       Total

   Patents                            $1,577,813  $      741,148   $            -     $    2,318,961
   Licensing rights                       37,500               -                -             37,500
   Software license agreement            461,360               -                -            461,360
   Trademark                              46,962               -           46,963             93,925
   Accumulated amortization           (1,217,875)       (569,392)               -         (1,787,267)
                                  --------------  --------------   --------------     --------------
                                  $      905,760  $      171,756   $       46,963     $    1,124,479




        Estimated future amortization of finite lived intangibles is as follows:

            Year ending December 31,
                           2006                  $         178,121
                           2007                            122,272
                           2008                            122,272
                           2009                             38,822
                                                 ------------------
                                                 $         461,487

   6. Property and equipment:

        Property and equipment consists of the following as of December 31:

                                                   2005               2004
                                         ------------------  ------------------
       Automobiles                       $              -0-  $           14,903
       Furniture and fixtures                      455,001   $          454,769
       Computer equipment                          180,120              168,393
                                         ------------------  ------------------
                                                   635,121              638,065
       Less accumulated depreciation              (431,668)            (333,853)
                                         ------------------  ------------------
                                         $         203,453   $          304,212
                                         =================   ==================


7. Accrued Severance Payable:

During March, 2005, the Company incurred severance expenses related to the departure of two officers of the Company. The total amount payable amounts to $551,000 and is comprised of payments of both cash and common stock. Under the separation agreements, the Company issued a total of 2.5 million shares of restricted common stock to the two former officers. The stock was valued at $275,000 or $.11 per share, the closing market price of the Company's common stock on March 31, 2005; the date at which the liability was probable. Cash payments totaling $276,000 will be paid to the two former officers over a two year period; $129,000 of which was paid during 2005, $112,500 due in 2006, and $34,500 due in 2007. Severance costs and related legal fees have been recorded as restructuring charges in the accompanying 2005 statement of operations.

8. Litigation Settlement

In fiscal year 2003, the Company recorded a liability in the amount of $300,000 in conjunction with the settlement of a class action law suit in May of 2003. The settlement called for the Company to issue 6,000,000 million shares of common stock to the class participants. The liability was valued based on the closing price of the Company's common stock at the time of settlement, or $.05 per share. On November 2, 2005, the Company issued 4, 200,000 shares to the class participants valued at $210,000. The remaining 1,800,000 shares of common stock, valued at $90,000 will be issued to the various plaintiffs counsel in early 2006.

9. Notes Payable

Notes payable consist of the following at December 31,:

                                                                                    2005                  2004
                                                                             ------------------    ------------------
       Notes  payable  bearing  interest  at 8%;  principal  and  accrued
       interest due March 2006; secured by inventory. (4)                    $         790,000     $               -

       Convertible notes payable, non-interest bearing; due February 2006;
       320,000 shares of common stock and $25,000 due upon
       maturity. (1) (2) (3) (4)                                                       200,000                     -

       Convertible notes payable to related parties (a Company Director or family members); non-interest bearing through December 2005 and at 10%
       thereafter through maturity in February 2006; 300,000
       shares of common stock due upon maturity (1) (2) (3) (4)                         75,000                     -

       Convertible notes payable, non-interest bearing; due February 2006;
       800,000 shares of common stock due at maturity (1) (2).
           Face value                         $      200,000 (4)
           Less unamortized discount                (161,832)                           38,168                     -
                                              --------------

       Other                                                                            28,236                30,000
                                                                             ------------------    ------------------
                                                                                     1,131,404                30,000
       Less current maturities                                                         (22,942)               (1,765)
                                                                             -----------------     -----------------
                                                                             $       1,108,462     $          28,235
                                                                             =================     =================

(1) These notes are convertible into common stock (at the option of the holder) at $.0225 per dollar of debt or a lower amount which equals the price per share at which the Company sells stock to third parties prior to maturity of the debt.

(2) The proceeds of the notes were allocated between the debt and common stock to be issued (recorded as $61,070 other current liabilities in the accompanying 2005 balance sheet) based on their relative fair value. The intrinsic value of the beneficial conversion option was then calculated based upon the effective conversion price of the debt. The debt discount resulting from both the common stock to be issued and the beneficial conversion options are amortized as interest expense over the remaining life of the debt.

(3) These notes were issued to replace previously existing notes payable and have been accounted for as debt extinguishments. As such, the new notes have been recorded at their fair values which resulted in an extinguishment loss of $275,000 in 2005.

(4) During March 2006, the holders of these notes converted them into common stock. AS such, these notes have been classified as long-term liabilities in the accompanying 2005 balance sheet.

10. Income taxes:

No provision or benefit for income taxes was required during the years ended December 31, 2005 and 2004 because the tax effects of operating losses and other temporary differences between the book and tax bases of assets and liabilities during those periods were offset by valuation allowances in the same amounts.

A reconciliation of statutory federal income tax rate with the Company's effective income tax rate for the year ended as of December 31, 2005 and 2004 is as follows:

                                                                    2005                2004                2003
                                                              -----------------  ------------------  ------------------
             U.S. federal taxes statutory rate                        (35.00) %           (35.00) %            (35.00)%
               Increase (decrease):
                  State taxes                                          (3.25) %            (3.25) %             (3.25)%
                  Litigation settlement                                     - %            (.016) %             (0.16)%
                  Non-deductible expenses                                2.37 %              9.34 %               3.59%
                  Valuation allowances                                  35.88 %              29.07%              29.07%
                                                              -----------------  ------------------  ------------------
                  Effective tax rate                                         -                   -                   -
                                                              =================  ==================  ==================

           The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:

                                                                                        2005                2004
                                                                                 ------------------  ------------------
             Deferred tax assets (liabilities):
               Net operating loss                                                $       3,856,000   $       2,818,000
               Amortization of intangibles and other                                       291,000             168,000
               Valuation allowance                                                      (4,147,000)         (2,986,000)
                                                                                 ------------------  ------------------

                  Total deferred tax asset                                       $               -   $               -
                                                                                 ==================  ==================


As of December 31, 2005, the Company has net operating loss carryforwards of approximately $10,200,000 that are available to offset future taxable income.

Under Section 382 and 383 of the Internal Revenue Code, if an ownership change occurs with respect to a "loss corporation", as defined, there are annual limitations on the amount of the net operating loss and other deductions which are available to the company. Due to the stock transactions that the Company has engaged in recently, the Company believes that the use of the net operating losses shown as deferred assets will be significantly limited.

11. Stockholders' equity:

Preferred stock:

The Company has 30,000,000 shares of authorized preferred stock.

Effective September 30, 2003, the Company designated 5,000,000 shares of authorized preferred stock as Series A Convertible Preferred Stock. There were no shares outstanding as of December 31, 2004. The Series A Convertible
Preferred Stock has a liquidation preference of $1.00 per share and is non-voting. It is convertible into common stock only upon registration of the underlying common shares into which the preferred stock can be converted. The conversion rate is variable. During the first year following issuance, and assuming the registration described earlier, the preferred stock is convertible into the number of common shares that result from dividing the par value by the average market price of the common stock for a period of five days. Commencing the month following the first year of issuance, and again assuming the registration, the conversion methodology provides for a market discount of 20%, increasing 1% monthly thereafter, up to 130%.

                          2005 Common Stock Issuances:

During the year ended December 31, 2005 the Company issued common stock as follows:

                                           Shares               Amount
                                        -------------     --------------
   Cash from private equity offerings      32,446,906     $    1,362,357

   Cash from exercise of warrants           2,676,471            133,824

   Stock-based compensation/expense: (1)
       Employees and directors:
          Restructuring expenses            5,100,000            486,500
          Other                             1,448,268            170,861
       Consultants                            150,000             13,500
       Interest                               100,000              8,000
       Litigation settlement                  150,000             10,500
   Deferred financing fees (1)                392,549             27,475
   Settlement of liabilities (1)            4,200,000            210,000
   Conversion of preferred stock            1,096,800            241,789


(1) These transactions were valued based upon the trading price of the Company's stock on the dates of the respective transactions.

                           2004 Equity Unit Issuance:

On March 31, 2004, the Company issued 228,190 units (the "equity units") for sale to accredited investors at a price of $8.00 per equity unit. Each equity unit consists of (i) 8 shares of Series A Convertible Preferred Stock; (ii) 2 shares of the Company's common stock; and (iii) three common stock purchase warrants. Each warrant is exercisable until May 15, 2006, at a price of $0.50. Proceeds from the equity unit offering were allocated to the common stock, the Series A Convertible Preferred Stock and the common stock purchase warrants based on their relative fair values. The fair value of the common stock was based on the market price per share on the date the offering was completed (the "measurement date"). The fair value of the preferred stock was based on the number of shares of common stock to be received upon conversion at the common stock market share price on the measurement date. The fair value of the warrants was determined using the Black-Scholes pricing model with the following inputs: exercise price of $0.50, market price of $0.19, days to expiration of 783, volatility of 193%, and an interest rate of 4%.

944,912 preferred shares were converted to 3,779,648 shares of common stock for the year ended December 31, 2004 (See "2004 Common Stock Issuances) and 640,608 preferred shares were converted to 1,096,800 common shares for the year ended December 31, 2005.

                          2004 Common Stock Issuances:

During the year ended December 31, 2004, the Company issued 3,779,648 shares of free trading common stock for the conversion of 944,912 shares of the Company's preferred A stock, as a result of conversion notices received by the Company, from holders, on September 20, 2004. The conversion rate, in accordance with the terms and provisions of the offering was $.25 per share.

During the year ended December 31, 2004, 232,500 shares of the Company's restricted common stock were sold through a private equity placement exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placement was open to select officers, employees, representatives of the Company, and accredited investors for the purchase of restricted common stock.

The Company received total proceeds from the offering of $23,250 in 2003. The $3,250 stock subscription receivable at December 31, 2003 was from a 2003 private placement and it was paid in full as of December 31, 2004.

During the year ended December 31, 2004, the Company issued 1,025,000 shares of restricted common stock to directors as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $205,000 in the aggregate.

During the year ended December 31, 2004, the Company issued 932,000 shares of free trading common stock to professional research and development consultants relating to the development of the Company's security and hotel/MDU connectivity products. The common stock was valued based upon the closing market price on the date of issuance, or $177,080. $123,595 was recognized as Research & Development expense for the year ended December 31, 2004, while the remaining $53,485 is being amortized over the lives of the various agreements.

During the year ended December 31, 2004, the Company issued 250,000 shares of restricted common stock for development and design services relating to the Company's security products. The common stock was valued based upon the closing market price on the date of issuance, or $47,500. The entire amount was recognized as Research & Development expense for the year ended December 31, 2004.

During the year ended December 31, 2004, the Company issued 223,897 shares of free trading common stock to professional research and development consultants under an agreement to license certain patented technology. The common stock was valued based upon the trading market price on the date of issuance, or $75,000 which was recognized as royalties' expense in connection with the issuance.

During the year ended December 31, 2004, the Company issued 441,176 shares of restricted common stock in conjunction with the purchase of patents. The restricted common stock issued was valued based upon quoted market prices prior to the date of the purchase agreement. The patents are being amortized over estimated useful lives of five years.

During the year ended December 31, 2004, the Company issued 94,354 shares of restricted common stock for the conversion of $18,139 of liabilities; and 85,000 shares of restricted common stock, valued at $15,300, for the pre-payment of one years rent, commencing May 15, 2004, for the warehouse space the Company occupies for its distribution center. The restricted common stock issued was valued based upon the closing market price of the Company's common stock on the date of issuance.

During the year ended December 31, 2004, the Company issued 272,500 shares of restricted common stock for financing fees relating to short-term loans made to the Company in June of 2004. The shares were valued using quoted market prices on the dates issued.

During the year ended December 31, 2004, the Company sold an aggregate of 12,831,373 shares of common stock to accredited investors for an aggregate purchase price of $1,636,000, or $.1275 per share. In addition, warrants to purchase an additional 1,924,707 shares of common stock were issued in conjunction with the offering. The warrants have an exercise price of $.50 per share and expire on June 30, 2009. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. The securities underlying the offering were subsequently registered on Form SB-2 with the Securities & Exchange Commission. The registration statement was filed on October 15, 2004 and became effective on October 29, 2004.

During the year ended December 31, 2004, the Company issued 100,000 share of restricted common stock to employees for employment signing bonuses. The transaction was valued at the closing market price of the Company's stock on the date of grant, or $15,500.

During the year ended December 31, 2004, the Company issued 187,500 shares of restricted common stock to two Company Director's as compensation for raising capital for the Company through private equity placements. The transaction was valued at the closing market price of the Company's stock on the date of grant, or $31,875. The securities underlying the offering were subsequently registered on Form SB-2 with the Securities & Exchange Commission. The registration statement was filed on October 15, 2004 and became effective on October 29, 2004.

During the year ended December 31, 2004, the Company issued 39,544 shares of restricted common stock to investors and employees for the conversion of $5,378 of accrued interest relating to the Company's convertible preferred stock offering.

During the year ended December 31, 2004, the Company sold an aggregate of 8,163,889 shares of common stock to accredited investors for an aggregate purchase price of $1,102,125, or $.135 per share. In addition, warrants to purchase an additional 1,224,583 shares of common stock were issued in conjunction with the offering. The warrants have an exercise price of $.50 per share and expire on June 30, 2009. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. The securities underlying the offering were subsequently registered on Form SB-2 with the Securities & Exchange Commission. The registration statement was filed on October 15, 2004 and became effective on October 29, 2004.

During the year ended December 31, 2004, the Company sold an aggregate of 4,675,000 shares of common stock to accredited investors for an aggregate purchase price of $818,125, or $.175 per share. In addition, warrants to purchase an additional 701,250 shares of common stock were issued in conjunction with the offering. The warrants have an exercise price of $.50 per share and expire on June 30, 2009. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. The securities underlying the offering were subsequently registered on Form SB-2 with the Securities & Exchange Commission. The registration statement was filed on October 15, 2004 and became effective on October 29, 2004.

During the year ended December 31, 2004, the Company issued 794,483 shares of restricted common stock for the conversion of 960,000 $.05 per share warrants issued in conjunction with the Company's convertible debenture financing in May, June, and July of 2003. The holder invoked a cashless exercise provision and therefore the Company received no cash proceeds in the transaction, but rather reduced the number of shares issued by 165,517 in accordance with the cashless exercise provision.

During the year ended December 31, 2004, the Company issued 2,224,000 shares of restricted common stock in conjunction with the acquisition of a software license agreement with On2 Technologies, Inc. The transaction was valued at $311,360. The securities underlying the offering were subsequently registered on Form SB-2 with the Securities & Exchange Commission. The registration statement was filed on October 15, 2004 and became effective on October 29, 2004.

Compensation expense of $29,422 and $94,407 for the year ended December 31, 2004 and 2003, respectively, was recognized in relation to amortization of unearned restricted stock compensation relating to common shares issued to consultants as compensation in previous years.

                          2003 Common Stock Issuances:

During 2003, 35,776,906 shares of the Company's restricted common stock were sold through various private equity placements exempt from registration under
Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placements were open to select officers, employees, representatives of the Company, and accredited investors for the purchase of restricted common stock. The Company received proceeds from the offerings of $2,018,618 as of December 31, 2003.

During 2003, 5,162,662 shares of the Company's free trading common stock were sold in connection with a consulting services agreement. The Company received $190,045 in proceeds, and recognized $33,537 in consulting expense related to this issuance, which is included in stock-based compensation expense.

During 2003, the Company issued 167,000 shares of restricted common stock to employees and directors as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $17,100 in the aggregate.

During 2003, the Company issued 45,718,151 shares of free trading common stock in accordance with several conversion notices received by the Company from the holders of the Company's 12% convertible debentures. The shares issued were valued in accordance with the Securities Purchase Agreement dated September 20, 2002, which approximates a 50% discount to the market price. The average share price for all of the conversions was $0.02 per share, or $1,000,000 in the aggregate.

During 2003, the Company issued 3,000,000 shares of free trading common stock in accordance with several stock warrant exercise agreements received by the Company from the holders of the Company's stock purchase warrants.. The shares issued were valued at the exercise price of $0.10 per share, or $300,000 in the aggregate, in accordance with the Stock Purchase Warrants dated September 20, 2002.

During 2003, the Company issued 4,698,500 shares of free trading common stock to professional research and development consultants as compensation for consulting services and royalties. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $240,817 (including the $33,537, above) in the aggregate. Additionally, $117,237 of compensation expense was recognized in relation to amortization of unearned restricted stock compensation relating to common shares issued to consultants as compensation in previous years.

11. Stockholders' equity (continued):

On May 19, 2003, the Company entered into three separate consulting agreements wherein the Company granted 4,200,000 shares of restricted common stock to consultants as compensation for consulting services. 1,025,000 of these shares were issued immediately upon registration of the shares on Form S-8 to begin the first phase of the services to be provided. These shares are included in the 4,698,500 shares in the preceding paragraph. Subsequent issuances of shares, up to the total amount outlined in the agreements, will be issued at the Company's discretion, based on performance, as defined by the Company, over a period not to exceed one year. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $41,000 in the aggregate, which amount is included in the $240,817 in the preceding paragraph. This amount was recognized as stock-based compensation during the second quarter of 2003.

During 2003, the Company issued 2,068,750  shares of restricted  common stock in
conjunction  with  a  licensing  agreement,   distributorship   agreement,   and
trademark.

                             Common stock Warrants:

During the year ended December 31, 2005, the Company issued warrants to purchase 4,108,465 shares of common stock, in connection with the sale of unregistered securities in a private equity offering. The warrants, issued in April of 2005, have a three-year term and an exercise price of $.025 per share. In addition, in November of 2005, the Company's leading institutional investor exercised 2,676,471 warrants at $.05 per share. The warrants were originally priced at $.50 per share but were re-priced by the Board of Directors for this transaction only. The following table sets forth activity of the warrants for the years ended December 31, 2005, 2004 and 2003

                                                                                Exercise
                                                     ------------------- ----------------------
                                                           Activity               Prices
                                                     ------------------- ----------------------
         Warrants outstanding at January 1, 2003              2,100,000              $0.10
         2003 Activity:
              Issued                                          1,860,000         $0.05 - $0.10
              Exercised                                      (3,000,000)             $0.10
                                                     ------------------- ----------------------
         Warrants outstanding at December 31, 2003
                                                                960,000              $0.05
         2004 Activity:
              Issued                                          5,667,221         $0.20 -- $0.50
              Exercised                                        (960,000)             $0.05
                                                     ------------------- ----------------------
         Warrants outstanding at
         December 31, 2004                                    5,667,221         $0.20 -- $0.50
         2005 Activity:
              Issued                                          4,108,465              $0.25
              Exercised                                      (2,676,471)             $0.05
                                                     ------------------- ----------------------
         Warrants outstanding at                              7,099,215         $0.20 -- $0.50
         December 31, 2005
                                                     =================== ======================
         Weighted average exercise price: December                                   $0.33
         31, 2005                                                        ======================


Options granted to employees:

No options were granted to employees during the year ended December 31, 2005.

The Company granted 689,355 stock options to employees during the year ended December 31, 2004. The stock options have a term of 10 years and exercise prices were equal to the closing market price on the day granted. All stock options issued in 2004 vest over a two year period, 50% in each year. In addition, the Company granted 140,000 stock options to directors. The stock options have terms of 5 years, 50% of which vested on the date of grant, and 50% on the one year anniversary from the date of grant. Exercise prices were equal to the closing market price on the day of grant.

The Company granted 7,422,635 stock options to employees during the year ended December 31, 2003. Stock options have terms of 10 years and exercise prices were equal to the closing market price on the day granted. All stock options issued in 2003 were fully vested on the date of grant.

The following table reflects stock option activity:

                                                                                       Exercise
                                                           -------------------- -----------------------
                                                                  Activity               Prices
                                                           -------------------- -----------------------
    Options outstanding at January 1, 2003
    2003 Activity:
         Granted                                                     7,422,635       $0.05 -- $0.22
         Exercised                                                    (346,000)           $0.05
                                                           -------------------- -----------------------
    Options outstanding at December 31, 2003                         7,076,635       $0.05 -- $0.22
    2004 Activity:
         Granted                                                       829,355         $0.21-$0.32
         Exercised                                                          --
                                                           -------------------- -----------------------
    Options outstanding at December 31, 2004                         7,905,990         $0.05-$0.32
    2005 Activity:
         Granted                                                            --              --
         Exercised                                                          --              --
                                                           -------------------- -----------------------
    Options outstanding at December 31, 2005                         7,905,990         $0.05-$0.32
                                                           -------------------- -----------------------
    Stock options vested and exercisable                             7,905,990         $0.05-$0.32
                                                           ==================== =======================
    Weighted average exercise price:
         December 31, 2005                                                               $0.073
                                                                                =======================

12. Commitments and contingencies:

Litigation, claims and assessment:

Satius, Inc License Agreement On August 12th, 2005 the Company was served with a complaint filed in the Court of Common Pleas, Montgomery County, Pennsylvania. The action was filed by Satius, Inc. The suit alleges breach of contract involving a Licensing Agreement with Satius dated December 18, 2003 that relates to certain of the Company's analog power products. This same licensing agreement was terminated by Satius on July 10, 2004. The suit remains in the discovery phase and as of the filing of this document, a hearing to dismiss the case is currently scheduled for May 3, 2006. No hearing is currently scheduled for the motion for preliminary injunction. The Company and its management believe that they are not in violation of the terminated license agreement and intend to defend the law suit vigorously. However, there can be no assurance that the Company will prevail on the merits of the case. Litigation of this matter will be expensive and will divert time and financial resources away from the Company's business. In addition, an unfavorable outcome in this matter would result in substantial harm and possibly severe damage to the Company.

Pro-Marketing of Texas
The Company was a defendant in a lawsuit filed by Pro-Marketing of Texas, Inc. in the Circuit Court of Pinellas County, Florida. The suit alleged breach of contract relating to a payment of a convertible debenture, with a maximum potential exposure of $100,000 plus interests costs and attorneys fees. The Company contested the claim from the outset, however, in and effort to limit legal fees associated with the action, on August 18, 2005, the Company agreed to a settlement. The settlement consisted of the issuance of 150,000 shares of restricted common stock, and cash payments totaling $60,000 to be disbursed in an amount of $2,500 per month for a period of two years, commencing on August 18, 2005.

Diversified Personnel
In September 2005, the Company became a defendant in a law suit filed by Diversified Personnel in an attempt to recover approximately $8,500 in outstanding invoices related to the Company's use of temporary labor in the Company's research & development office in California prior to the restructuring of the Company in March and April of 2005. The plaintiff received a judgment in December 2005, and the Company is paying the outstanding balance in installments.

SEC Investigation
The Securities and Exchange Commission's Division of Enforcement began an investigation in January 2001 relating to the Company's financial results and common stock performance during 2000. As a result Richard McBride, former chairman, president and chief executive officer, resigned from all positions with the Company. Further, all executives involved with the allegations were replaced during 2001 and Mr. McBride passed away in October 2001. The Company has cooperated fully with the SEC, which included the testimony of former employees, Col. Larry Hoffman (retired), and Christy Mutlu. George Bernardich and current officers and employees Douglas Bauer, CFO, and J. R. Cox, former director, have also testified before the SEC.

On February 12, 2004, the SEC's Staff advised the Company, through its counsel, that they intend to recommend that the SEC bring a civil injunctive action against the Company and certain of its current and former officers and/or directors. As it relates to the Company, the Staff alleges that:

The Company violated Section 17(a) of the Securities Act of 1933 ("Securities Act") and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 10b-5, 13a-1, 13a-11, 13a-13, and 12b-20 thereunder, and is liable for civil penalties pursuant to Section 20(d) of the Securities Act and Section 21(d)(3)(A) of the Exchange Act. The SEC's Staff, in accordance with Rule 5(c) of the Commission's Rules of Informal and Other Procedures, 17 C.F.R. ss.202.5(c), afforded the Company the opportunity to make a Wells Submission" regarding the Staff's intended recommendations. The Company retained its counsel to prepare such a Wells Submission on behalf of the Company, its officers, and employees, as it believed that there were meritorious factual, legal and policy reasons why the Staff's recommendation should not be followed by the Commission. The "Wells Submission" documents were prepared and submitted to the Staff near the end of March of 2004.

In June of 2004, counsel notified the Company that as a result of the Wells Submission, the staff may modify its recommendations to the Commission; however, the Company had no specific details as to what those modifications would be or whether they would be accepted by the commission. The Company, twice, in August and November of 2004, sent updated financial information to the Staff, at their request, but received no further correspondence regarding a proposed recommendation.

If the Staff's original recommendation is accepted by the Commission and a civil injunctive action were to be subsequently filed against the Company, no decision has been made at this time as to whether the Company would vigorously defend that matter, or would seek to reach a negotiated settlement. The Staff has informally advised counsel of their belief that if they were successful in litigating this matter, a civil penalty in excess of $100,000 could be imposed against the Company. However, counsel believes that there are numerous mitigating factors which could cause this amount to be reduced, even if the Company's efforts to defend the suit were unsuccessful. Therefore it is impossible at this time to estimate the likelihood of an unfavorable outcome, or to estimate the amount of any such loss from this matter.

Before any final determination was made with regard to the aforementioned investigation, the Staff notified the Company that it wanted to review additional documentation. This request pertained to a purchase contract the Company entered with Universal General Corporation, LLC (UGC), on September 17, 2004 and the subsequent shipment of products to UGC on November 15, 2004. The Company has, through its counsel, fully cooperated with this additional request, and has provided the documents and financial information sought. In addition, certain current and former officers and employees have provided testimony and/or interviews to the Staff with regard to UGC. The Company has been advised by the Staff that the investigations of both items are complete, and the Company anticipates that the Commission will render a decision in this matter in the relatively near future.

13. Earnings per common share computations:

                                                                    2005                 2004                  2003
                                                             -----------------     -----------------     -----------------
        Net loss                                             $     (5,848,754)     $     (5,123,771)     $     (4,023,827)
        Preferred stock dividends                                          (-)              (27,308)                    -
                                                             -----------------     -----------------     -----------------
        Loss applicable to common shareholders               $     (5,848,754)     $     (5,151,079)     $     (4,023,827)
                                                             =================     =================     =================

        Weighted average common shares:
           Basic                                                    3,776,744             2,980,452             1,565,174
           Diluted shares                                           3,776,744             2,980,452             1,565,174
                                                             =================     =================     =================

       Basic income (loss) per common share                  $          (1.55)     $          (1.73)     $          (2.57)
                                                             =================     =================     =================

       Diluted income (loss) per common share                $          (1.55)     $          (1.73)     $          (2.57)
                                                             =================     =================     =================


13. Earnings per common share computations:

The table above excludes 141,984 warrants, 158,120 stock options to purchase common stock and 422,222 shares into which notes payable are convertible as such items would have an anti-dilutive effect on earnings per share of 2005.

14. Recent accounting standards:

In November 2004, the FASB issued SFAS No. 151, INVENTORY COSTS The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any significant impact on the Company's current financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153,  EXCHANGES OF NONMONETARY ASSETS
- AN AMENDMENT OF APB NO. 29 ACCOUNTING FOR NONMONETARY TRANSACTONS, which is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The adoption of SFAS No. 153 is not expected to have any impact on the Company's current financial condition or results of operations.

In December 2004, the FASB revised its SFAS No. 123 ("SFAS No. 123R"), SHARE-BASED PAYMENTS. The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. The provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after December 15, 2005, with early adoption encouraged. The Company is currently evaluating the effects of adoption of this standard in the first quarter of 2006.

In February 2006,  the FASB issued  Statement of Financial  Accounting  Standard
(SFAS) No. 155 (SFAS No. 155), ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS--AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. Prior to fair value measurement, however, interests in securitized financial assets must be evaluated to identify interests containing embedded derivatives requiring bifurcation. The amendments to SFAS No. 133 also clarify that interest-only and principal-only strips are not subject to the requirements of the SFAS, and that concentrations of credit risk in the 10 form of subordination are not embedded derivatives. Finally, SFAS No. 155 amends SFAS No. 140, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

14. Recent accounting standards (continued):

SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company does not anticipate that the adoption of this statement to have a material impact on its consolidated financial statements.

15. Discontinued Operations:

During the quarter ended March 31, 2005, the Company formalized a plan to dispose of its Hotel/MDU products segment. The plan included the termination of all employees associated with the segment, and the closing of the Company's sales office in South Carolina. At the end of the quarter ended June 30, 2005, the plan had been implemented and the Company had secured an agreement with an outside party to sell the remaining installation and monthly service contracts.

Operating results for the discontinued segment have been reported separately as discontinued operations in the consolidated statements of income for all periods presented. Following are the components of the amounts disclosed:

Assets and Liabilities of Discontinued Operation

                                                                       December 31,

                                                               2005                  2004
                                                           -----------------      -----------------
 Total Assets related to discontinued operations
           Accounts Receivable                                        16,588               137,904

 Total Liabilities related to discontinued operations
           Accounts Payable                                          155,128                84,603


 Loss from Discontinued Operations
                                                                                      Year Ended
                                                                                      December 31,

                                                                 2005                    2004                     2003
                                                           -----------------       ------------------       -----------------

 Net Revenues                                              $         118,030       $          380,655       $               -
 Cost of Goods Sold                                                  113,614                  242,039                       -
                                                           -----------------       ------------------       -----------------
      Gross Profit                                                     4,416                  138,616                       -

 Operating Expenses                                                  186,142                  303,038                       -
                                                           -----------------       ------------------       -----------------

 Net Loss                                                  $        (181,726)      $         (164,422)      $               -
                                                           =================       ==================       =================

 16. Quarterly Information (unaudited):

                                                             March               June             September           December
                                                      ------------------  -----------------   -----------------  ------------------
                   2005
            Net sales                                 $         427,434   $        504,194    $        223,945   $         115,473
            Gross profit                                        112,252            151,805              87,416              (6,839)
            Net loss                                         (2,024,050)        (1,175,603)           (941,023)         (1,708,078)
            EPS                                                   (0.59)             (0.33)              (0.23)              (0.40)

                   2004
            Net sales                                           351,199            559,713             196,538             283,725
            Gross profit                                        136,833            215,548              66,626             106,869
            Net loss                                           (862,114)        (1,012,194)         (1,561,174)         (1,688,289)
            EPS                                                   (0.32)             (0.36)              (0.51)              (0.54)


17. Subsequent events:

On March 16, 2006, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement"), with several accredited investors (collectively the "Purchasers"), under which the Company agreed to issue and sell to the Purchasers in a private placement up to $4,473,933 aggregate principal amount of convertible debentures ("Debentures"), including $1,373,933 of existing debt being converted into the Debentures, and warrants to purchase common stock (the "Warrants") for an aggregate of up to $3,100,000 (the "Proceeds"). All the closing conditions have been satisfied on March 23, 2006. On March 23, 2006 the Company received a portion of the Proceeds in the amount of $2,563,572 net of $136,428, which was paid from the Proceeds as payment for commissions and expenses and $87,428 as repayment of certain creditors pursuant to the Purchase Agreement. Furthermore, on March 27, 2006, the Company received $250,000 and on March 29, 2006 the Company received a final disbursement of the Proceeds in the amount of $150,000, for a total aggregate amount of the Proceeds of $3,100,000 disbursed to the Company. The Company intends to pay a portion of the Proceeds as a broker's fee with respect to the sale of the Debentures and Warrants to the Purchasers, and to use the net available proceeds for general corporate and working capital purposes. A full description of the terms and conditions of the transaction, including the offering documents, was filed with the Securities & Exchange Commission on Form 8K on March 22, 2006.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.    Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

                 Nature of Expense                             Amount
                 -----------------                       -------------
        SEC registration fee                             $     680.45
        Accounting fees and expenses                        25,000.00*
        Legal fees and expenses                             25,000.00*
                                                         -------------
                              TOTAL
                                                         $  50,680.45*
                                                         =============

             * Estimated

Item 26.    Recent Sales of Unregistered Securities

Common Stock

On February 1, 2005, the Company issued 250,000 shares of restricted common stock to an employee in accordance with his employment contract. The shares were valued at $45,000, based on the closing market price of the Company's common stock on the date of issuance. The amount was fully expensed during the period ended March 31, 2005.

On March 31, 2005, the Company issued 700,000 shares of restricted common stock to the members of the Board of Directors in accordance with the Board of Directors compensation resolution approved on October 15, 2003. The value of the compensation was $77,000, based on the closing market price of the Company's common stock on the date of issuance. The cost is being amortized over the fiscal year 2005 beginning January 1, 2005 and ending December 31, 2005.

On March 31, 2005, the Company issued 300,000 shares of restricted common stock to the Company's interim Chief Executive Officer, Mark Meagher. Mr. Meagher was originally hired by the Company's Board of Directors as a consultant and 50,000 shares were issued pursuant to his consulting agreement effective February 10, 2005. The shares were valued at $6,500, based on the closing market price of the Company's common stock on the effective date of the agreement. The remaining 250,000 shares were issued pursuant to Mr. Meagher's interim employment agreement effective March 4, 2005. The shares were valued at $30,000, based on the closing market price of the Company's common stock on the effective date of the employment agreement.

During the three month period ended September 30, 2005, the Company received net proceeds of $1,161,289 from the sale of common stock through a private equity offering exempt from registration under 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The offering was priced at $.063 per share, resulting in the issuance of 20,542,325 shares of common stock. In addition, investors received warrants to purchase additional 4,108,465 shares of common stock, exercisable at $.25 per share, with five year expiration. The securities underlying the offering included registration rights. (See note 8 to the financial statements).

On May 17, 2005, the Company issued 2,600,000 shares of restricted common stock, valued at $211,500, to employees as part of the restructuring of management and employee employment contracts. The shares for each issuance were valued at the closing market price of the Company's common stock on the day the shares were earned or the day the issuance was granted. The entire amount was expensed during the quarter ended September 30, 2005. Of the total, 50,000 shares were valued at $.22 per share; 200,000 shares were valued at $.18 per share; and 2,350,000 were valued at $.07 per share.

On May 17, 2005, the Company issued 2,748,268 shares of restricted common stock, valued at $293,861, in conjunction with severance agreements for former officers and employees of the Company. 2,500,000 shares were issued to two former officers in accordance with negotiated severance agreements approved by the Company's Board of Directors. The shares were valued at $275,000, or $.11 per share, based on the closing market price of the Company's stock on the date the agreements were approved. An accrual for the entire amount was recorded during the quarter ended March 31, 2005 and was fully expensed during the same period and classified as restructuring expense. The remaining 248,268 shares, valued at $18,861, were issued to former employees in accordance with their separation agreements. The former employees were assigned to operational segments that were discontinued by the Company during the 1st quarter ended March 31, 2005, and therefore, the total expense was recorded during the 2nd quarter ended September 30, 2005, in the Discontinued Operations classification in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

On May 17, 2005, the Company issued 100,000 shares of restricted common stock, valued at $8,000, or $.08 per share, as payment of interest owed on a note payable issued on February 18, 2005, in accordance with the terms of the note ( see note 6 to the financial statements). The shares were valued at the closing market price of the Company's common stock on the date the note was repaid.

On August 3, 2005, the Company issued 100,000 shares of restricted common stock, valued at $7,000, or $.07 per share, to the Company's former interim Chief Executive Officer, Mark Meagher. Mr. Meagher received these shares as compensation for extending his consulting agreement for an additional 45 days. The shares were valued at the closing market price of the Company's common stock on the date they were granted.

On August 17, 2005, the Company issued 150,000 shares of restricted common stock to an entity in conjunction with the settlement of a law suit. (See note 10 to the financial statements). The shares were valued at $10,500, based on the closing market price of the Company's common stock on the date of issuance. The amount was fully expensed during the period ended December 31, 2005.

On November 2, 2005, the Company issued 4,200,000 shares of common stock to class participants in conjunction with the settlement of a class action law suit in May of 2003 (See Note 8 "Litigation Settlement").

On January 17, 2006, the Company issued 1,800,000 shares of common stock to plaintiffs various attorneys in conjunction with the settlement of a class action law suit in May of 2003 (See Note 8 "Litigation Settlement").


On January 17, 2006, the Company issued 1,420,000 shares of restricted common stock for payment of interest, in lieu of cash, relating to various notes payable that were outstanding at December 31, 2005. The shares were valued at $61,070, based on the closing market price of the Company's common stock corresponding to the date of each note.

On January 30, 2006, the Company issued 379,097 shares of restricted common stock in conjunction with a litigation settlement. The shares were valued at $15,164, based on the closing market price of the Company's common stock on the effective date of the agreement; December 12, 2005.

On February 14, 2006, the Company issued 2,676,471 shares of restricted common stock in conjunction with exercise of outstanding warrants from which it received proceeds in the amount of $133,824. The warrants were re-priced and exercisable at $.05 per share based on the approval of the Company's Board of Directors.

On February 22, 2006, the Company issued 20,651,411 shares of common stock in conjunction with a private equity offering for the sale of common stock exempt from registration under 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The offering was priced at $.0225 per share, and the Company received gross proceeds, before issuance costs of $464,657.


On March 7, 2006, the Company issued 898,100 shares of restricted common stock, in lieu of cash, for payment for raw materials inventory and for rent for the Company's distribution warehouse in Clearwater, Florida. The shares were valued at $44,905, based on the closing market price of the Company's common stock on the effective date of the agreement, November 30, 2005.

On March 7, 2006, the Company issued 421,500 shares of restricted common stock for financing fees owed in conjunction with a finder's fee agreement relating to the Company's December 2005 private equity placement. The shares were valued at $11,855, based on the terms of the finder's fee agreement.

On March 7, 2006, the Company issued 500,000 shares of restricted common stock to employees in the form of stock compensation. The shares were valued at $15,000, based on the closing market price of the Company's common stock on date the grant was approved.

On March 16, 2006, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement"), with several accredited investors (collectively the "Purchasers"), under which the Company agreed to issue and sell to the Purchasers in a private placement up to $4,473,933 aggregate principal amount of convertible debentures ("Debentures"), including $1,373,933 of existing debt being converted into the Debentures, and warrants to purchase common stock (the "Warrants") for an aggregate of up to $3,100,000 (the "Proceeds"). All the closing conditions have been satisfied on March 23, 2006, and as a result of several disbursements pursuant to the Purchase Agreement, the Company received a total aggregate amount of the Proceeds of $3,100,000 disbursed to the Company, net of certain expenses.

All of our securities issued in the foregoing transactions were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder. With respect to the sale of the Units described above, the Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to
Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder since, among other things, (1) the transaction did not involve a public
offering,   (2)  the  investors  were  accredited   investors  and/or  qualified
institutional buyers, (3) the investors had access to information about the Company and their investment, (4) the investors took the securities for investment and not resale, (5) the Company took appropriate measures to restrict the transfer of the securities, and (6) no commissions were paid in connection with the placement and/or sale of the securities.

Preferred Stock Issuance

         Series A


Preferred Stock Conversion

         Series A -

     All of the above unregistered issuances of securities were made pursuant to the exemptions from registration requirements provided by Section 4(2) of the Securities Act, Regulation S and/or Rule 506, promulgated thereunder.

     Except as expressly set forth above, for transactions exempt from registration under Rule 506, the individuals and entities to whom we issued securities are unaffiliated with us. For each of such sales, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act. Each of the above security holders who were not our executive officers represented that the are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment. Furthermore, all of the above-referenced persons had access to our Securities and Exchange Commission filings.

     None of the purchasers who received shares under Regulation S are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.


Item 27.    Exhibits


3(i).1 Articles of Restatement of the Articles of Incorporation of PowerLinx, Inc., dated February 25, 2003. (Incorporated by reference to Annual Report for the fiscal year ended December 31, 2001, filed with the SEC on Form 10KSB/A. on January 16, 2003)

3(i).2 Amendment to the Articles of Incorporation increasing authorized Common Stock from 250,000,000 to shares. (Incorporated by reference to current report filed on Form 8-K with the Securities and Exchange Commission on 400,000,000, March 22, 2006).

3(i).3 Amendment to the Articles of Incorporation changing the Company's name from Seaview Video Technology, Inc. to PowerLinx, Inc. (Incorporated by reference to current report filed on Form 8-K with the Securities and Exchange Commission on March 16, 2004).

3(ii) Bylaws of the Company. (Incorporated by reference to annual report filed on Form 10-KSB with the Securities and Exchange Commission on April 15,
        2005).

4.1 Certificate of designation of Series A Preferred Stock. (Incorporated by reference to our current report filed on Form 10KSB with the Securities and Exchange Commission on March 16, 2004).

5.1     Consent of Sichenzia Ross Friedman Ference LLP. *

10.1 Form of Securities Purchase Agreement dated as of March 7, 2006. (Incorporated by reference to current report filed on Form 8-K with the Securities and Exchange Commission on March 22, 2006).

10.2 Form of Warrant issued March 22, 2006 (Incorporated by reference to current report filed on Form 8-K with the Securities and Exchange Commission on March 22, 2006).

10.3 Form of Debenture issued March 22, 2006 (Incorporated by reference to current report filed on Form 8-K with the Securities and Exchange Commission on March 22, 2006).

10.4 Form of Registration Rights Agreement dated as of March 22, 2006 (Incorporated by reference to current report filed on Form 8-K with the Securities and Exchange Commission on March 22, 2006).

10.5 Form of Security Agreement dated March 7, 2006 (Incorporated by reference to current report filed on Form 8-K with the Securities and Exchange Commission on March 22, 2006).

10.6 Form of Collateral Agency Agreement dated March 7, 2006 (Incorporated by reference to current report filed on Form 8-K with the Securities and Exchange Commission on March 22, 2006).

10.7 Form of Copyright Security Agreement dated March 7, 2006 (Incorporated by reference to current report filed on Form 8-K with the Securities and Exchange Commission on March 22, 2006).

10.8 Form of Patent and Trademark Security Agreement dated March 7, 2006 (Incorporated by reference to current report filed on Form 8-K with the Securities and Exchange Commission on March 22, 2006).

10.9 Employment agreement by and between Michael Tomlinson and the Company, dated September 23, 2005.*

10.10 Employment agreement by and between Douglas Bauer and the Company, dated September 23, 2005.*

21.1    List of Subsidiaries.*

23.1    Consent of Aidman, Piser & Company, P.A.*

23.2    Consent of Sichenzia Ross Friedman Ference LLP (included in exhibit 5.1)
        *

24.1    Powers of Attorney (Included on the signature page hereto).

-----------------------------------------
* Filed herewith
+ Management contract or compensatory plan, contract or arrangement

Item 28.    Undertakings

A. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

                (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in St. Petersburg, Florida on June 20, 2006.

                                    POWERLINX, INC.


                               By: /s/ Michael Tomlinson
                                   -------------------------------------
                                   Michael Tomlinson
                                   Chief Executive Officer



                               By: /s/ Douglas Bauer
                                   -------------------------------------
                                   Douglas Bauer
                                   Chief Financial Officer and
                                   Principal Accounting Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Michael Tomlinson, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In  accordance   with  the   requirements   of  the  Securities  Act,  this
Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

         Signature                     Title                      Date
---------------------------   ------------------------------      --------------
 /s/ Michael Tomlinson        Chief Executive Officer and         June 20, 2006
---------------------------   Director
Michael Tomlinson

/s/ James Williams            Chairman of the Board and           June 20, 2006
---------------------------
James Williams                Director

/s/ William B. Edwards        Director                            June 20, 2006
---------------------------
William B. Edwards

/s/ Francisco Sanchez         Director                            June 20, 2006
---------------------------
Francisco Sanchez

/s/ Martin Traber             Director                            June 20, 2006
---------------------------
Martin Traber

/s/ Bradford M. Gould         Director                            June 20, 2006
---------------------------
Bradford M. Gould

/s/ Myles J. Gould            Director                            June 20, 2006
---------------------------
Myles J. Gould

/s/ Ted Shalek                Director                            June 20, 2006
---------------------------
Ted Shalek